As filed with the Securities and Exchange Commission on May 17, 1996
                                                     Registration No.  33-96554

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                     --------------------------------------
                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                            THE SECURITIES ACT OF 1933
                -------------------------------------------------


                          INDUSTRIAL TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

                         -------------------------------
                                   3571
     DELAWARE                      3823                               04-2956252
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                         -------------------------------
                                One Trefoil Drive
                               Trumbull, CT 06611
                                 (203) 268-8000
    (Address,      including zip code, and telephone number, including area
                   code, of registrant's principal executive office)

                              --------------------
                                GERALD W. STEWART
                             Chief Executive Officer
                                One Trefoil Drive
                               Trumbull, CT 06611
                                 (203) 268-8000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              --------------------
                                   Copies to:
                           W. Parker Seeley, Jr., Esq.
                                Seeley & Berglass
                                 3695 Post Road
                               Southport, CT 06490
                                 (203) 256-3250

                              --------------------
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities act of 1933, please check the following box [X]

     Calculation of the Registration fee is on page 000002.

     Exhibits Index is located on page 000092.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                                                                        CALCULATION OF REGISTRATION FEE

 Title of each class          Amount to be registered  Proposed maximum price        Proposed maximum            Amount of
 of securities to be                                        per share (1)      aggregate offering price (1)   registration fee
 registered
 Issued and outstanding
 Shares of Common Stock, par
 value $.01 per share (2)                   3,913,612                   $1.61                    $6,310,209          $2,175.93

 Class C Common Stock
 Purchase Warrants                          2,200,000                    0.10                       220,000              75.86

 Class D Common Stock
 Purchase Warrants                          2,200,000                    0.01                        22,000               7.59
 Common Stock issuable upon
 exercise of Class C
 Warrants (3)                               1,100,000                    2.00                     2,200,000             758.62

 Common Stock issuable upon
 exercise of Class D
 Warrants (3)                               1,100,000                    2.00                     2,200,000             758.62

 Common Stock issuable upon
 exercise of Class A and
 Class B Warrants (3)                       1,380,000                    2.00                     2,760,000             951.72
 Common Stock issuable upon
 exercise of
 Representatives' Warrants                     60,000                    2.00                       120,000              41.38
 (4)

 Common Stock issuable upon
 exercise of new Lender's
 Warrant (4)                                  100,000                    2.00                       200,000              68.97

 Common Stock issuable upon
 exercise of Other Warrants
 (4)                                          144,807                    2.00                       289,614              99.87
 Common Stock issuable upon
 exercise of existing
 Options reserved for
 issuance under the 1985
 Stock Option Plan                             62,500                    2.00                       125,000              43.10

 Common stock issuable upon
 exercise of existing
 Options  reserved for
 issuance under the 1991
 Stock Option Plan                            520,000                    2.00                     1,040,000             358.62

 Total                                     12,780,919                     ---                   $15,486,822          $5,340.28*

     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (g).

     (2) As originally filed there were included 2,700,000 shares at $2.00 per share. There have been added 1,213,612 shares at $.75, bringing the average maximum price per share to $1.61.

     (3) Pursuant to Rule 416, the Registration Statement also relates to an undeterminate number of additional shares of Common Stock issuable upon exercise of the Class C and Class D Common Stock Purchase Warrants, and the Lender's Warrant, pursuant to anti-dilution provisions contained such Warrants, which shares of Common Stock are registered hereunder.

     (4) See "DESCRIPTION OF SECURITIES".

         * Previously paid


     The Information to be provided in Part I, Items 1-12, of the Form S-1 Registration Statement is contained in the Prospectus, a copy of which follows immediately after the Cross-Reference Table on pages (iii) and (iv), which cross references the Items 1-12 in Form S-1 to their whereabouts in the Prospectus.

     The material to be provided in Part II Items 13 through 17 of the Form S-1 follows the section of the Prospectus in which the Financial Statements are set out (pages F through F-26).

                                      (ii)

                              CROSS REFERENCE SHEET

                   (Pursuant to Item 501(b) of Regulation S-K)


     Item Number Form S-1                              Caption and Subcaption in Prospectus
     --------------------                              ------------------------------------
 1.  Forepart of Registration Statement and Outside    Outside Cover Page
          Front Cover Page of Prospectus

 2.  Inside Front and Outside Back Cover Pages of
          Prospectus                                   Inside Cover Page; Outside Back Cover Page

 3.  Summary Information, Risk Factors, and Ratio of   Prospectus Summary; Risk Factors; Ratio of Earnings
          Earnings to Fixed Charges                    to Fixed Charges - Not Applicable

 4.  Use of Proceeds                                   Use of Proceeds

 5.  Determination of Offering Price                   Cover Page

 6.  Dilution  Not Applicable

 7.  Selling Security Holders                          Principal and Selling Stockholders

 8.  Plan of Distribution                              Outside Front Cover Page

 9.  Description of Securities to be Registered        Outside Front Cover Page; Securities Covered by this Prospective;
                                                       Description of Securities

10.  Interests of Named Experts and Counsel            Not Applicable

11.  Information with Respect to the Registrant:

     (a)  Description of Business                      Business

     (b)  Description of Property                      Business - Facilities

     (c)  Legal Proceedings                            Not Applicable

     (d)  Certain Market Information                   Market Price of Common Stock

     (e)  Financial Statements                         Consolidated Financial Statements

     (f)  Selected Financial Data                      Selected Consolidated Financial Data

     (g)  Supplementary Financial Information          Not Applicable

     (h)  Management's Discussion and Analysis         Management's Discussion and Analysis of Financial Condition and
                                                       Results of Operations

     (I)  Disagreements with Accountants               Not Applicable

     (j)  Directors and Executive Officers             Management and Certain Security Holders - Directors and
                                                       Executive Officers

     (k)  Executive Compensation                       Management and Certain Security Holders - Remuneration



                                      (iii)


     (l)  Security Ownership of Certain Beneficial
          Owners and Management                        Principal and Selling Stockholders

     (m)  Certain Relationships and Related
          Transactions                                 Not Applicable

12.  Statement as to Indemnification                   Statement as to Indemnification




                    The Table of Contents for the Prospectus
                          is located at page 53 hereof
                                             --



                                      (iv)

PROSPECTUS DATED May     , 1996


                          INDUSTRIAL TECHNOLOGIES, INC.

                        8,380,919 shares of Common Stock
                       2,200,000 Class C Purchase Warrants
                       2,200,000 Class D Purchase Warrants

     This Prospectus may be used by persons who (a) have received the above-described shares of Common Stock and Warrants in prior private transactions and (b) who may receive shares of Common Stock upon the exercise of the above-referenced and other Warrants and certain Stock Options, and who may wish to sell such securities in transactions in which they may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 (herein collectively called the "Selling Stockholders").

     This Prospectus relates to: (1) 8,380,919 shares of Common Stock, par value $.01 per share (the "Common Stock"); (2) 2,200,000 Class C redeemable Common Stock Purchase Warrants (the "Class C Warrants"); and (3) 2,200,000 Class D redeemable Common Stock Purchase Warrants (the "Class D Warrants"). Of the 8,380,919 shares of Common Stock offered by this Prospectus, 3,913,612 shares are issued and outstanding as of the date of this Prospectus, and 4,467,307 shares are reserved for issuance upon exercise of: Class A Purchase Warrants (690,000), Class B Purchase Warrants (690,000), Class C Purchase Warrants (1,100,000), Class D Purchase Warrants (1,100,000), the Representatives' Warrants (60,000), New Lender's Warrants (100,000), other Warrants (144,807), and existing grants and prospective grants under the 1985 Incentive Stock Option Plan (62,500) and the 1991 Stock Option Plan (520,000).

     The securities the subject of this Prospectus will be sold by the Selling Stockholders, at prevailing market prices, who will receive the proceeds without any reduction for "discounts or underwriting commissions".

     The Company has informed the Selling Stockholders that the anti-manipulative rules under the Securities Exchange Act of 1934, Rules 10b-2, 10b-6 and 10b-7, may apply to their sales in the market, and the Company has furnished the Selling Stockholders with a copy of these rules. The Company has also informed the Selling Stockholders of the need for delivery of copies of this Prospectus. The Company will pay all expenses in connection with this offering, which expenses are estimated to be approximately $150,000.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS". THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



     The Company's Common Stock is traded on the NASDAQ Electronic Market under the symbol "INTI" and on the Boston Stock Exchange under the symbol "ITI". On May 11, 1996, the closing bid price of the Common Stock was $0.875. See Section of this Prospectus entitled, "PRICE RANGE OF COMMON STOCK".


     No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                    This Prospectus is dated May      , 1996

                              AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Securities being offered by this Prospectus (including all exhibits and amendments hereto, the "Registration Statement"). This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto, to which reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to summarize the material provisions of such documents, but are not necessary complete; with respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved.

     The Registration Statement and the exhibits and schedules thereto may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and will also be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and 5670 Wilshire Boulevard, 11th Floor, Los Angeles, CA 90036. Copies of such material may also be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates.

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, is required to file periodic reports and other information with the SEC which may be inspected and copied at the public reference facilities set forth above.

     The Company's securities are traded on the NASDAQ Electronic Market and they are listed on the Boston Stock Exchange, where copies of the reports, proxy statements, and other information filed with the Commission may be inspected.



                                       (2)

                               PROSPECTUS SUMMARY

     The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the detailed information and financial statements that appear elsewhere in this Prospectus.


                                  RISK FACTORS

          The Securities offered hereby involve a high degree of risk. See "RISK FACTORS".

                                   THE COMPANY

     Industrial Technologies, Inc. (the "Company"), develops censoring, monitoring, processing and inspection technologies that operate under the demanding factory floor conditions encountered in a range of industries. The Company believes that, compared to its competitors, it offers the broadest range of surface inspection technologies available for flaw detection based on sophisticated signal and digital image processing technologies. Its customers include web process manufacturers of paper, plastics, film, photosensitive materials, steel, aluminum, glass and rubber products, and their subsequent converting operations. The Company's innovative solutions help industrial firms to increase yields, improve product reliability, and diminish costs associated with defects, thereby allowing such firms to become more competitive in world markets.

     The Company operates three business components. The largest business component, operated as the Surface Inspection Division, offers a family of standard inspection systems used in web process and converting industries for control of intermediate processing and final inspection of finished material.

     The second business component, operated as the Amdex Computer Division, offers a full line of industrial-strength packaged processors, computer displays, and peripherals designed to operate under harsh temperature, humidity and shock conditions found in factory environments. The Company's industrial computers are integrated into the inspection systems delivered by the Company.

     The third business component is a contract development service providing customized design and production of automated inspection and measurement systems for industrial customers who require advanced use of the Company's core technology for a specialized module, instrument or system. The majority of the development projects pursued by the Company have the potential to yield products that the Company can commercialize and market.

     The Company sells its products both domestically and internationally, with more than half of its revenues being generated from international markets. A sales and service operation located on the outskirts of Brussels, Belgium, coordinates the sale and distribution of all of the Company's products in Europe and maintains a local inventory and an application laboratory. The Company also has distributors and representatives in the Pacific Rim, South America, the Middle East, and Africa. Domestically, the Company sells its products directly through its own sales force, based in Trumbull, Connecticut, and through representatives located throughout North America.

     The Company maintains its principal executive offices at One Trefoil Drive, Trumbull, Connecticut 06611, and its telephone number is (203) 268-8000.

     The Company's Common Stock and its Class A and Class B Warrants are listed on NASDAQ and the Boston Stock Exchange.



                                       (3)

                                  THE OFFERING
Securities Offered
  by the Company..........    A maximum of 4,467,307 shares of Common Stock to
                              be sold:

                              690,000 shares at $8.00 per share upon exercise of existing Class A Warrants to purchase Common Stock.

                              690,000 shares at $12.00 per share upon exercise of existing Class B Warrants to purchase Common Stock. 1,100,000 shares at $.31 per share upon exercise of existing Class C Warrants to purchase Common Stock (exercise price subject to adjustment).

                              1,100,000 shares at $1.76 per share upon exercise of existing Class D Warrants to purchase Common Stock (exercise price subject to adjustment).

                              60,000 shares at $7.80 per share upon exercise of the Representatives' Warrant to purchase Common Stock. 100,000 shares at $2.00 per share upon exercise to the New Lender's Warrant to purchase Common Stock.

                              71,113 shares at $12.00 per share, upon exercise of a group of other warrants to purchase Common Stock held by 91 persons.

                              73,694 shares at prices varying from $1.31 per share to $8.69 per share, upon exercise of another group of warrants to purchase Common Stock held by 6 persons.

                              62,500 shares reserved for issuance under the 1985 Incentive Stock Option Plan, of which 48,455 shares are the subject of outstanding grants at $1.31 per share.

                              520,000 shares reserved for issuance under the 1991 Stock Option Plan, of which 289,945 shares are the subject of outstanding grants at prices ranging from $1.25 per share to $4.50 per share.

Securities Offered by
     Selling Stockholders..   A maximum of 3,913,612 shares of Common Stock.

                              A maximum of 4,400,000 Warrants: 2,200,000 Class C Warrants and 2,200,000 Class D Warrants

Common Stock Outstanding:

     Before Offering
     inclusive of 3,913,612
     shares held by
     Shareholders and
     included in this
     Offering..........       5,218,298  shares


                                       (4)

     After Offering
     (assuming the exercise
     of all Warrants, and all
     Options which are
     or may be granted under
     existing Plans................12,780,919 shares



Trading Information:

  Common Stock                                Class A Warrants
    NASDAQ Symbol............     INTI         NASDAQ Symbol.........      INTIW
    Boston Stock                               Boston SE Symbol........     INIW
    Exchange Symbol..........     ITI         Class B Warrants
                                               NASDAQ Symbol.........      INTIZ
                                               Boston SE Symbol........     INIZ


                                       (5)

                                  Use of Proceeds

     The Company will not receive any of the proceeds from the sale of Common Stock or Warrants offered by the Selling Stockholders.

     The Company will receive the proceeds of the exercise of the Warrants and the Stock Options. The Company anticipates that some of the Class C Warrants may be exercised in the near future, but that none of the Class A, Class B, or Class D Warrants will be exercised in the near future. Any proceeds from the exercise of the "C" Warrants, received by the Company, will serve to reimburse the Company for the expense of preparing and filing the Registration Statement (and any amendments thereto), in preparing the Prospectus, and for the expenses related to the distribution of the Prospectus. Any excess net proceeds will be used by the Company for working capital purposes.

                       Summary Consolidated Statement of Operations Data

                             Three Months
                                Ended                                      Years Ended
                             ------------ --------------------------------------------------------------------------
                             December 31, September 30,   September 30,  September 24, September 25,   September 27,
                                1995         1995              1994          1993          1992            1991
                             ------------ ------------    ------------   ------------   ------------   -------------
                             (unaudited)
Net Sales                    $ 1,647,469  $ 9,073,432    $ 6,640,230    $ 7,088,230     $ 5,777,542    $1,295,812
Gross profit (loss)              803,334    4,151,427      3,303,721      3,505,697       2,474,653        (6,589)
Operating profit (loss)         (110,412)     579,015       (317,225)    (1,442,873)     (1,355,967)     (733,672)
Net income (loss)               (136,855      370,735       (396,264)    (1,754,345)     (1,396,746)     (767,916)
Net income (loss)
   per common share          $      (.03) $       .10    $     (0.15)(1)$     (0.70)    $     (0.64)   $    (0.55)
Weighted Average shares
   outstanding                 5,218,298    3,880,571      2,556,760      2,500,947       2,179,018     1,392,933

    (1) During fiscal 1994, the Company and certain of its creditors entered into agreements to reduce amounts payable to the such creditors. The debtors were offered and accepted a one payment immediate settlement to close out the existing payables. The gain on settlements of outstanding payables totaled $300,327 and is reported as an extraordinary item in the 1994 consolidated statement of operations. Before the extraordinary item the loss was $(696,591), and loss per share was $(.27) for the fiscal year ended September 30, 1994.

                                                   (6)



                                       Summary Consolidated Balance Sheet Data


                              --------------------------------------------------------------------------------------------
                              December 31,     September 30,   September 30,   September 24,  September 25,  September 27,
                                 1995              1995              1994          1993           1992           1991
                              -----------      -------------   -------------   -------------  ------------   -------------
                              (unaudited)

Working capital (deficit)     $ 1,106,519    $  1,166,128   $  (1,079,942)  $  (1,120,051)  $   1,233,803  $ 2,828,058

Total assets                    7,605,508       7,849,610       8,105,378       8,226,944      10,743,439    3,874,987

Long-term obligations             180,000         180,000          80,170(1)    1,654,169       3,588,168    ---------

Total liabilities               3,073,947       3,181,194       5,072,633(1)    6,297,935       7,260,085      869,887

Stockholders' equity          $ 4,531,561   $   4,668,416(2)$   3,032,745   $   1,929,009   $   3,483,354  $ 3,005,100

   (1) On September 1, 1994, the Company converted $1,500,000 of subordinated Notes into 500,000 shares of common capital stock.

   (2) The increase in the Stockholders' equity was attributable in large part to the receipt by the Company of the net proceeds of approximately $1,300,000 for its private placement of 2,000,000 Units of Common Stock, Class C Warrants, and Class D Warrants, and to the net income of $370,735 for the year.

                                       (7)

                                  RISK FACTORS


     The following factors should be considered carefully in evaluating the Company and its business.

     Past and Current Losses, and Erosion of Stockholder's Equity.  The Company
     -------------------------------------------------------------
recognized substantial net losses for each of the fiscal years ended September 25, 1992, September 24 , 1993, and September 30, 1994. As a result of its losses, the Company had, as of September 30, 1994, an accumulated deficit of $8,948,773. The Company had a net loss in the first quarter of 1996, and its stockholders equity was $4,531,561 at the end of the first quarter of 1996. There can be no assurance that the Company will regain profitability and that its stockholders equity will not erode again. See other "RISK FACTORS" below; and "SELECTED CONSOLIDATED FINANCIAL DATA"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"; "BUSINESS"; and "CONSOLIDATED FINANCIAL STATEMENTS."

     Limitation on Net Operating Loss Carryforwards for Tax Purposes.  The
     --------------------------------------------------------------------
Company had a net operating loss carryforward at the end of its taxable year September 30, 1995. Section 382(b) of the Internal Revenue Code of 1986, as amended, and other provisions of the Code significantly limit the amount of the Company's losses that may be carried forward, and regulate how those losses can be carried forward.

     Inability to Obtain  Adequate Bank or Institutional Financing.   All of the
     -------------------------------------------------------------
Company's capital requirements to date have been funded through the sale of its Common Stock to private investors, through the proceeds of an initial public offering, and through borrowings from a bank and private investors. The Company does not anticipate significant immediate funding as a result of the exercise of any of the Warrants or Options. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," and "RECENT DEVELOPMENTS."

     The terms of the present lending arrangements do not permit the Company to include in its borrowing base materials and inventory used for its receivables relating to non-domestic (USA) sales. Since international sales comprise two-thirds of the Company's sales, its ability to grow sales or to maintain sales at desired levels is severely impacted. There can be no assurance that the Company will be able to generate sufficient cash flow from operations to enable it to maintain desired sales levels, or that it will be able to obtain the desired financing, or that if it does locate and close such financing, that such financing will be adequate for the Company's needs.

     The Company anticipates the need to raise additional capital to fund its current operations and to enable it to grow its foreign sales, as it is unlikely that it will close on new bank or institutional financing in the near future. Such capital could take the form of a private placement of equity or a debt financing with conversion feature, and any such financing could cause a dilution in the value and the voting power of each of the presently issued and outstanding shares. See "SELECTED CONSOLIDATED FINANCIAL DATA"; "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS"; and "RECENT DEVELOPMENTS".

     Competition -  Surface Inspection  Market.   The  Company's  products  and
     ------------------------------------------
services are sold in competitive markets in the United States, Europe, and the Far East. The Company competes with a number of companies of varying sizes, including foreign companies and divisions or subsidiaries of companies larger than the Company. And the Company faces potential competition from companies who are vendors to or customers of the Company. Some of these firms have longer operating histories, more extensive facilities, and greater financial, advertising, marketing, and other resources than the Company has or may reasonably be expected to have in the foreseeable future. Competitive pressures or other factors could cause the Company's products to lose market share or result in significant price erosion which would have a material adverse effect on the Company's results of operations. See "BUSINESS - Competition."

     Competition -  Industrial Computer Division.  The principal  competitors of
     --------------------------------------------
the Company's Industrial Computer Division are IBM, Texas Micro System, ICS, Ibus, and Action Instruments, companies whose size, operating history, and extensive facilities and financial, advertising, marketing, and other resources greatly exceed those of the Company now or with in the foreseeable future. Competitive pressures or other factors could cause the Company's products to lose market share or result in significant price erosion which would have a material adverse effect on the Company's results of operations. There are also many small firms which provide products competitive with the Company's products. See "BUSINESS - Competition."

     Unpredictability  of Patent and Trademark Protection and Proprietary
     --------------------------------------------------------------------
     Technology.
     -----------

The Company has developed proprietary technology and has been granted patents and trademarks relating to some of its technology and products. The Company believes that patent and trademark protection for its products is important to its ultimate success. There can be no assurance that


                                       (8)
competitors will not independently develop similar proprietary technology, or that important patents and trademarks, if issued, will be ultimately determined to be valid or will provide adequate protection for the products, formulations or packaging to which they relate. Further, there can be no assurance that patents and trademarks issued to the Company will not be infringed upon by competitors. Even if a competitor were to infringe the Company's patents, the costs of enforcing its patent rights may be substantial or even prohibitive. In addition, there can be no assurance that the Company's proposed products will not infringe the patent rights of others. The Company may be forced to expend substantial resources if the Company is required to defend against any such infringement claims.

     Risk of Technological  Obsolescence. The surface inspection  industry is
     -----------------------------------
characterized by extensive research and development and rapid technological change. Development by others of new or improved technologies, processes or products may make the Company's products or technologies obsolete or less competitive. While the Company will continue to devote efforts and financial resources to enhance its existing technologies and to develop or acquire new technologies, there can be no assurance that the Company will be able to develop or acquire new technologies that will permit the Company's products to continue to be competitive. See "BUSINESS - Competition".

     Dependencies  on Key  Personnel.   The  Company's ability  to market
     -------------------------------
its products and to attain a competitive position will depend, in large part, on its ability to attract, retain and motivate qualified personnel. There can be no assurance that the Company will be able to attract and retain such personnel. The Company is dependent in particular upon the services of Gerald W. Stewart, its President and Chief Executive Officer. The loss of Dr. Stewart's services as an officer of the Company could have a material adverse effect on the Company. See "MANAGEMENT AND CERTAIN SECURITY HOLDERS".

     Additional Shares Eligible for Future Sale.   When the Registration
     -------------------------------------------
Statement becomes effective, all of the 5,218,298 shares of common stock, which are outstanding as of the date of the Registration Statement, are available for resale in the public market without restriction and there are in excess of 200 shareholders. When this Registration Statement becomes effective, there will be potentially a substantial number of additional shares available for free trading without restriction as a result of the issuance of shares of Common Stock upon exercise of the Warrants and Options covered by the Registration Statement. Sales of substantial amounts of shares of Common Stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the shares of Common Stock. The pressure of a significant volume of sales could have a substantial adverse effect on the price of the stock in the public market.

     Loss of Significant Customers.   Sales  to a  single customer  in each  of
     ------------------------------
the fiscal years ended September 30, 1995, and September 30, 1994, and September 24, 1993, represented 15%, 16%, and 15% respectively, of sales, and for the first three months of fiscal 1996 sales to a single customer represented approximately 16% of sales. There can be no assurance that the Company will continue to be able to locate such a substantial, single customer, or that reliance on such a large single customer will be mitigated by increased broad based sales.

     Dilution  Caused by the  Exercise of Warrants  and Options Reserved.
     -------------------------------------------------------------------
The Company has reserved for grant to employees, officers, directors and consultants 62,500 shares of its Common Stock pursuant to the Company's 1985 Stock Option Plan and 300,000 shares of its Common Stock pursuant to the Company's 1991 Stock Option Plan. At present, there are 339,700 shares of Common Stock reserved for issuance upon exercise of options granted and outstanding under these two Plans. The Company has also reserved an aggregate of 3,884,807 shares of its Common Stock for issuance upon exercise of: the Class A and Class B Warrants; other warrants; and the Class C and Class D Warrants. The existence of such Warrants and Options may prove to be a hindrance to future financings by the Company. The holders of options or warrants may exercise them at a time when the Company would otherwise be able to obtain additional equity capital on terms more favorable to the Company, thereby causing a dilution in the value of all of the outstanding shares. See "DESCRIPTION OF SECURITIES."

     Risk of Product Liability.  The marketing and sale of the Company's
     -------------------------
products entail an inherent risk of product liability, and there can be no assurance that product liability claims will not be asserted against the Company, which is a self-insurer in respect of any such claims.

     Environmental Risk  Associated with  Soil Contamination  and Other
     -------------------------------------------------------------------
     Environmental Risks. The Company's facilities are subject to numerous
     --------------------
environmental laws and regulations concerning, among other things, emissions to the air, discharges to surface and ground water, and the generation, handling, storage, transportation, treatment, and disposal of toxic and hazardous substances. Under various Federal, State and local environmental laws, ordinances, and regulations, a current or prior owner or operator of a facility may be liable for the costs of removal or remediation of hazardous or toxic substances on, in, or under the facility, typically without regard to fault. In May of 1992, Intec filed a Form III with the Connecticut Department of Environmental Protection relating to Intec's discovery of the presence of tetrachloroethylene in the soil and possible contamination at the Company's headquarters in Trumbull,

                                       (9)

Connecticut. This discovery was confirmed by a Limited Phase II Assessment performed by Enviro-Shield, Inc., in April and May of 1992. As of March 31, 1996, the Company had incurred expenses of approximately $28,000 in connection with the investigation of this matter. There can be no assurance that soil contamination will not occur and that the Company will not incur substantial additional expenses in connection with the investigation of this matter or compliance with directive orders from the State of Connecticut.

     Compliance with existing Federal, State, and local environmental laws, ordinances, and regulations is not expected to have a material adverse effect on the Company's results of operations. See "BUSINESS- Environmental Compliance."

     Limitation  on Directors' Liabilities under Delaware Law.   Pursuant to the
     --------------------------------------------------------
Company's Certificate of Incorporation and under Delaware law, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, dividend payments or stock repurchases which are illegal under Delaware law, or any transaction in which the director has derived an improper personal benefit.

     Risk of Holding  Company Structure.   The  Company is  a holding company
     ----------------------------------
which derives all of its operating income from its divisions and subsidiaries. Claims of creditors of the subsidiaries of the Company, including trade creditors, generally will have priority as to assets of such subsidiaries over the claims of the Company and the holders of indebtedness of the Company.

     Certain Anti-takeover Provisions.  Under certain circumstances, Section 203
     --------------------------------
of the Delaware General Corporation Law makes it difficult for an "interested stockholder" (generally a 15% stockholder) to effect various business combinations with a corporation for a three year period. This provision may inhibit a change of control of the Company under circumstances that could give the stockholders the opportunity to realize a premium over the then prevailing market prices.

     Absence of Dividends.  The Company has paid no dividends to its
     --------------------
stockholders since its inception and does not plan to pay dividends in the foreseeable future. Furthermore, covenants contained in certain agreements with a bank restrict the payment of cash dividends while amounts remain to be paid under those agreements. The Company intends to reinvest earnings, if any, in the development and expansion of its business. See "DIVIDENDS".

     Possible Issuance of Preferred Stock.  The Company is authorized to issue
     ------------------------------------
up to 1,000,000 shares of Preferred Stock, $.01 par value. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. No Preferred Stock is currently outstanding . However, the issuance of any such Preferred Stock could affect the rights of the holders of Common Stock, and therefore, reduce the value of the Common Stock. In particular, specific rights granted to future holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by present owners.

     NASDAQ  Maintenance Requirements;  Possible Delisting  of Securities
     --------------------------------------------------------------------
     from NASDAQ  System. Company shares of Common Stock are presently
     -----------  -------
traded on NASDAQ. The Board of Governors of the National Association of Securities Dealers, Inc. Has established certain standards for the continued listing of securities on NASDAQ. The maintenance standards require, among other things, that an issuer have total assets of at least $2,000,000 and capital and surplus of at least $1,000,000; that the minimum bid price for the listed securities be $1 per share; and that the minimum market value of the "public float" be at least $1,000,000. A deficiency in either the market value of the public float or the bid price maintenance standard will be deemed to exist if the issuer fails the individual stated requirement for ten consecutive trading days. If an issuer falls below the bid price maintenance standard, it may remain on NASDAQ if the market value of the public float is at least $1,000,000 and the issuer has $2,000,000 in equity. There can be no assurance that the Company will continue to satisfy the requirements for maintaining a NASDAQ listing. If the Company's securities were excluded from NASDAQ, it would adversely affect the prices of such securities and the ability of holders to sell them. See "MARKET PRICE OF SECURITIES."

     Penny  Stock Regulation.   In  the event that the Company  is unable to
     -----------------------
satisfy NASDAQ's maintenance requirements, trading would be conducted in the "pink sheets" or the NASDAQ's Electronic Bulletin Board. In the absence of the Common Stock being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock would be covered by Rules 15g-1 through 15g-6 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under such rules, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.
                                      (10)

     The Securities and Exchange Commission adopted regulations that generally define all penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions (such exceptions including an equity security listed on NASDAQ and an equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average revenue of at least $6,000,000 for the preceding three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

     If the Company's Common Stock were subject to the regulations as a penny stock, and in particular the requirement that broker/dealers comply with Rule 15
(g) (9), the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may: (1) restrict the ability of broker-dealers to sell the company's securities and may affect the ability of purchasers in this Offering to sell the Company's securities in the secondary market; (2) decrease the liquidity of the stock; and (3) increase the transaction cost of sales and purchases as compared to other securities not so designated. There is no assurance that trading in the Company's securities will not be subject to these or other regulations that would adversely affect the market for such securities.

     Current  Registration  Statement and  Blue  Sky Qualification  Required for
     ---------------------------------------------------------------------------
Exercise of Warrants.  In order for a holder to exercise his Warrants and  sell
- ---------------------
the shares of common stock issuable to him upon his proper exercise, there must be a current registration statement on file with the Securities and Exchange Commission, and such shares must be the subject of an effective registration statement under the state securities law where the person exercising the Warrants resides or such exercise must be exempt from registration in such state. The Company will be required to file post-effective amendments to the Registration Statement when events require such amendments. No assurance can be given, however, that the Registration Statement can be kept current. If it is not kept current for any reason, the Warrants will not be exercisable and will have no value. If the Company is unable to qualify for sale in particular states its Common Stock underlying the Warrants, holders of the Warrants residing in such states and desiring to exercise the Warrants will have no choice but to either sell the Warrants or let them expire.



                                      (11)

                               RECENT DEVELOPMENTS
Private Offering (1995)
- -----------------------

     During the period February 1 through June 26, 1995, the Company sold in a private offering an aggregate of 2,000,000 Units of its securities at $.80 per Unit, each Unit consisting of one share of common stock, one Class C Warrant, and one Class D Warrant, with each Warrant being exercisable in respect of one-half share of common stock. The Company also distributed 200,000 Units to the two placement agents who assisted the Company with such offering.

     The Units were sold pursuant to an exemption provided by Section 4(2) of the Federal Securities Act of 1933, as amended (the "Securities Act"), and Regulation D promulgated thereunder, and certain State Securities Acts. The Units were sold to 24 selected accredited investors (as such term is defined in Rule 501(a) of Regulation D under the Securities Act).

     The C and D Warrants are exercisable during a term of three years from the earlier of the effective date of a Registration Statement or December 1, 1995 ("first exercise date"). The Company agreed to file a Registration Statement for all of the securities comprising the 2,000,000 Units included in the Private Offering, within 90 days after the completion of the private offering, and to use its best efforts to make the Registration Statement effective.

     The Company filed the Form S-1 ("S-1") September 5, 1995, but its accountants delivered a letter of resignation to the Securities and Exchange Commission ("SEC") on August 30, 1995, indicating they would not provide the consent to use their Report on the financial statements included in the Registration Statement, required under Section 7 of the 1933 Securities Act and Regulation S-X promulgated thereunder (the "Consent"). The Company engaged new accountants to replace the accountants who resigned, October 13, 1995, and these matters were the subject of Form 8-K and Form 8-KA filings with the SEC. The Consents of the former and current accountants as to their respective reports on the financial statements included in the Registration Statement were provided and filed with the SEC February 22, 1996, as Exhibits to Amendment No. 1. Current consents are provided with this Amendment No. 2.

     The initial exercise price of the C Warrants was $2.75 per common share. The initial exercise price of the D Warrants was $3.75 per common share. The Warrants are subject to redemption by the Company after the first exercise date at $0.01 per share on 30 days' written notice if the bid price of the common stock for a period of 10 consecutive trading days prior to such notice equals or exceeds $3.025 per share.

     The initial exercise price for the C Warrants was subject to a downward adjustment for each quarter in fiscal year 1995, determined by multiplying the percentage that actual operating profit in the respective quarter is of the projected operating profit times the exercise price in effect on the first day of the quarter. The Company's projections for each of the four quarters in fiscal year 1995 were:

                    Quarter   Projected Amount
                    -------   ----------------

                      1st        $ 150,000
                      2nd          200,000
                      3rd          250,000
                      4th          400,000

       Based on the quarterly results shown in the Forms 10-QSB using "operating income" as the measure, filed with the SEC for the first three fiscal quarters of 1995, and the balance of the "operating income" for the fiscal year as presented in the financial statements for the fiscal year 1995 which accompany this Registration Statement, the exercise price was adjusted to $.36 per share as of September 30, 1995. (See "DESCRIPTION OF SECURITIES - Class C Warrants")

     The initial exercise price for the D Warrants was subject to a downward adjustment for the fiscal year 1995 by the amount which is equal to multiplying the percentage that the actual pre-tax operating profit for fiscal year 1995 is to $1.2 million times the initial exercise price. Based on actual figures shown in the financial statements for fiscal year 1995 which accompany this Registration Statement, using "operating income" as the measure, the exercise price has been adjusted to $1.81 per share under this provision.

     Under the terms of both the C and D Warrants, if the Registration Statement did not become effective by January 23, 1996, the exercise prices of the Warrants were to be discounted by $.05 for each 30-day period beginning on that date until the Registration Statement becomes effective (until the exercise price reaches zero). Based on these further adjustments the exercise prices per share, as of March 24, 1996, are: C Warrants - $.16; and D Warrants - $1.61.

                                      (12)

Change in Lenders
- -----------------

     In September, 1995, the Company entered into a new revolving credit facility with a private finance company. The Company has received a proposal from a bank to provide a revolving credit facility offering greater flexibility than is offered by its existing credit facility.

Change in Accountants
- ---------------------

     KPMG Peat Marwick LLP were the principal accountants for the Company for its fiscal years ended September 30, 1994 and September 24, 1993. They resigned August 31, 1995.

     On October 13, 1995, the Company engaged McGladrey & Pullen as its principal accountants.

     In connection with the audits of the fiscal years ended September 30, 1994, and September 24, 1993, and the subsequent interim period through August 30, 1995, there were no "disagreements" (as that term is defined in Item 304 of Regulation S-K of the Act) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

Executive Changes
- -----------------

     As of June 1, 1995, Eckart Vollmer, Chief Financial Officer, Secretary and Treasurer, went onto long-term disability with the Company. Mr. Vollmer died October 19, 1995.

     Effective May 8, 1995, the Board of Directors appointed Alfred L. Simensen as Vice President and General Manager, Surface Inspection Division. Mr. Simensen, effective April 1, 1996, submitted his resignation to take effect as of May 15, 1996. Until that time, when his employment will terminate, he will take on such special assignments as designated by the Company's president.

     Joseph Schlig joined the Company as Vice President, Secretary, and Treasurer on June 15, 1995, and was appointed Chief Financial Officer by the Board of Directors October 13, 1995.

Annual Meeting
- --------------

     The Company held its Annual Meeting on April 16, 1996, at which four directors were elected to fill the Company's four directorships: Gerald W. Stewart, Howard Davidoff, Eric J. Twerdahl, and Tancred V. Schiavoni. Robert J. Borel did not stand for re-election to the Board, simply because his responsibilities to his current employer make it impossible for him to continue his Board service. In addition, the Shareholders voted to increase the number of shares of Common Stock reserved for issuance under the 1991 Stock Option Plan and to engage McGladrey & Pullen, LLP, as independent accountants for fiscal year to end September 30, 1996.

                                 USE OF PROCEEDS

     In view of the fact that the exercise prices of the Class A, Class B, and Class D Warrants significantly exceed the current market price of the shares of Common Stock to be received upon exercise, determined by trades on NASDAQ, there is no present likelihood that such Warrants will be exercised, and, therefore, there are no net proceeds anticipated to be received by the Company from the exercise of these Warrants in the foreseeable future.


     As of April 24, 1996, the exercise price of the Class C Warrants was adjusted to $.16 per common share, and the exercise price of the Class D Warrants was adjusted to $1.61 per common share, accounting for the applicable adjustment described under "RECENT DEVELOPMENTS - Private Offering" (p. 12). There is a likelihood that all or some of the "C" Warrants will be exercised. Assuming the exercise of all of the Class C Warrants at the current exercise price, the Company could expect to receive approximately $231,000.


     The exercise prices of the Stock Options granted under the 1985 and 1991 Stock Option Plans range from $1.25 per share to $4.50 per share and certain of the Other Warrants are exercisable at $1.31 per share. Assuming all vested Options and Warrants, exercisable at $1.25 and $1.31 per share, were to be exercised, the Company would receive approximately $154,000. There is a likelihood that some of these Options and Warrants will be exercised because of the present market price.



                                      (13)

     Any proceeds from the exercise of such Warrants and Options, received by the Company, will serve to reimburse the Company for the expense of preparing and filing the Registration Statement and Prospectus (and any amendments thereto), and distributing the Prospectus. Any excess net proceeds will be used by the Company for working capital purposes.



                                      (14)

                           PRICE RANGE OF COMMON STOCK

     The following table sets forth for the periods the high and the low bid prices quoted for the common stock, $.01 par value, of the Company (the "Common Stock") in transactions on NASDAQ, for the periods indicated:

                                  Common Stock
                                  ------------

                         1994               1995               1996
                         ----               ----               ----
Fiscal Quarter      High      Low       High      Low       High      Low
- ------------------  -----     ----      ----      ----      ----      ----

1st             $   2.19  $   1.25  $   2.12  $   0.50  $   1.81  $   1.13
2nd                 1.75      1.25      1.38      0.81      1.56       .75
3rd                 2.44      1.50      1.69      1.00        --        --
4th                 2.63      2.00      2.25      1.38        --        --

     The mean between the closing bid and asked quotations on NASDAQ on May 11, 1996 was $.875. The closing bid and asked quotations on the Boston Stock Exchange on May 11, 1996, were $.625 and $.875, respectively.



                                 DIVIDEND POLICY


     The Company has paid no dividends to its stockholders since its inception and has no present plans to pay any dividends in the foreseeable future. The terms of its credit facility with its present lender prohibit the Company from declaring any cash dividends on its shares of capital stock as long as there are amounts due on the loan. The Company intends to retain any earnings to finance the growth of the Company.



                      SECURITIES COVERED BY THIS PROSPECTUS

     Of the 8,380,919 shares of common stock covered by this Prospectus, 3,884,807 shares have been reserved for issuance upon the exercise of Warrants, 582,500 shares are reserved for issuance under existing Stock Option Plans, and 3,913,612 shares were previously issued and are presently held by the persons whose names and holdings are set forth in "PRINCIPAL AND SELLING STOCKHOLDERS".

     With the prior consent of the Company, this Prospectus may be used by persons who have received shares of common stock from the Company, or from persons who previously received shares of common stock from the Company in private transactions (the "Selling Stockholders"), which shares are covered by the Prospectus. The sale of common stock by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) which are accomplished in the over-the-counter market or otherwise; in special offerings, exchanges, distributions and/or secondary distributions pursuant to and in accordance with the sales in the over-the-counter market; in negotiated transactions; or in a combination of such methods of sale. Such sales may be effectuated at the market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Stockholders and any other individuals, including broker-dealers, who participate with the Selling Stockholders in the sale of common stock, may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act.



                                      (15)

     Beginning 90 days after the effective date of the Registration Statement, any employee, officer, director, or consultant to the Company who purchased shares pursuant to a written compensatory plan or contract is entitled to rely on the resale provisions of Rule 701, which permit (a) non-affiliates to sell their Rule 701 shares without having to comply with the public-information, holding-period, volume-limitation, or notice provisions of Rule 144, and (b) affiliates to sell their Rule 701 shares without having to comply with the Rule 144 holding-period restrictions.


                                    BUSINESS


Glossary of Technical Terms
- ---------------------------

     CCD elements   Charge coupled devices (a capacitor)

     CPU            Central processing unit

     IPC            Industrial personal computer

     Mensuration    Measurement of physical dimensions

     MTBF           Mean time between failures

     OEM            Original equipment manufacturer

     RPC            Rugged industrial computer

     Web Any homogeneous, continuously produced product in roll or sheet form.


General
- -------

     The Company with its subsidiary designs, develops, and markets sensoring, monitoring, processing and inspection technologies that operate effectively under the demanding conditions found in a range of industries. The Company's products are specifically designed to improve the overall quality of industrial operations. Current customers include leading communications and industrial equipment suppliers, as well as a wide range of web (continuous sheet) process manufacturers of paper, plastics, photosensitive materials, steel, aluminum, other non-ferrous metals, glass and rubber. The Company's technical strategy is to develop standard innovative solutions which help industrial firms to increase yields, improve product reliability, and diminish the costs associated with defects, making such firms more competitive in world markets.

     The Company is the successor to Aerodyne Products Corporation ("Aerodyne"), which was organized in June of 1976 as a wholly-owned subsidiary of Aerodyne Research, Inc., a government supplier specializing in basic research and specialty systems. Aerodyne's advanced electro-optics and image analysis and processing capabilities, developed through certain early projects, led it to develop customized surface inspection and fiber mensuration systems. In early 1984, Aerodyne became an independent company with a mandate to commercialize some of the technology that it had developed.

     In July, 1991, Aerodyne completed its initial public offering. The proceeds of the initial public offering enabled the Company to acquire complimentary operations to support its technological base.
     In November of 1991, Aerodyne acquired Amdex Corporation ("Amdex"), a supplier of industrial computers that were being used in the Company's inspection systems. Amdex is operated as a division of the Company (the Industrial Computer Division).



                                      (16)

     In May of 1992, the Company acquired Intec Corp., a supplier of laser-based surface inspection systems, as a wholly owned subsidiary of the Company. Intec Corp. has a wholly-owned subsidiary, Intec Europe, Ltd., which coordinates the distribution and service of all of the Company products in Europe.

     Aerodyne changed its name to Industrial Technologies, Inc., in January 1994, and is generally known as INTEC, its registered trade name.

     The Company believes that the acquisition of Amdex and Intec Corp. have not only enhanced its technological capabilities but also have distinguished the Company in several important respects. The Company believes that its Surface Inspection Division is the only supplier currently offering a choice of laser, line scan, or area array surface inspection solutions to a broad base of customers world-wide. In addition, the Company now has experience in both analog signal processing and digital image processing techniques.

     The Company believes that due to its mandatory standard testing and burn-in procedures for all products, its Industrial Computer Division delivers high MTBF industrial computer equipment. The Division is also able to address specialized customer requirements for high reliability, rugged computer systems. Technology developed by the Company under contract research and development projects can often be incorporated into standard INTEC system offerings.

     The Company believes that a combination of factors has created a unique opportunity for the Company to continue to expand its current technological base in the near future. Specifically, the Company believes that the current economic environment may be conducive to forming strategic alliances with existing companies which have complementary knowledge and/or technology. Such alliances and internal growth should enable the Company to increase its market share while maintaining the present annualized rate of growth.

     The Company also believes that current economic conditions are conducive to a consolidation of the inspection technology industry.

     Accordingly, the Company's business strategy includes plans to:

     - target those industrial markets where its advanced technology can be profitability applied;

     - form strategic alliances with companies offering complementary products and advantages for accessing other markets, geographically or by application, in which the Company has had limited participation;

     -    expand its international market presence;

     - be increasingly recognized as a worldwide supplier of automated industrial inspection equipment; and
     - continue to develop state of the art technology in the areas addressing its inspection market opportunity, e.g.: (a) sensor subsystems, (b) real-time processing facilities, (c) inspection recognition and (d) categorization algorithms.


Products - In General
- ---------------------

     The Company currently maintains two product lines. The Company's primary product line is a family of standard web inspection systems used in industry for both the control of intermediate processes and for final inspection of finished material. The second product line is a full line of industrial computers, monitors and peripherals. These products operate under harsh temperature, humidity, shock and other adverse industrial conditions. The Company's industrial computers are also incorporated into inspection systems that the Company currently delivers.

     The Company's products range in price from under $10,000 for industrial computers, $25,000 to $50,000 for a basic detection sensor, $80,000 to $125,000 for a standard performance inspection system, and $175,000 to $500,000 for an advanced inspection system. The Surface Inspection Division, including the old Aerodyne Systems Division now integrated into the Surface Inspection Division, contributed 92% and 89%, respectively, to revenues for the fiscal years ended September 30, 1995, and 1994. The Industrial Computer Division contributed 8% and 11%, respectively, to revenues for the fiscal years ended September 30, 1995, and 1994.



                                      (17)

The Surface Inspection Division
- -------------------------------

     The Surface Inspection Division of the Company was established by combining the technology, product lines, and customer base of the Company and its wholly-owned subsidiary, Intec Corp. Currently this division supports more than 800 installed systems worldwide. Monitoring a moving web of material by visually searching for surface defects, the Company's systems help manufacturers of a wide range of different materials provide quality product to their customers. Its systems alert users to the precise type, location, and size of each defect. Patented techniques ensure accuracy by compensating for opacity, gloss, surface roughness and many other factors. The Company's systems have been installed in almost every industry where material is manufactured in a continuous web.

     The Surface Inspection Division offers three levels of surface inspection equipment based on the level of technological control required. The first level of equipment is a basic detection monitor. This equipment continuously monitors the material and when an anomaly is observed the monitor either notifies the operator by an alarm mechanism and/or sends an electronic signal to another control system for corrective action. The second level of equipment is a standard performance package which not only identifies defects, but also provides a more sophisticated level of process control, assigns physical parameters to categorize defects, and provides a detailed quality report. The third level of equipment is configured from standard hardware and software modules to provide the customer with the maximum versatility through the use of multiple detectors, double-sided inspection, and a more sophisticated level of defect classification. Systems currently offered by the Surface Inspection Division include:

          Basic Detection Sensor:  SmartCam

          The SmartCam System is a low cost single and multiple camera based visual inspection system intended primarily for fixed, well-defined applications. SmartCam has an array of CCD elements which are sensitive to changes in the light pattern caused by passing surface defects or edge features. This line image is scanned, digitized and processed several thousand times every second to insure 100% inspection coverage. When the measured deviation is found to exceed present limits, the SmartCam instantly sets alarms to warn the operator or provide outputs for machine control. SmartCam's open design and low cost are attractive for convertors, integrators, and OEMs who want to incorporate the advantages of inspection into their machinery. The base price for a single camera system begins at $25,000.

          Standard Performance Package: System 3000

          Both a laser-based and camera-based web inspection system, the System 3000 has been designed to provide a compact, medium cost, high performance inspection system for customers who do not require the capabilities of, and who do not wish to incur the expense associated with purchasing, the System 9000. In contrast to the System 9000 which can be configured for simultaneous use of multiple laser or camera scanners, the System 3000 is intended for relatively narrow (60 inches and under) webs and supports only a single laser scanner or two cameras at a time. The System 3000 supports 12 defect types which can be defined by length, width, repeat interval or density. The average sale price is approximately $85,000.

          Advanced Configurable System: System 9000

          The System 9000 incorporates either laser-based or camera-based sensors. Through its defect analysis and display processor, the System 9000 can both detect the size and shape of an overall defect and also provide real time, color graphic computer monitor displays and printed reports relating to such defects. A laser-based System 9000 generally sells for approximately $250,000 while a typical camera-based System 9000 sells for approximately $200,000.

          Product Development - Surface Inspection Division

     Based on the increasing customer demand for new technological advances that will enhance performance, the Company engages in both applications and new product development. The Company's objective is to provide a general solution for automated inspection which will satisfy requirements in multiple industries by providing a standard line of products designed for flexibility and modularity. The



                                      (18)

Company contemplates that such standardized products will ultimately replace all special, one-of-a-kind systems currently in existence. Recent examples of applications and/or new product development include the System 3000 that was introduced in January, 1993, and has since become a sales leader, and the development of the repeat pattern recognition (RPR) module for the System 9000 which was instrumental in new business with companies such as Nan Ya Plastics. In addition to in-house developments, the Company is continuously looking for product line additions through acquisition, partnerships, and other business relationships. Examples of such activities are the addition to the product line of an edge crack and spray marking device, the new SmartCam product, and various additions to the Amdex Industrial Computer product line through OEM relationships, made over the past several years.

     Market for Surface Inspection Division

     The Surface Inspection Division targets those industries that manufacture and/or convert (i.e., add value to) material on a continuous web. The largest users of these inspection systems have been paper, plastics, and photosensitive film suppliers. A number of systems have, however, been utilized by the steel, aluminum, textiles, fibers, glass, and rubber industries. As the cost of inspection technology has decreased, the Company believes that new inspection applications have increased. Based on the number of active process lines and the typical system configuration purchased by the various segments, the Company has identified the paper, plastics, photo-sensitives, metals, and converting industries as its five target industry segments. The Company is focusing substantially all of its efforts on these particular segments.

     In a presentation paper delivered by Nello Zuech of Vision Systems International at the Automated Imaging Association Third Annual Business Conference, February 21-23, 1995, it was reported that worldwide sales of machine vision equipment in 1994 were up 19.22% from 1993; that by 1999 revenues are expected to increase 17.2% annually based on projections of respondents to a current survey; and that the North American market for machine vision equipment has increased 17.4% since 1993 and is expected to continue this growth through 1999.

Industrial Computer Division
- ----------------------------

     In November 1991, the Company acquired Amdex Corporation ("Amdex"), a PC-based industrial computer assembler. Following the Amdex acquisition, the Company established an Industrial Computer Division which designs, assembles, and sells PC-based industrial computers, and sells CPU boards, computer monitors, and terminals. The Industrial Computer Division also develops customized hardware and software applications. The Industrial Computer Division achieved approximately $697,000 in net sales for fiscal year 1995, with a large portion of these shipments coming from a few large OEM accounts.

     Amdex Industrial Computers are configured to function in the harsh environmental conditions found on the factory floor. They are designed to withstand the wider ambient temperature and humidity ranges, elevated levels of airborne dust and contaminants, shock, vibration, and other harsh conditions common in industrial environments. These reliable systems are available in both passive and active backplane configurations using all currently recognized architectures to facilitate virtually any processing requirement. The passive backplane systems are particularly well suited to applications that need to allow shop floor maintenance or modification while the active backplane units give a low cost alternative where maintenance and modification are not a concern.

     Industrial computers are used by process engineers and operators in managing a process, by systems integrators in building complete operating lines, and by industrial equipment suppliers with a need for reliable computer processing capability embedded in their products and equipment. They are also used in military and networking applications where reliability and survivability are major concerns. Other uses include laboratories and research programs where they are used to facilitate data acquisition and processing.

     Products offered by the Industrial Computer Division embody two key characteristics. The first is the capacity to offer customers the latest computer processor engine, and the second is durability. The Company's experience in building rugged equipment for surface inspection as well as for space and military use has enabled the Company to produce equipment that will work reliably in harsh environments.

     The AMDEX RPC-85 and other products provide users with the ability to place computing power directly where it is needed without the need for special rooms to modify ambient conditions. Placing computing power at the customer's fingertips enables order-of-magnitude or greater improvement in his ability to acquire and process data, which in turn help him to cost-effectively manage his business. In addition


                                      (19)
to the outstanding track record demonstrated by their use in the Company's inspection systems, AMDEX industrial computers have been used and proven in aerospace and defense applications, and in many other settings.

     The primary business strategy for the Industrial Computer Division during fiscal year 1995 and continuing in to fiscal year 1996 has been and is to continue to be to (a) refine the range of products being offered, and (b) develop distribution channels. In fiscal year 1994, the Industrial Computer Division distributed its first catalogue and has established a sales base with several OEM and Systems Integrators which enabled and is enabling the Company to increase its presence on the manufacturing floor. The catalogue is updated periodically.

     The third business component, operated as the Systems Development Group, provides contract development service for industrial customers requiring advanced automated inspection and measurement technology for a specialized module, instrument, or system. Generally, the Systems Development Group undertakes development projects and technologies that have the potential to yield products that the Company can commercialize and market.

Marketing
- ---------

     The Company focuses its sales and marketing efforts on three regions of the world: The Americas, Western Europe and Asia-Pacific. In fiscal year 1995, the Company shipped approximately 43% of its orders to North America, 31% to Western Europe, and 26% to the Asia-Pacific market.

     In North America, the Company markets and sells its products both directly and through manufacturer's representatives. A European subsidiary, Intec Europe, Ltd., ("Europe"), located in Zaventem, Belgium, a suburb of Brussels, coordinates sales, distribution and service of all of the Company's products in Europe and works with manufacturer's representatives based in Italy, England, Spain, France, Finland, Sweden, West Germany, Portugal and Belgium. Europe currently employs 10 people.

     The Company also has distributors and representatives in the Pacific Rim, Australia, South America, the Middle East and Africa. The Company's distributors and manufacturer's representatives do not represent the Company exclusively. However, under their agreements with the Company, they have agreed not to market and sell products manufactured by competitors of the Company. The Company plans to increase its European and Asia/Pacific marketing efforts in fiscal year 1996.

Advertising and Promotions
- --------------------------

     The promotional efforts of the Company have included product brochures, press releases, technical presentations before trade and professional groups, and video tapes presentations and distributions. The Company has also exhibited its product lines at major industry trade shows.

     The promotional efforts of the Company in fiscal year 1996 will be focused mainly on participation at selective major trade shows, local customer seminars, selective trade advertising, direct mail, conferences, and the favorable publicity gained through articles in key industry trade journals.


Manufacturing and Suppliers
- ----------------------------

     The manufacturing process for the Company's products consists primarily of assembly and testing of subsystems and components. The Company relies on outside suppliers for all of its manufacturing supplies, parts and components. The Company does rely on a limited number of sole source suppliers and to date has not had any problems obtaining the components and subassemblies needed to complete its products. If the Company were unable to obtain the required components and subassemblies from its current suppliers, the Company believes that there are a number of other vendors available to satisfy the Company's needs. The Company believes that it is more cost effective to purchase the components and subassemblies than to spend valuable resources to acquire costly capital equipment to manufacture the parts internally.



                                      (20)

Service and Warranties
- ----------------------

     The Company services its surface inspection systems from its facilities in Trumbull, Connecticut, and through its office in Belgium. Its representative in Taiwan will begin to service the Company's growing installed base in this area in fiscal 1996. Its Japanese distributor provides service to customers in the Far East and a sales representative in Sweden provides services to certain European and Scandinavian customers. It enters into annual maintenance and service contracts with approximately 30% of its customers. Specialized test equipment and service personnel fulfill its maintenance and service obligations. In addition, it routinely conducts training of customer personnel at its Trumbull, Connecticut, facility.

     The Company provides a one year warranty for its surface inspection systems, and through the purchase of an extended preventive maintenance and service warranty, customers can extend the warranty on surface inspection products for an additional six month period or longer.

     For surface inspection systems, the Company provides an extensive operating and maintenance training program for customer personnel. System diagnostics enable plant personnel to identify and repair most problems down to the printed circuit board level. Customers are encouraged to purchase spare parts in conjunction with system purchases to ensure maximum equipment on line availability. The Company has established a spare parts policy to ensure an adequate supply of spare parts for equipment in the field. The Company typically warrants its industrial inspection systems for one year (parts and labor) on all Company fabricated parts and passes on to the ultimate consumer the manufacturers' warranties on OEM components. The Company also offers a preventative maintenance and service contract.

     The Amdex Division offers no service contracts or training of customer personnel for its products. The Amdex PC-based computer systems have a one-year warranty. Extensive user documentation is provided.


Competition
- -----------

     Surface Inspection Division
     ---------------------------

     The surface inspection industry is highly competitive -- the Company's principal competitors in the laser inspection technology market being Lasor and Sick Optik-Electronik, Inc. Its principal competitors in the line scan technology market include Sick Optik-Electronik, Inc., European Electronic Systems International, ISYS, ABB, Measurex (Roibox), and Eastman Kodak Ecktron. Other competitors include Futec (Japan) and SIRA (Great Britain), a non-profit corporation.

     The Company believes it has several advantages over its competitors in the global marketplace. One advantage is that the Company offers a broad product range of multiple sensor technologies for a number of continuous web processing industries, such that a downturn in one industry group of customers would not have as significant an impact on the Company as such downturn would have on its competitors who sell to a single industry. In addition, the Company's sustained longevity (20 years) in the industrial inspection industry, together with its worldwide support of multiple industries in such diverse areas as pulp, paper and photosensitive materials, provide it with greater credibility and experience than many of its less credible and less experienced competitors. Additionally, the Company's broad line of standardized inspection system models at various prices, including its less capital-intensive systems, provide it with a significant advantage over those of its competitors with limited product offerings. Furthermore, the Company's multinational sales, distribution and service capabilities have placed it in a position to compete both domestically and internationally.

     Industrial Computer Division
     ----------------------------

     The principal competitors of the Company's Industrial Computer Division are Texas Micro Systems, ICS, Ibus and Action Instruments. The Company believes that several of its product features, including its compact, slim-line product, air cooling system, vibration-isolated hard disk drives and EMI/RFI filtering system enhance the durability and reliability of its products, and provide the Company with a competitive advantage in the PC-based industrial computer market.

Patents, Trademarks and Proprietary Information
- -----------------------------------------------

     The Company currently owns two United States patents for three-dimensional image technology and one United States patent for a mask inspection system for use in the production of integrated circuits.


                                      (21)

     In addition, through the acquisition of Intec in 1992, the Company obtained federal patent protection relating to its surface inspection systems. A number of these patents relate to the tracking of defects through Intec's laser scanner flaw detection system, as well as to the Company's System 3000.

     The Industrial Computer Division has neither applied for nor holds any patents relating to its products.

Employees
- ---------

     As of December 31, 1995, the Company employed forty-six persons in Trumbull, Connecticut, and Brussels, Belgium, on a full-time basis, including the Company's President/Chief Executive Officer and Chief Financial Officer at its Trumbull, Connecticut, facility. Eight persons are employed in sales and marketing, six in technical services, seven in engineering, eleven in manufacturing, and fourteen in finance and administration. The Company considers its relations with its employees to be satisfactory.

Backlog
- -------

     At December 31, 1995, the Company's backlog was approximately $1,095,000; at December 31, 1994, it was $4,000,000. This change represents the result of building subsystems to forecast, which has improved the Company's ability to ship more quickly upon the receipt of an order, even an order for one of the Company's more sophisticated systems. It also is a result of the completion of a large order from a major customer which was part of the backlog at December 31, 1994.

     As of April 3, 1995, the backlog was approximately $2,550,000.

Major Customers
- ---------------

     For the fiscal year ended September 30, 1995, and 1994, sales to Nan Ya Plastics, a Taiwanese Company, were approximately 15% and 16% of net sales, respectively. No other customers accounted for 10% or more of the Company's total revenues in those years.

     Management believes that as the Company continues to expand and diversify its product lines and customer base and its reliance in the future on any single customer will not be significant.


Environmental Compliance
- ------------------------

     In May of 1992, Intec Corp. filed a Form III with the Connecticut Department of Environmental Protection relating to Intec's discovery of the presence of tetrachloroethylene in the soil and possible contamination at its headquarters in Trumbull, Connecticut. This discovery was confirmed by a Limited Phase II Assessment performed by Enviro-Shield, Inc. in April and May of 1992. As of December 31, 1995, the Company has incurred expenses of approximately $28,000 in connection with the investigation of this matter. Based on preliminary findings and testing as recently as August, 1995, the Company does not believe that a significant environmental liability exists. Although there can be no assurance that the Company will not incur substantial additional expense in connection with the investigation of this matter or compliance orders from the State of Connecticut, the Connecticut Department of Environmental Protection has stated that it would accept natural remediation and indicated that existing monitoring procedures are satisfactory.

Litigation
- ----------

     The Company is not involved in any litigation, nor is it aware of any threatened litigation.


Facilities
- ----------

     The Company occupies approximately 30,000 square feet in a single-story building in a modern industrial park in Trumbull, Connecticut. This facility houses corporate activities, the Inspection Division, and the Amdex Industrial Computer Division. The Trumbull facility includes special optics laboratories, application development and demonstration laboratories, corporate offices, and manufacturing, assembly and testing areas. The Trumbull facility is leased from an unaffiliated third party under a lease that expires on May 31, 1999,



                                      (22)
with an option to renew for one additional five-year term. The base annual rent for the premises is approximately $210,000 for the period from June 1, 1994, through May 31, 1996, and approximately $240,000 per year thereafter. The Company also pays the common area maintenance, building insurance expenses, and real estate taxes. The rent is subject to increase in the event the renewal option is exercised. Through its Intec Europe, Ltd., sales office, the Company also leases approximately 14,000 square feet in a suburb of Brussels, Belgium, at a cost of approximately $61,000 per year.



                                      (23)

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following selected consolidated financial information should be read in conjunction with the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations", included elsewhere in this Prospectus. The consolidated statements of operations data for the years ended September 24, 1993, and September 30, 1994, and the consolidated balance sheet data at September 30, 1994, presented below, are derived from the consolidated financial statements of the Company, which were audited by KPMG Peat Marwick LLP, independent certified public accountants, and together with their report thereon, which contains an explanatory paragraph stating that the Company was in default of a debt agreement as of the date of the report (January 6, 1995), and that its recurring losses from operations, accumulated deficit, and working capital deficiency, raised substantial doubt about the company's ability to continue as a going concern, are included elsewhere in this Prospectus. The statement of operations data for the years ended September 27, 1991, and September 25, 1992, and the balance sheet data at September 27, 1991, and September 25, 1992, and presented below, are derived from the Company's financial statements also audited by KPMG Peat Marwick LLP but not included herein.

     The consolidated statement of operations data for the year ended September 30, 1995, and the consolidated balance sheet data at September 30, 1995, presented below, are derived from the consolidated financial statements which have been audited by McGladrey & Pullen, LLP, independent certified public accountants, and together with their report thereon are included elsewhere in this Prospectus.

     The consolidated statements of operations data for the three months ended December 31, 1994, and December 31, 1995, and consolidated balance sheet data at December 31, 1995, presented below, are derived from the Company's unaudited consolidated financial statements that are set out elsewhere in this Prospectus and include, in the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for fair presentation of the information therein. The results of operations for the three months ended December 31, 1995, are not necessarily indicative of future results.



                                      (24)

                                       Consolidated Statement of Operations Data
                                                                 Years Ended
                                             ------------------------------------------------------------
           Three Months Ended (unaudited)
- ---------------------------------------------
                                      September 30,  September 30,    September 24,  September 25,  September 27,
                                          1995          1994             1993          1992           1991
                                         ------        ------           ------        ------         ------

Net Sales                              $ 9,073,432    $ 6,640,230       $ 7,088,230    $ 5,577,542    $ 1,295,812

Gross profit (loss)                      4,151,427      3,303,721         3,505,697      2,474,653         (6,589)

Selling, general and
  administrative expenses                2,874,321      2,849,548         3,544,909      2,870,690        631,777

Engineering                                390,629        463,936         1,076,731        851,186         95,306

Amortization of costs in excess
  of net assets of business acquired       307,642        307,462           326,930        108,744           --
Operating income (loss)                    579,015       (317,225)       (1,355,967)      (733,672)      (110,411)

Interest expense                          (142,319)      (214,201)         (231,725)       (98,166)      (72,135)

Interest income                              9,039          4,237            14,800         81,662         44,391

Other - net                                (75,000)      (169,402)          (24,275)        (6,500)          --

Net income (loss)                          370,735       (396,264)(1)    (1,754,345)    (1,396,746)      (767,916)

Net income (loss)
  per common share                     $       .10    $     (0.15)(1)   $     (0.70)   $     (0.64)   $     (0.55)

Weighted Average shares                  3,880,571      2,556,760         2,500,947      2,179,018      1,392,933
  outstanding



                                                  December
                                            1995           1994
                                          --------       --------
Net Sales                               $ 1,647,469    $ 2,060,516

Gross profit (loss)                         803,334        967,097

Selling, general and
  administrative expenses                   737,206        666,481

Engineering                                  99,675        103,411

Amortization of costs in excess
  of net assets of business acquired         76,865         76,867
Operating income (loss)                     120,340

Interest expense                            (26,443)       (34,849)

Interest income                                --             --

Other - net                                 (30,368)

Net income (loss)                          (136,855)        55,123

Net income (loss)
  per common share                      $      (.03)   $       .02

Weighted Average shares                   5,218,298      3,018,298
  outstanding


    (1) During fiscal 1994, the Company and certain of its creditors entered into agreements to reduce amounts payable to the such creditors. The creditors were offered and accepted a one payment immediate settlement to close out the existing payables. The gain on settlements of outstanding payables totaled $300,327 and is reported as an extraordinary item in the 1994 consolidated statement of operations. Before the extraordinary item the net loss for the fiscal year ended September 30, 1994, was $(696,591), and net loss per share was $(.27).


                                      (25)

                                     Consolidated Balance Sheet Data
                                                                                                             December 31,
                           --------------------------------------------------------------------------    -------------------------
                             September 30,   September 30,  September 24, September 25,  September 27,        (unaudited)
                                 1995            1994           1993          1992           1991         1995            1994
                               --------        --------      ----------     --------       --------     --------        --------
Working capital (deficit)     $1,166,128     $(1,079,942)   $(1,120,051)   $1,233,803    $2,828,058    $1,106,519      $(936,383)

Total assets                   7,849,610       8,105,378      8,226,944    10,743,439     3,874,987     7,605,508      7,370,440

Long term liabilities            180,000          80,170(1)   1,654,169     3,588,168      -------        180,000        235,503

Total liabilities              3,181,194       5,072,633(1)   6,297,935     7,260,085       869,887     3,073,947      4,282,572

Stockholders equity (deficit) $4,668,416(3)   $3,032,745(2)  $1,929,009    $3,483,354    $3,005,100    $4,531,561     $3,087,868

    (1) On September 1, 1994, the Company converted $1,500,000 of subordinated Notes to 500,000 shares of common capital stock.

    (2) During fiscal 1994, the Company and certain of its creditors entered into agreements to reduce amounts payable to the such creditors. The debtors were offered and accepted a one payment immediate settlement to close out the existing payables. The gain on settlements of outstanding payables totaled $300,327 and is reported as an extraordinary item in the 1994 consolidated statement of operations. Before the extraordinary item the net loss was $(696,591), and net loss per share was $(.27) for the fiscal year ended September 30, 1994.

    (3) The increase in the Stockholders' equity (deficit) was attributable in large part to the receipt by the Company of the net proceeds of approximately $1,300,000 for its private placement of 2,000,000 Units of Common Stock, Class C Warrants, and Class D Warrants and net income of $370,735 for the year.



                                      (26)

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

General

     In the fiscal year ended September 30, 1994, the Company converted $1,500,000 of investor indebtedness to 500,000 shares of Common Stock, $.01 par value. These shares were not registered and are restricted from transfer or sale for two years. This transaction has been treated as a recapitalization for accounting purposes.
     Also in that fiscal year the Company and certain of its creditors agreed to reduce amounts payable to such creditors resulting in an extraordinary gain of $300,327.

     During the period October 1, 1994, through September 30, 1995, certain additional transactions impacted the financial condition and operations of the Company.

          1. The Company completed its Private Offering to 24 accredited investors of 2 million Units raising net equity funds of approximately $1,300,000.

          2. The Company settled obligations totaling in excess of $450,000 for $282,000.

          3. The Company was required by its lender to increase the interest rate and amortization payments on its credit facility and to accelerate the maturity of the facility to September 21, 1995. On September 29, 1995, the Company completed the arrangement of a new $2 million revolving credit facility with a new lender and paid its then existing lender in full.
     Set forth in the Table below is a summary of the results of operations for the Company for the three most recently-ended fiscal years and the three month period ended December 31, 1994 and 1995.

                                Results of Operations - Summary
                                (Rounded to the nearest tenth)

                                           Years Ended                              Three Months Ended (Unaudited)
                         -------------------------------------------                ------------------------------
                         September 30,  September 30,  September 24,                        December 31,
                              1995          1994           1993                           1995            1994
                         -------------  -------------  -------------                   ---------        --------
Net Sales.........            100.0 %        100.0 %       100.0 %                        100.0 %         100.0 %
Cost of sales                  53.1 %         50.2 %        50.5 %                         51.2 %          53.1 %
Gross profit..............     45.8 %         49.8 %        49.5 %                         48.8 %          46.9 %
Selling, general and
  administrative..........     31.7 %         42.9 %        50.0 %                         44.7 %          32.4 %
Engineering...............      4.3 %          7.0 %        15.2 %                          6.1 %           5.0 %
Amortization of costs in .
 excess of net assets of..
 business acquired........      3.4 %          4.6 %         4.6 %                          4.7 %           3.7 %
Total operating expense        39.4 %         54.5 %        69.8 %                         55.5 %          41.1 %
Operating income(loss)....     (6.4)%         (4.8)%       (20.4)%                         (6.7)%           5.8 %
Interest income/(expense)
  net.....................     (1.5)%         (3.2)%        (3.1)%                         (1.6)%          (1.7)%
Other income (expense)         (1.8)%         (2.6)%        (1.3)%                         (0.0)%          (1.5)%
Total other expense.......     (2.3)%         (5.7)%        (4.4)%                         (1.6)%          (2.3)%
Extraordinary item........      0.0 %          4.5 %         0.0 %                          0.0 %           0.0 %
Net income/(loss).........      4.1 %         (6.0)%       (24.8)%                          8.3 %          (2.7)%








                                      (27)

                              Results of Operations

 Three Months Ended December 31, 1995, Compared to Three Months Ended December 31, 1994

Net Sales
- ---------

     The Company had net sales for the three month period ended December 31, 1995, of $1,647,469, which compared with $2,060,516 for the comparable period ended December 31, 1994. The decrease reflects the shortfall of orders for the current quarter due to orders delayed until future periods. It is not unusual for capital intensive industries to whom the Company sells to expend budgets for capital spending by the fourth calendar quarter and defer purchases, awaiting next year's budget approval. The Company does not believe the delayed orders are part of a trend. (See "BUSINESS-Backlog").

Gross Profit
- ------------

     The Company generated gross profit of $803,334, or 48.8% of net sales for the three months ended December 31, 1995, compared to a gross profit of $967,097, or 46.9% of net sales for the three months ended December 31, 1994. The decreased amount is attributable to the decrease in net sales; the increase in gross profit percentage is a result of product mix.

Selling, General, and Administrative Expenses
- ---------------------------------------------

     Selling, general and administrative expenses for the three months ended December 31, 1995, were $737,206, or 44.7% of net sales, as compared to selling, general and administrative expenses of $ 666,481, or 32.3% of net sales for the three months ended December 31, 1994. The minimal increase was due to fluctuations in product and market mix and fluctuations in currency.
Engineering Expenses
- --------------------

     Engineering expenses for the three months ended December 31, 1995, were $99,675, or 6% of net sales as compared to $ 103,411, or 5% of net sales for the three months ended December 31, 1994. These expenses have now been stabilized as a result of the completion of the integration begun in 1992-3.

Interest Expense/Interest Income
- --------------------------------

     The Company had net interest expense of $ 26,443 for the three months ended December 31, 1995, as compared to net interest expense of $ 34,849 for the three months ended December 31, 1994. Although the interest rate increased in the period, there was a decrease in this item due to the reduction of the principal amount of the Company's interest bearing indebtedness..

Net Loss
- --------

     The net loss for the three months ended December 31, 1995, totaled $ (136,855) or $ (0.03) per share, compared to a net profit of $ 55,123 or $ .02
per share for the three months ended December 31, 1994.   The decrease in
profitability is the result of a decrease in net sales.

Backlog
- -------
     At December 31, 1995, the Company's backlog was approximately $1,095,000 compared to $4,000,000 as of December 31, 1994. This change represents the result of the Company's building subsystems to forecast, which has improved the Company's ability to ship more quickly upon the receipt of an order, even an order for one of the Company's more sophisticated systems. It also is a result of the completion of a large order from a major customer, which was part of the backlog at December 31, 1994.

                                      (28)

Year Ended September 30, 1995, Compared to Year Ended September 30, 1994.

Net Sales
- ---------

     The Company had net sales for the fiscal year ended September 30, 1995 ("fiscal year 1995"), of $9,073,432 as compared to $6,640,230 for the fiscal year ended September 30, 1994 ("fiscal year 1994"). The increase is primarily due to the improved performance of the Intec Inspection Division in penetrating the markets in Europe and in the Asia-Pacific region, including Japan. Growth in the United States markets was also experienced, a downward trend was reversed, and the addition of new products which recognized the price/performance elasticity factor in the market created greater domestic visibility for the Company and new business opportunities.

Gross Profit
- ------------

     The Company generated a gross profit of $4,151,427 or 45.8% of net sales for fiscal year 1995, compared to a gross profit of $3,303,721 or 49.8% of net sales for fiscal year 1994. The decrease in the gross profit percentage is due primarily to extra discounting on certain major orders for systems to establish a strategic presence in the Asia-Pacific region. Another contributing factor is the allocation in the fiscal year ended September 30, 1995, of engineering expense to cost of sales to recognize that a substantial engineering effort during this period was allocated to the support manufacturing and subsequent product testing.

Selling, General, and Administrative Expenses
- ---------------------------------------------

     This category of expenses totaled $2,874,321 for fiscal year 1995 or 31.6% of net sales, compared to $2,849,548 or 42.9% of net sales for fiscal year 1994. This small increase is the result of a $239,374 increase in Selling Expense and a decrease of $214,601 in General and Administrative Expense. The decrease in General and Administrative Expense is due primarily to personnel reductions and continued control of expenses. The increase in Selling Expense is the result of additional travel and increased commission expense due to the increase in net sales subject to commission payments. The general and administrative infrastructure is positioned to support growth and greater volume without significant increases in expense.

Engineering and Research and Development Expenses
- -------------------------------------------------

     The Company had engineering and research and development expenses of $390,629 or 4.3% of net sales for fiscal year 1995, compared to $463,936 or 7.0% of net sales for fiscal year 1994. The decrease can be attributed primarily to the completion of the integration of the Company's engineering function and to a reduction and transfer of personnel. The Company does not expect that this reduction will have a material effect on current sales levels or its ability to maintain and keep its technology current and competitive in the marketplace. A part of the reduction in engineering expense is also attributable to the allocation of engineering time devoted to operations.

Interest Expense/Interest Income
- --------------------------------

     The Company had interest expense of $142,319 or 1.6% of net sales for fiscal year 1995, compared to $214,201 or 3.2% of net sales for fiscal year 1994. This decrease is due to the principal reductions on the outstanding bank term loan.

Amortization of Costs in Excess of Net Assets Acquired (Goodwill)
- -----------------------------------------------------------------

     The Company is amortizing Goodwill associated with the acquisition of Intec over a fifteen year period. Amortization was $307,462 for both years 1995 and 1994.

Miscellaneous Expense
- ---------------------

     Miscellaneous expense amounted to $75,000 for fiscal year 1995, compared to miscellaneous expense of $169,402 for fiscal year 1994. The current fiscal year's miscellaneous expense is comprised solely of a reserve for an officer's loan generated in 1992 to cover a tax liability caused by the requirement imposed by the underwriter of the Company's 1991 initial public offering on an officer with respect to the conversion of his accrued deferred compensation to shares of stock. The Board of Directors has waived interest on this loan and it is anticipated that the Board of Directors will waive payment of principal (forgive the debt) in view of the circumstances of this loan.

Extraordinary Item
- ------------------

     There were no extraordinary gains in fiscal year 1995. The extraordinary item for fiscal year 1994 of $300,327 reflects the results of settlements relating to older accounts payable, many of which were dated in early 1993. The creditors were offered and accepted a one payment immediate settlement to close the old existing accounts payable.


                                      (29)

Net Income (Loss)
- -----------------

     The net income for the fiscal year 1995 totaled $370,735 or $.10 per share, compared to a loss of $396,264 or ($.15) per share for fiscal year 1994. This significant turnaround, which started in the third quarter of fiscal year 1994, was primarily attributable to the reduction in general and administrative expense and to the 37% growth in net sales in fiscal year 1995.


Backlog
- -------
     At December 19, 1995, the Company's backlog of customer orders was approximately $1,095,000, compared to approximately $3,900,000 at September 30, 1994. This change represents the result of building subsystems to forecast, which has improved the Company's ability to ship more quickly upon the receipt of an order, even an order for one of the Company's more sophisticated systems. It also is a result of the completion of a large order from a major customer which was part of the backlog at September 30, 1994.


Year Ended September 30, 1994, Compared to Year Ended September 24, 1993.

Net Sales
- ----------

     The Company had net sales for the fiscal year ended September 30, 1994 ("Fiscal Year 1994"), of $6,640,230, compared to $7,088,230 for the fiscal year ended September 24, 1993 ("Fiscal Year 1993"). The decrease was primarily due to the decrease of system development division revenue of approximately $600,000 offset in part by an increase in Amdex revenues.

Gross Profit
- ------------

     The Company generated a gross profit of $3,303,721 or 49.8% of net sales for Fiscal Year 1994, compared to $3,505,697 or 49.5% of net sales for Fiscal Year 1993. This small decrease was primarily due to the lower revenues.

Selling, General and Administrative Expense
- -------------------------------------------

     This category of expense totaled $2,849,548 for Fiscal year 1994 or 42.9% of net sales, compared to $3,544,909 or 50% of net sales for Fiscal Year 1993. The decrease reflects: the results of the Company's expense reduction program, including personnel and outside services; charges for the North Billerica, Massachusetts, lease liability through September, 1996, of approximately $187,000; and the $150,000 State of Connecticut grant to offset certain relocation and facility expenses.

     The decision to close down the North Billerica facility was made in the fourth quarter of Fiscal Year 1994 and reflected management's intention to consolidate all operations and facilities in Trumbull, Connecticut.

     Specifically, the Company substantially reduced its monthly expenses through reduction in payroll and fringe benefits resulting from staff reductions, by eliminating excess warehouse and sales office space, and by renegotiating the Trumbull lease.

Engineering Expense
- -------------------

     The Company had engineering expense of $463,936 or 7% of net sales for Fiscal Year 1994, compared to $1,076,731 or 15.2% for Fiscal Year 1993. The decrease can be attributed primarily to the completion of the integration of the Company's engineering function and to the reduction or transfer of personnel. The Company does not expect that this reduction will have a material effect on current sales levels or its ability to maintain its technical position in the industry.

Interest Expense/Interest Income
- --------------------------------

     The Company had interest expense for $214,201 or 3.2% of net sales for Fiscal Year 1994, compared to $231,725 or 3.1% of net sales for Fiscal Year 1993. This decrease was due to the monthly reduction of the outstanding bank loan.
Amortization of Cost in Excess of Net Assets Acquired (Goodwill)
- ----------------------------------------------------------------

     The Company is amortizing Goodwill associated with the acquisition of Intec over a fifteen year period. Amortization for the Fiscal Year 1994 was $307,462, compared to $326,930 for the Fiscal year 1993. The decrease was due to the renegotiation of the purchase price for Intec in April 1993.

Other Income (Expense)
- ----------------------

     Other expense amounted to $169,402 for Fiscal Year 1994, compared to other expense of $94,547 for Fiscal Year 1993. The increase for Fiscal year 1994 reflects charges for the write-off of deferred financing expenses of approximately $196,000 from an aborted warrant and private

                                      (30)
placement financing. The deferred expenses incurred in an attempted warrant issue and private placement retained no economic value for any future financing.

Extraordinary Item
- ------------------

     The extraordinary item for Fiscal Year 1994 of $300,327 reflects the results of settlements relating to older accounts payable, many of which were dated in early 1993. The debtors were offered and accepted a one payment immediate settlement to close the old existing payables.
Net Loss
- --------

     The net loss for Fiscal Year 1994 totaled $396,264 or $(.15) per share, compared to a net loss of $1,754,345 or $(.70) per share for Fiscal Year 1993. This significant loss reduction, which took place in the last three quarters of Fiscal Year 1994, was primarily attributable to the substantial reduction in operating expense.

Backlog
- -------

     At September 30, 1994, the Company's backlog had increased to approximately $3.9 million from approximately $2.4 million at September 24, 1993. This increase represented approximately $1.5 million in inspection equipment.


Year Ended September 24, 1993, Compared to Year Ended September 25, 1992

Net Sales
- ---------

     The Company had net sales for the fiscal year ended September 24, 1993 ("Fiscal Year 1993"), of $7,088,230, compared to $5,577,542 for the period ended September 25, 1992, ("Fiscal Year 1992"). The increase was primarily due to increased sales resulting from the acquisitions of Intec and Amdex during the fiscal year 1992. Net product sales, which included sales of Intec inspection systems, Amdex industrial computers and Aerodyne RCD Analyzers were $6,402,922 for Fiscal Year 1993, compared to $4,105,458 product sales for Fiscal Year 1992. Contract revenues comprised of sales to the U.S. Government, revenues from the sale of photographic products and contract research and development revenues, contributed $685,308 to gross sales during Fiscal Year 1993 and $1,471,084 in Fiscal Year 1992.

Gross Profit
- ------------
     The Company generated a gross profit of $3,505,697 or 49.5% of net sales for Fiscal Year 1993, compared to of $2,474,653 or 44.4% of net sales for Fiscal Year 1992. This difference was primarily due to a change in the Company's product mix resulting from the acquisitions of Intec, whose products generally carry a higher product margin than those sold by the Company through its Industrial Computer and Systems Development Divisions.

Selling, General and Administrative Expense
- -------------------------------------------

     Operating expenses, consisting of selling, general and administrative expenses, for Fiscal Year 1993 were $3,544,909 or 50% of net sales, compared to $2,870,690 or 51.5% of net sales for Fiscal Year 1992. The increase was primarily due to increased general and administrative expenses associated with the operation of Intec and to increased sales and marketing efforts of the Amdex Division in the U.S. and European markets.

Engineering Expense
- -------------------

     The Company had engineering expenses of $1,076,731 for the year ended September 24, 1993, or 15.2% of net sales, compared to $851,186 or 15.3% of net sales for the year ended September 25, 1992. This increase can be attributed primarily to the acquisition of Intec, the integration of the Company's product lines with those of Intec, the development costs incurred in connection with the development of the next generation of Intec's products, and the improvement of the Company's existing products.

Interest Expense/Interest Income
- --------------------------------

     The Company had interest expense of $231,725 for the year ended September 24, 1993, compared to $98,166 for the same period in 1992, an increase of $133,559. This increase was due to an increase in the Company's outstanding debt resulting from the acquisition of its Intec subsidiary. As a result of the reduction of the outstanding principal balance of the convertible promissory notes payable to the Intec noteholders, the Company anticipates that interest expense in connection with these notes will decrease in future quarters.

     For the years ended September 24, 1993, and September 25, 1992, the Company earned $14,800 and $81,662, respectively, of interest income from cash invested in short term certificates of deposit. This decrease in interest income in Fiscal Year 1993 was attributed to a lack of available cash for investment by the Company due to continuing losses from operations and to the debt assumed in connection with the Intec acquisition.

                                      (31)

Amortization of Costs in Excess of Net Assets Acquired (Goodwill)
- -----------------------------------------------------------------

     The Company is amortizing Goodwill associated with the acquisition of Intec over a fifteen year period. Amortization for fiscal year ended September 24, 1993, was $326,930, compared to $108,744 during the year ended September 25, 1992. The increase is due to expense recognition for a full year in the current period offset by a recalculation based on a setoff against the former owners and noteholders.

Other Expenses
- --------------

     Other expense amounted to $94,547 during the year ended September 24, 1993, compared to $24,275 for the year ended September 25, 1992. The increase was primarily due to a loss on the disposal of fixed assets and a sales and use tax audit adjustment.

Net Loss
- --------

     The net loss for the year ended September 24, 1993, totaled $1,754,345 or ($.70) per share, compared to a loss of $1,396,746 or ($.64) per share for Fiscal Year 1992. The increased loss of $357,599 was primarily attributable to the amortization of goodwill, and interest expenses associated with the acquisition of Intec, as well as increased selling, general and administrative expenses, as described herein.

Backlog
- -------

     At September 24, 1993, the Company's backlog had increased to $2,378,500 from $1,301,000 at September 25, 1992. Backlog for contracts, sales to the U.S. Government, sales of photographic equipment and contract research and development revenues increased during the same period from $88,000 in Fiscal Year 1992 to $926,000 in Fiscal Year 1993, while backlog for product sales, industrial inspection equipment, and computers increased from $1,213,000 at the end of Fiscal Year 1992 to $1,452,000 at the end of Fiscal Year 1993.

Capital Expenditures

     The Company does not have any material commitments for capital expenditures at this time.

Effect of Inflation

     In 1992, 1993, 1994, and 1995, there was only small, gradual inflation with little effect on the Company's operating costs.

Liquidity and Capital Resources

     Since its merger with Intec Corp. in May, 1992, the Company has satisfied its capital needs principally through private sales of stock, bridge financing, subordinate and demand notes, and the utilization of lines of credit from a bank and a financing company.

     At December 31, 1995, the Company had working capital of $1,106,519 compared to a working capital deficit of $ (936,383) at December 31, 1994. Over the past twelve months the Company's primary source of liquidity consisted of approximately $1.3 million provided from the Company's 1995 private offering, in which the Company sold two million units of its securities @ $.80 per unit, as follows:

          2,000,000        Shares of Common Stock
          2,000,000        Class C Warrants
          2,000,000        Class D Warrants


The Class C and Class D Warrants are exercisable upon the first to occur of December 1, 1995, or the date the Registration Statement becomes effective and thus they are exercisable as of the date of this Prospectus. The stated or initial Warrant exercise prices, $2.75 and $3.75, respectively, have been adjusted to $.21 and $1.66 per share as of March 24, 1996. Management projects that an additional source of liquidity will be provided by the exercise of Class C Warrants in fiscal year 1996. See "USE OF PROCEEDS", page 13.
                                                            --


     The Company intends to use the proceeds of the exercise of Warrants and Options to replenish its working capital for the cost of this offering and to build up its working capital.

     On September 29, 1995, the Company replaced its lender by obtaining a new revolving credit facility from a private lending company under which it can obtain advances of up to $2 million against up to 80% of its eligible accounts receivable and 15% of qualified inventory. The Company's borrowing availability under this credit facility may be enhanced by the inclusion of all foreign receivables for which irrevocable letters of credit are given or in respect of which foreign credit insurance is obtained. The Company has received a proposal from a bank which would provide a revolving credit facility of up to $1 million for domestic sales and $2 million for foreign sales, coupled with an Eximbank loan guaranty. The Company plans to pursue this proposal with a view to entering into a new lending relationship during the second fiscal quarter of 1996.



                                      (32)

     In addition to the possibility of a new revolving credit facility, the Company is seeking export transaction financing and additional state economic assistance, and it is also evaluating additional equity investments. The Company believes that the anticipated cash flow from operations, further cost control measures, and borrowings under its existing (and replacement) revolving credit facility will allow the Company to satisfy its cash needs for the next 12 months and in the longer term. However, there can be no assurance that liquidity would not be adversely impacted by a decline in general economic conditions or that future credit facilities will be available.


























                                      (33)

                                   MANAGEMENT

Directors and Executive Officers
- --------------------------------

     The current directors, executive officers and key employees of the Company, their ages and their positions held in the Company, are as follows:

Name                      Age  Position
- ----                      ---  --------
Gerald W. Stewart         51   President and Chief Executive Officer
                               Director

Joseph Schlig             68   Chief Financial Officer, Vice President, Treasurer, and
                               Secretary

Alfred L. Simensen        54   Vice President and General Manager, Inspection
                               Division(1)

Walter D. Stewart         30   General Manager, Amdex Division

Ludo Soetens              56   Managing Director, Intec Europe, Ltd.

Howard Davidoff           39   Director

Tancred V. Schiavoni      68   Director

Eric H. Twerdahl          48   Director

     (1) Mr. Simensen will step down as Vice President and General Manager as of May 15, 1996.

     Each director is elected for a period of one year at the Company's annual meeting of stockholders and serves until his or her successor is duly elected by the stockholders. In general, vacancies in existing directorships, and newly created directorships resulting from any increase in the authorized number of directors may, be filled by a majority vote of the directors then in office.

     The Company has agreed to pay outside directors $1,200 per meeting attended and to reimburse outside directors for the expenses they incur to attend Board meetings. Dr. Stewart does not receive any compensation for serving as a director.

     The following is a summary of the principal occupations during the past five years of each of the directors, executive officers, and key employees named above:

     GERALD W. STEWART, PH.D. Dr. Stewart was elected Chairman of the Board and Chief Executive Officer of the Company in April, 1988, after serving as President and Chief Executive Officer since October, 1984. Since joining the Company in 1979 as Director of the Center for Chemical and Environmental Physics, Dr. Stewart has held several positions, including Director of Engineering and Vice President for Strategic Planning and Development. Prior to joining the Company, Dr. Stewart served as Chief, Supporting Research Branch at the U.S. Department of Energy's Morgantown Energy Technology Center, where he was responsible for developing new and improved devices for in-process monitoring and the transfer of these technologies to the commercial sector. Dr. Stewart served as assistant professor of chemistry at West Virginia University and as a research associate at both the Massachusetts Institute of Technology and Washington University. Dr. Stewart holds a Ph.D. in Physical Chemistry from the University of Idaho, an M.S. in Physical Chemistry from South Dakota School of Mines and Technology, and a B.S. in Chemistry from Wilmington College.

     JOSEPH SCHLIG. Mr. Schlig jointed the Company in June 1995 as Vice President, Treasurer, and Secretary. He was appointed Chief Financial Officer by the Board of Directors in September, 1995.For the past five years he has been the Co-Managing Director of Fairhaven Associates, a consulting firm specializing in advising small and emerging businesses. He has many years of business experience including Director of Marketing, Latin America, for ITT and Director of International Operations for Revlon. He has been a Director and Chairman of the Finance Committee of Hadron, Inc. (OTC), Chairman of the Supervisory Committee and Director of the Greenwich (CT) Federal Credit Union, and is currently a Director of the Bridgeport Economic Development Corporation and The MIT Enterprise Forum. He is also a planning consultant to the Connecticut Department of Economic Development through the Flexible Manufacturing Network Center. He has operated several small/medium size companies in both the public and private sectors. Mr. Schlig has an engineering degree from the Stevens Institute of Technology and an M.B.A. from the Harvard Business School where he was a Baker Scholar. Mr. Schlig is a member of the Audit Committee.

     ALFRED L. SIMENSEN. Mr. Simensen joined the Company in May, 1995, as Vice President and General Manager of the Surface Inspection Division. He has an extensive background spanning twenty five years in international business development with Centronics Data

                                      (34)

Corporation as Manager of international sales, Schlumberger Technologies as Vice President of Asia/Pacific Operations, Adra Systems, Inc. and Virtual Prototypes, Inc. as Vice President of Worldwide Sales. During the past five years he has served as consultant to Adra Systems, Inc., and to the Company, prior to joining it in May, 1995. In additional to developing and managing worldwide sales organizations, Mr. Simensen has established a headquarters operation in Singapore, structured subsidiary companies in Japan, Australia, and Canada, joint ventures in China and Germany, and technology transfers in India and China. Mr. Simensen has served as a lecturer on international commerce to the American Management Association and the Massachusetts Port Authority Export School. He also served as an Executive on Loan to the President of the United States as a Project Leader in President Carter's Reorganization Project. Mr. Simensen is a graduate of Wentworth Institute of Technology.

     WALTER D. STEWART. Mr. Stewart joined Intec in 1993 as the General Manager of AMDEX Industrial Computer Division. Prior to joining the Company, Mr. Stewart owned and operated B & S Systems Consulting, a company that designed, built and installed computer networks. Mr. Stewart has 10 years of experience working with both mainframe, mini and PC computers and is certified by both Novell and SCO. Mr. Stewart is the son of Dr. Stewart, President, Chief Executive Officer, and Director.

     LUDO SOETENS. Mr. Soetens joined Intec Europe, Ltd., in 1990 and has been its Managing Director since then. He is responsible for all European sales and technical support. He has over 24 years of international experience in the process controls industry including sales and administrative management. Previously, Mr. Soetens was General Manager at Fisher Controls, Belgium.

     HOWARD DAVIDOFF. Mr. Davidoff, who has served as a Director since November, 1987, has been Managing Director of the Venture Capital Department of Carl Marks & Co., Inc., operated as CMNY Capital, in New York, New York. Carl Marks & Co., Inc., is an investment banking firm. From February, 1981, to May, 1986, Mr. Davidoff was employed by The Chase Manhattan Bank (National Association) as a corporate lending officer. Mr. Davidoff holds a B.B.S. degree from Boston University and an M.B.A. degree from New York University. Mr. Davidoff is a member of the Compensation and Audit Committees.

     TANCRED V. SCHIAVONI. Mr. Schiavoni was elected to the Board January 23, 1996. Prior to his retirement he was a general partner of Investech, L.P. He holds a B.S. degree in electrical engineering from Columbia University.

     ERIC H. TWERDAHL. Mr. Twerdahl was elected to the Board January 23, 1996. Since 1988 he has been Managing Director of Fox, Twerdahl, Lehman & Co., an investment banking firm which provides corporate finance, advisory, and merger and acquisition services to clients in the U.S. and abroad. He holds a B.A. degree from Johns Hopkins University and an M.B.A. degree from Boston University.

Committees
- ----------

The Audit Committee consists of

     Howard Davidoff, Chairman
     Eric J. Twerdahl
     Joseph Schlig

The Compensation Committee consists of

     Tancred V. Schiavoni, Chairman
     Howard Davidoff
     Eric Twerdahl

Compensation Committee Interlocks and Inside Participation
- ----------------------------------------------------------

     During the fiscal year ended September 30, 1995, Robert J. Borel and Howard Davidoff comprised the Compensation Committee of the Board; during the period of October, 1995, through the current date, Tancred V. Schiavoni, Howard Davidoff and Eric Twerdahl comprised the Compensation Committee. None of them are or at any time have been officers of the Company.






                                      (35)

                             EXECUTIVE COMPENSATION

     The following table sets forth a summary of all compensation paid by the Company to each of the most highly compensated executive officers, whose total annual salary and bonus exceeded $100,000, for their services in all capacities to the Company and its subsidiary during the fiscal years ended September 30, 1995, September 30, 1994, and September 24, 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                                     Long Term Compensation
                                        Annual Compensation                              Awards              Payouts
 Name and Principal Position       Year       Salary     Bonus   Other Annual   Restricted  Options/SARS  LTIP Payouts   All Other
                                                                 Compensation     Stock                                Compensation
                                                                                 Award(s)
                                                ($)       ($)        ($)           ($)            #            ($)          ($)

             (a)                   (b)          (c)       (d)        (e)           (f)           (g)           (h)          (i)

 Gerald W. Stewart,            1995          $125,000  ----      ----          ----         1.0000100e+1  ----           ----
  Chairman, Chief Executive    1994          $125,000  ----      ----          ----         4             ----           ----
  Officer, and President       1993          $ 62,000  $25,000   $18,000 (1)                              ----           ----


 Philip L. White               1993          $126,000            $55,000 (2)
  Former Executive                           (3)
  Vice President
  Sales/Marketing
  (Intec Corp.)

     (1) Under the terms of his employment agreement ending December 31, 1993, Dr. Stewart was entitled to an annual allowance of $18,000 in non-accountable expenses which was paid.

     (2) In Fiscal Year 1993, the Company forgave approximately $55,000 in notes receivable from Mr. White.

     (3) Compensation to Mr. White was paid by Intec Corp., not the Company (registrant).





                                      (36)

Employment Agreements
- ---------------------

     The Company has entered into an employment agreement (the "Employment Agreement") with Dr. Gerald W. Stewart, engaging him as its President and Chief Executive Officer, effective January 1, 1994. The Employment Agreement provides for a five-year term and an annual base salary of $125,000 payable in substantially equal payments in accordance with the Company's usual practices with reimbursement for reasonable business expenses. The base salary was increased to $145,000 per year as of October 1, 1995. A cash bonus determined cash bonus by the Board of Directors can be earned if the Company meets or exceeds the target goals for the year, as set by the Board of Directors.

     Dr. Stewart's employment may be terminated by the Company at any time for "good cause" (as defined in the Employment Agreement) and Dr. Stewart may terminate his employment at any time by providing 30 days' prior written notice to the Company. Under either of these circumstances, the Company will be obligated to pay Dr. Stewart his base salary plus accrued bonus and expenses through the end of the month of termination. If the Company terminates Dr. Stewart's employment other than for "good cause" or if Dr. Stewart terminates his employment due to a material breach of the Employment Agreement by the Company, Dr. Stewart is entitled to receive from the Company a sum equal to the annual base salary then in effect, payable in 10 consecutive equal monthly installments.

     The Employment Agreement also includes non-competition provisions which prevent Dr. Stewart from competing with the Company while employed by the Company and which prevent Dr. Stewart, for a period of two years after his termination of employment, from hiring any employee of the Company, or from persuading any employee, customer, independent contractor, dealer, supplier or client of the Company from discontinuing its relationship with the Company. If Dr. Stewart's employment is terminated by the Company without "good cause", or by Dr. Stewart as a result of a material breach of the Employment Agreement by the Company, the two year period mentioned above is be reduced to one year.

     The Board has granted to Dr. Stewart options to purchase 100,000 shares of common stock under its 1985 and 1991 Stock Option Plans, all at the exercise price of $1.31 per share.

               ------------------------------------------------


     The Company entered into an employment agreement with Alfred L. Simensen (the "Simensen Employment Agreement"), engaging him as its Vice President and General Manager - Inspection Division, effective May 8, 1995. The Simensen Employment Agreement provided for a one-year renewable term and an annual base salary of $120,000, with reimbursement for reasonable business expenses. A cash bonus can be earned if the Company meets or exceeds the target goals for the year, as set by the Board of Directors. As an inducement to his employment, the Board granted Mr. Simensen options to purchase 100,000 shares of common stock at $1.25 per share, the trading price of the shares as of the date of grant, May 8, 1995.

     Mr. Simensen's employment may be terminated by the Company at any time for "good cause" (as defined in the employment agreement) and Mr. Simensen may terminate his employment at any time by providing 30 days' prior written notice to the Company. Under either of these circumstances, the Company will be obligated to pay Mr. Simensen his base salary plus any accrued bonus and expenses through the end of the month of termination. If the Company terminates Mr. Simensen's employment other than for a "good cause", or if Mr. Simensen terminates his employment due to a material breach by the Company of the employment agreement, Mr. Simensen is entitled to receive from the Company a sum equal to the then most recent base salary, payable in 10 consecutive equal monthly installments.

     The employment agreement also includes non-competition provisions which prevent Mr. Simensen from competing with the Company while employed by the Company and which prevent Mr. Simensen, for a period of two years after his employment terminates, from hiring any employee, customer, independent contractor, dealer, supplier, or client of the Company from discontinuing its relationship with the Company. If Mr. Simensen's employment is terminated by the Company without "good cause" or by Mr. Simensen as a result of a material breach of the employment agreement by the Company, the two year period mentioned above is reduced to one year.



                                      (37)

     As an inducement to his employment, the Board granted Mr. Simensen options to purchase 100,000 shares of common stock at $1.25 per share, the closing trading price of the shares on the date of grant, May 8, 1995.

               ----------------------------------------------------

     The Company entered into an employment agreement with Mr. Joseph Schlig as Vice President of Finance, Chief Financial Officer, Treasurer, and Secretary of the Company, effective September 30, 1995. This employment agreement provides for a one year renewable, term, and an annual base salary of $100,000, payable in substantially equal payments in accordance with the Company's usual practices, with reimbursement for reasonable business expenses. A cash bonus determined by the Board of Directors can be earned if the Company meets or exceeds the target goals for the year, set by the Board of Directors.

     Mr. Schlig's employment may be terminated by the Company at any time for "good cause" (as defined in the employment agreement) and Mr. Schlig may terminate his employment at any time by providing 30 days' prior written notice to the Company. Under either of these circumstances, the Company will be obligated to pay his base salary plus any accrued bonus and expenses through the end of the month of termination. If the Company terminates Mr. Schlig's employment other than for "good cause", or if it terminates his employment agreement, Mr. Schlig is entitled to receive from the Company a sum equal to the then most recent base salary, payable in 10 consecutive equal monthly installments.

     The employment agreement also includes non-competition provisions which prevent Mr. Schlig from competing with the Company while employed by the Company and which prevent Mr. Schlig, for a period of two years after his employment terminates, from hiring any employee of the Company or from persuading any employee, customer, independent contractor, dealer, supplier, or client of the Company from discontinuing its relationship with the Company. If Mr. Schlig's employment is terminated by the Company without "good cause" or as a result of a material breach of the employment agreement by the Company, the two year period mentioned above is reduced to one year.

     Mr. Schlig was granted options to purchase 100,000 shares of Common Stock at $1.50 per share, the closing trading price of the shares on the date of grant, October 13, 1995, subject to there being shares made available for grant by action of the stockholders at their 1996 Annual Meeting scheduled for April 9, 1996.

               ------------------------------------------------

     Philip L. White was engaged in 1993 as President, Chief Executive Officer, and Executive Vice President, Sales and Marketing, of Intec Corp., pursuant to an employment agreement. He is no longer employed by Intec and the Company has completed all of its obligations to him.

               ------------------------------------------------

     Mr. Vollmer's employment ended June 1, 1995, when he took a permanent disability leave. He died October 19, 1995. The Company believes that all of its obligations to Mr. Vollmer are covered by disability and other insurance policies. Mr. Vollmer's legal representatives retain the right to exercise his vested stock options, issued under the 1991 Incentive Stock Option Plan, until October 19, 1996.



                                      (38)

                   Options/SAR Grants in Last Fiscal Year

================================================================================
                                                          Potential
                                                          Realizable
                                                          Value of
                    Individual Grants                     Assumed Annual
                                                          Rates of Stock
                                                          Price
                                                          Appreciation
                                                          for Option Term
    (a)       (b)          (c)         (d)        (e)       (f)         (g)
- --------------------------------------------------------------------------------
 Name     Number of   % of Total
          Securities  Options/SARs  Exercise
          Underlying  Granted to    or Base
          Options/SA  Employees in  Price     Expiration
          Rs Granted  Fiscal Year   ($/Sh)    Date        5%($)       10%($)
          (#)

- --------------------------------------------------------------------------------
 Gerald
 W.
 Stewart  10000       15.8%         1.31      9/30/98     $5,566.70   $8,362.37
================================================================================

              Aggregated Option Exercises in Last Fiscal Year
                         and Year-End Option Values

                       Number of Securities            Value of Unexercised
                       Underlying Unexercised         In-The-Money Options
                       Options at FY-End                  at FY-End
                    ---------------------------   --------------------------

Name               Unexercisable   Exercisable     Unexercisable  Exercisable
- ----               -------------   -----------     -------------  -----------

Gerald W. Stewart (NEO)  48,382       51,618            $ 15,240      $ 16,260


Transactions with Management and Others
- ---------------------------------------

     Effective as of January 23, 1996, the Board of Directors (Gerald W. Stewart abstaining) voted to forgive a loan in the principal amount of $75,000 the Company had extended to Gerald W. Stewart, Chief Executive Officer and Chairman of the Board, in April of 1992, to enable him to pay an unexpected tax liability resulting from the conversion of certain deferred compensation to shares of common stock required by the underwriter in the Company's 1991 initial public offering.

                                      (39)

STOCK OPTION PLANS

     In 1985 the Company adopted the 1985 Incentive Stock Option Plan (the "1985 Plan") which provides that options granted thereunder are intended to qualify as "incentive stock options" within the meaning of Section 422 of the United States Internal Revenue Code (then 1954), as amended (the "Code"). In 1991 the Company adopted the 1991 Stock Option Plan (the "1991 Plan"). The 1991 Plan provides for the grant of options intended to qualify as incentive stock options within the meaning of Section 422 of the Code as well as for the grant of other (non-incentive) stock options. Although incentive stock options are issuable only to employees of the Company, non-incentive stock options may be issued to non-employee directors, consultants and others, as well as to employees. The 1985 Plan and the 1991 Plan are collectively referred to herein as the "Plans".

     The 1985 Plan is administered by the Board of Directors and the 1991 Plan is administered by a committee consisting of two members of the Board of Directors, neither of whom is eligible to participate in this Plan.

     The Company currently has 62,500 shares of Common Stock reserved for issuance under the 1985 Plan and there are 300,000 shares reserved for issuance under the 1991 Plan. The Board of Directors and the Compensation Committee, respectively, determine which individuals shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option and the exercise price thereof.

     The terms of grant under each of the Plans require that no option may be exercised while there is outstanding, within the meaning of Section 422A(c)(3) of the Code, any previously granted incentive-stock option.

     As of December 31, 1995, the following Options were outstanding:

  No. of          Exercise          Expiration                        Shares
  Shares           Price               Date               Vesting      Vested
- --------------   --------------    ---------------       -------     --------

                                 1985 Plan
                                 ---------

     23,445      $   1.31             10/08/01     20% per year      14,073
     25,000          1.31             03/12/02      0% per year      10,000
     ------                                                          ------
     48,445                                                          24,073

  No. of          Exercise          Expiration                        Shares
  Shares           Price               Date               Vesting      Vested
- --------------   --------------    ---------------       -------     --------

                                 1981 Plan
                                 ---------


      6,545          1.31             10/31/97      100%              6,545
     10,000          1.94             12/14/98      20% per year     10,000
     25,000          1.31             02/15/00      20% per year     15,000
      3,000          4.50             02/15/00      20% per year      1,800
     44,500          1.75             04/21/01      20% per year     17,800
     10,000          1.31             04/21/01      20% per year      4,000
     10,000          1.31             03/14/02      20% per year      2,000
     50,700          1.31             03/14/02      20% per year     10,140
    100,000          1.25             05/08/02      33 1/3% per year 33,333
     30,000          1.50             10/13/02      20% per year      6,000
     ------                                                           -----
    289,745                                                         106,618

     There were no exercises of any stock options in the fiscal year ended September 30, 1995, or during the three months ended December 31, 1995.

     See Table II at page 47 for Options held by Executive Officers of the Company and Table II at page 47 for Warrants held by Directors of the Company.

                                      (40)

401K Plan
- ---------

     On January 1,1994, the Company adopted the "Intec Retirement Plan" with an original effective date of January 1, 1986. The Plan is a qualified 401K Profit Sharing Plan under the Internal Revenue Code, as amended. The Company made no contribution to the Plan in fiscal year 1995, or for the three months ended December 31, 1995.

                       PRINCIPAL AND SELLING STOCKHOLDERS

     The following tables set forth on a pro forma basis certain information regarding the beneficial ownership of the issued and outstanding shares of
Common Stock as of   December 31, 1995, inclusive of the  shares of Common
Stock offered by this Prospectus (which include shares subject to issuance upon exercise of certain warrants) by: (I) each director of the Company;
(ii) each person nominated to become a director of the Company; (iii) each of the executive officers of the Company; (iv) all directors and officers of the Company, as a group; (v) each person known by the Company to own beneficially more than 5% of the Common Stock of the Company; and (vi) each other selling stockholder.

     Table I shows the stockholdings of the officers, directors, and present 5% shareholders, and their percentage ownership based on (a) 5,218,298 the number of outstanding shares of common stock as of December 31, 1995, and (b) 9,565,605 as the number of shares to be outstanding after the Offering assuming all Warrants and Options covered by this registration statement
are exercised.   Table II shows the holders of shares and warrants  received in the private offering ("Selling Stockholders"), and the holders of warrants and options, whose exercise will cause the delivery by the Company of the shares enumerated (also "Selling Stockholders").

     The Selling Stockholders may offer and sell the shares of Common Stock pursuant to this Prospectus from time to time. The distribution of such securities may be effected in one or more transactions that may take place on the over-the-counter market including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more brokers/dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market
prices or at negotiated prices.   Usual and customary or specifically
negotiated brokerage fees or commissions may be paid by those holders in connection with such sales.

                                                 Table I.  Principal Stockholders
                                                           ----------------------

Officers,                    Shares Beneficially             Number of Shares                   Shares Beneficially
Directors, and               Owned Prior to this               which may be                        owned after this
5% Stockholders                    Offering(1)                   Offered                             Offering(1)
- ---------------                 -------------------           ----------------                ------------------------
                               Number        Percent                                           Number          Percent
                               ------        -------                                           ------          -------

CMNY Capital, L.P.(2)          845,663         16.21                 0                         845,663           8.84
135 East 57th Street
New York, NY  10022

Worthington Industries,        172,008          3.30                 0                         172,008           1.80
  Inc.(3)
1205 Dearborne Drive
Columbus, OH  43085

Howard Davidoff (2) (4)         18,000           .34            18,000                          18,000            .19
Carl Marks & Co., Inc.
135 East 57th Street
New York, NY  10022

Dr. Gerald Stewart (5)         195,857          3.75           195,857                         195,857           2.02
1079 Boston Post Road
Sudbury, MA  01776

Robert J. Borel (3) (6)         18,000           .34            18,000                          18,000            .19
Worthington Industries,
Incorporated
1205 Dearborn Drive
Columbus, OH  43085

Joseph Schlig                      100         .0019                 0                             100            .001
129 Mayfield Drive
Trumbull, CT 06611

All Directors and
officers as a group
(3 individuals)              1,249,628         23.95           231,857                       1,249,628          12.90

                                      (41)

Footnotes are on next page.


     (1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days of this filing pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

     (2) Mr. Davidoff may be deemed the beneficial owner of these shares by virtue of his position as Managing Director, Venture Capital Department for Carl Marks & Co., Inc., an affiliate of CMNY Capital, L.P., the record owner of these shares.

     (3) Mr. Borel may be deemed the beneficial owner of these shares by virtue of his position as Vice President, Engineering for Worthington, the record owner of these shares.

     (4) Mr. Davidoff holds warrants to purchase up to: (a) 6,000 shares of Common Stock at $8.69 issued on November 1, 1992, which are exercisable until November 1, 1997, and (b) up to 12,000 shares of Common Stock at $1.31 issued on March 14, 1995, which are exercisable until March 14, 2000.

     (5) Includes the following options: (I) options granted October 8, 1991, under the 1985 Stock Option Plan to purchase 23,455 shares of Common Stock exercisable until October 8, 2001, which options vest at the rate of 20% per year, beginning October 1, 1992, such that as of April 1, 1996, options in respect of 18,764 shares had vested; (ii) options granted as of March 10, 1992, under the 1985 Stock Option Plan to purchase 25,000 shares of Common Stock, exercisable until March 10, 2002, which options vest at the rate of 20% per year, beginning March 10, 1993, such that as of April 1, 1996, options in respect of 20,000 shares are vested; (iii) options granted November 1, 1992, under the 1991 Stock Option Plan to purchase 6,545 shares of Common Stock, exercisable at any time after the date of grant and prior to November 1, 1997, such that as of April 1, 1996, all 6,545 options are vested; (iv) options granted February 16, 1993, under the 1991 Stock Option Plan to purchase 25,000 shares of Common Stock, exercisable until February 16, 2000, which options vest at the rate of 20% per year beginning February 23, 1993, such that as of April 1, 1996, options in respect of 20,000 shares are vested; (v) options granted April 21, 1994, under the 1991 Stock Option Plan to purchase 10,000 shares of Common Stock, exercisable until April 21, 2001, which options vest at the rate of 20% per year beginning April 21, 1994, such that as of April 1, 1996, options in respect of 4,000 shares are vested and options for an additional 2,000 shares will vest within 60 days; and (vi) options granted March 14, 1995, under the 1991 Stock Option Plan to purchase 10,000 shares of Common Stock, exercisable until March 14, 2001, which options vest at the rate of 20% per year beginning March 14, 1995, such that as of April 1, 1996, 4,000 of these options are vested.

     (6) Mr. Borel holds warrants to purchase up to: (a) 6,000 shares of Common Stock at $8.69 per share on November 1, 1992, which are exercisable until November 1, 1997, and (b) 12,000 shares of Common Stock at $1.31 issued on March 14, 1995, which are exercisable until March 14, 2000.

                                      (42)

                                                Table II
                                   Persons Whose Securities are to be
                                 Included in this Registration Statement
                                 ---------------------------------------

                                                                            Total Shares
Shareholders in the                    Number of    Warrants        Held  if all Warrants
Private Offering                      Shares Held      C             D       Exercised
- ----------------                      -----------      ------        ---- ----------------
Donaldson, Lufkin &
 Jenrette Securities
 Corporation, custodian
 f/b/o Becker, Stanley                    250,000     250,000     250,000    500,000
Cattonar, Ray                             130,000     130,000     130,000    260,000
Clapp, Clarence P.
 and Doris E. Clapp, JTWROS               137,500     137,500     137,500    275,000
DeBlasio, Boniface                         12,500      12,500      12,500     25,000
Dyke, Kermit R. and
 Barbara W. Dyke, JTWROS                   56,250      56,250      56,250    112,500
Epinal Corp., Ltd.                         37,500      37,500      37,500     75,000
Fear, Richard A.                           15,700      15,700      15,700     31,400
Feigenbaum Family                          31,250      31,250      31,250     62,500
  Partnership
First Montauk Securities
 Corp.                                     31,250      31,250      31,250     62,500
Firstmark Corp.                           192,500     192,500     192,500    385,000
Flanagan, John L.                          25,000      25,000      25,000     50,000
Harborside Associates                     100,000     100,000     100,000    200,000
JW Charles/CSG and others                  19,625      19,625      19,625     39,250
Kennedy Capital Management,
 Inc., Defined Benefit Pension Plan        62,500      62,500      62,500    125,000
Donaldson, Lufkin &
 Jenrette Securities
 Corporation, custodian
 f/b/o Charles Y. Kim                      25,000      25,000      25,000     50,000
Y.J. Kim Anesthesia S.C.
 Defined Benefit Plan & Trust,
 Y.J. Kim, Trustee                         62,500      62,500      62,500    125,000
Lattanzio, Stephen P.                      31,250      31,250      31,250     62,500
DLJSC FBO Tzium Shou Lee
 IRA Rollover Account                     175,000     175,000     175,000    350,000
Leeds, Marshall T.                          2,625       2,625       2,625      5,250
Levitin, Eli                               25,000      25,000      25,000     50,000
Marks, Joel E.                              5,250       5,250       5,250     10,500
Nathanson, Barry F.                       106,250     106,250     106,250    212,500
Picasso, Daniel                            50,000      50,000      50,000    100,000
Prosperity Investments, Inc.               37,500     37,500       37,500     75,000
Russo, Anthony J.                          18,750      18,750      18,750     37,500
Safier, Jacob                             100,000     100,000     100,000    200,000
TEMCO - McConnaughy, Jr., J.E.            250,000     250,000     250,000    500,000
Von Bibra, Conrad                          53,050      53,050      53,050    106,100
Wolfson Equities Partnership
 (c/o Jacob Safier)                       125,000     125,000     125,000    250,000
Williams, Gibbs A.                         31,250      31,250      31,250     62,500
                                           ------      ------      ------     ------
TOTAL                                   2,200,000   1,100,000   1,100,000  4,400,000


                                      (43)

Other Shareholders                                      Number of Shares Held
- ------------------                                      ---------------------

[list to be obtained from Transfer Agent and inserted prior to effective date of Registration Statement]

Holders of                                             Number of Shares to be
Class A Warrants          Number of Warrants Held      Issued on Exercise
- ----------------          -----------------------      ---------------------

[list of all holders to be obtained from the Transfer Agent and inserted prior to effective date of registration statement]


Holders of                                             Number of Shares to be
Class B Warrants         Number of Warrants Held       Issued on Exercise
- ----------------         -----------------------       ---------------------

[list of all holders to be obtained from the Transfer Agent and inserted prior to effective date of registration statement]

Representatives'                                       Number of Shares to be
Warrants                 Number of Warrants Held       Issued on Exercise
- ----------------         -----------------------       ---------------------

Schneider Securities, Inc.
104 Broadway
Denver, CO 80203                       8,800                  8,800

Henry Tow
5 Shirley Blvd.
Cranston, RI 02920                     1,900                  1,900

Pasquale Ruggieri
51 Country Lane
Cranston, RI 02920                    10,650                 10,650

Arthur Jenkins
101 Transit Avenue
Providence, RI 02906                  10,650                 10,650

Thomas L. De Pretrillo
7 Constitution Hill
Providence, RI 02904                  15,500                 15,500

Titan Value Equities
 Group, Inc.
17852 Seventeenth St.
Tustin, CA 92680                      12,500                 12,500
                                      ------                 ------

 TOTAL                                60,000                 60,000

New Lender's                                           Number of Shares to be
Warrants                 Number of Warrants Held       Issued on Exercise
- ----------------         -----------------------       ---------------------

Boston Financial
& Equity Corp.
20 Overland Street
Boston, MA 02215                     100,000                100,000


                                      (44)

                             Number of Shares to be
Other Warrantholders        Number of Warrants Held    Issued on Exercise
- --------------------        -----------------------    -------------------

Intec Group Warrant List

European Development
 Capital Limited Partnership                  1,684                  1,684
European Development
 Capital Corporation, N.V.                    2,173                  2,173
767 V.C.I. Ventures N.V.                      2,059                  2,059
Noro-Venture Partners IV                      5,895                  5,895
Asea-Harvest Partners I                       2,362                  2,362
N.A.B. Nordic Investors Ltd., N.V.            1,257                  1,257
WFG-Harvest Partners                          1,546                  1,546
Campanius-Harvest Partners                      442                    442
Harvest Technology Partners, L.P.               177                    177
Harvest Associates, L.P.                        101                    101
State Farm Mutual
 Automobile Insurance                        13,946                 13,946
Pioneer Associates, L.P.                      4,175                  4,175
Pioneer III, L.P.                             4,709                  4,709
Pioneer IV, L.P.                              4,716                  4,716
James G. Niven                                1,353                  1,353
R. Scott Asen                                   578                    578
Neil A. McConnell                             1,729                  1,729
Neil Gagnon                                   1,325                  1,325
Borrexo Corp.                                    19                     19
Oxam Corp.                                       22                     22
Gerlach & Co.                                   280                    280
Swiss Bank Corp.                                  6                      6
Ince & Co.                                      100                    100
61 Broadway Associates Partnership               76                     76
Union Bank Switzerland
 (Lausanne)                                     200                    200
Union Bank Switzerland
 (Montreaux)                                    251                    251
Louis Aledort                                     1                      1
Travis Anderson                                 116                    116
Theodore G. Bartholdi                             3                      3
Edmund Bartlett                                   1                      1
Robert C. Bechert                                77                     77
Bershire Paper Co.                               17                     17
Leonard B. Boehner                                1                      1
Louis Castaldi                                    1                      1
Stanley A. Dolin                                 18                     18
Ruth W. Finch                                   147                    147
Norman Gatof                                     36                     36
Edwin A. Gee                                      4                      4
Bruns Grayson                                   116                    116
Rainer Greeven                                    1                      1
Lawrence Hancock                                 58                     58
Ake Hoegberg                                     48                     48
David Howe                                      116                    116
Paul F. Jacobson, P.C.                            5                      5
Stephen O. James                                116                    116
Macko Lacquer                                     1                      1
Samuel Lenhur                                     1                      1
Frank Low                                         1                      1
Robert Meijer                                     1                      1

                                      (45)

Cydney Meltzer                                    1                      1
Monty Merlen                                      8                      8
Barry F. Nathanson                               16                     16
Peter H. Nichols                                 46                     46
Bernard J. O'Keefe                                1                      1
John R. O'Laughlin                               36                     36
Murray V. Osofsky, M.D.                          36                     36
RTS Research Labs, Inc.                         619                    619
St. John's College                              178                    178
Stuart K. Schienvar                              77                     77
Francine Sommer                                   2                      2
Charles R. B. Stowe                             143                    143
David Beecher Stowe, et al.                     630                    630
Edith Stowe, et al.                              97                     97
Robinson B. Stowe                                87                     87
Harold V. Wallace                                 3                      3
Elisabeth Wehner                                  1                      1
Richard E. Welch, Jr.                            17                     17
Harvey J. Wertheim                                5                      5
H65 Trust F/B/O David Beecher Stowe              82                     82
H57 Trust F/B/O David Beecher Stowe              82                     82
Henry B. Stowe                                  103                    103
Richard A. M. Stowe                              69                     69
Kenneth C. Yu                                     4                      4
S. Robert Maszaros                               15                     15
Joseph D. Paumi                                   3                      3
William J. Sautner                               15                     15
John Robert Maytag                            1,128                  1,128
Richard Berniik                                  62                     62
Robert W. McKendrick                          1,050                  1,050
Michael E. Faherty                            2,100                  2,100
Ronald J. Bekech                                525                    525
Mario Carozza                                   525                    525
Joseph J. Franchi                               525                    525
John S. Hubertus                                525                    525
Joseph D. Paumi                                 525                    525
Ludo Soetens                                    525                    525
Spengler, Carlson, Gubar,
 Brodsky & Frischling                         5,000                  5,000
Bruce S. Laskin                               2,100                  2,100
Philip L. White                               2,100                  2,100
                                              -----                  -----

 TOTAL                                       71,133                 71,133

                                      (46)

Non-Intec Group Warrantholders

L.G. Zangani, Inc.
 c/o Financial Public Relations
 Penn Plaza, Suite 5
 62 Pennsylvania Avenue
 Flemington, NJ 06822                        25,694             25,694

Vincent A. Fulmer
 27 Kimball Road
 Arlington, MA 02174                          6,000              6,000

Howard Davidoff
 Carl Marks and Co., Inc.
 135 East 57th Street
 New York, NY 10022                          18,000             18,000

Arthur Jenkins
 101 Transit Street
 Providence, RI 02906                         6,000              6,000

Robert J. Borel
 c/o Worthington Industries
 1127 Dearborn Drive
 Columbus, OH 43085                          18,000             18,000
                                             ------             ------
 TOTAL                                       73,694             73,694


Holders of Options                                       Number of Shares to be
issued under 1985 Plan          Number Options Held      Issued on Exercise
- ----------------------          -------------------      ---------------------
Gerald W. Stewart
P.O. Box 529
1079 Old Boston Post Road
Sudbury, MA 01776                            48,455             48,455



Holders of Options                                       Number of Shares to be
issued under 1991 Plan          Number Options Held      Issued on Exercise
- ----------------------          ---------------------    ---------------------

Gerald W. Stewart
P.O. Box 529
1079 Old Boston Post Road
Sudbury, MA 01776                            51,545             51,545

Norma Gold
P.O. Box 529
1079 Old Boston Post Road
Sudbury, MA 01776                             6,000              6,000

Walter D. Stewart
15 Turkey Hill Terrace
Newtown, CT 06470                            40,000             40,000

Joseph Paumi
18 Ball Farm Road
Oakville, CT 06795                           10,000             10,000

James F. Borges
4 Huntington Circle
Huntington, CT 06484                          6,000              6,000

                                      (47)

John Hubertus
37 Benson Drive
Danbury, CT 06810                             3,000              3,000

Elaine C. Kuhn
884 Wood Avenue
Bridgeport, CT 06604                          2,000              2,000

Ronald J. Bekech
42 Falcon Crest Road
Middlebury, CT 06762                         10,000             10,000

Dennis J. Kosisko
19 Christianna Drive
Monroe, CT 06468                              2,500              2,500

Nancy Wilkins
441 Stemway Road
Trumbull, CT 06611                            1,450              1,450

Michael Lepore
40 Dande Street
Bridgeport, CT 06604                          1,450              1,450

David R. D'Elia
27 Button Shop Road
Newtown, CT 06470                             1,400              1,400

Patrick M. Flick
99 Hillside Road
Southbury, CT 06488                           1,000              1,000

Annis O'Donnell
31 Gisella Road
Trumbull, CT 06611                            1,450              1,450

William Sautner
183 Southern Boulevard
Danbury, CT 06810                             4,500              4,500

Stefaan Quidosse
Breemlaan 26
2530 Boechout
Belgium                                       1,500              1,500

Dean Stoddart
14 Sophia Drive
Ridgefield, CT 06877                          2,500              2,500

Benedict G. Harucki
P.O. Box 185
Shelton, CT 06484                             2,000              2,000

Ludo Soetens
Pater Nuyenslaan 39
2970 Schilde, Belgium                        10,000             10,000

Jacques Muret
Avenue Normande 14
1332 Genval, Belgium                          6,000              6,000

                                      (48)

Gaston Loreti
Rue Hochets 30
4530 Viller-le-Bouillet, Belgium              3,000              3,000

Emilio Martinez
Rue F. Debelder 25
1200 Brussels, Belgium                        3,000              3,000

Gianni Evangelisti
Rue Simmonis 39
1050 Brussels, Belgium                        1,000              1,000

Jan De Keukeleire
Bosuilstratt 4
1170 Brussels, Belgium                        1,000              1,000

Alfred L. Simensen
25 Gordon Mountain Road
Winham, NH 03087                            100,000            100,000

Harry Fontana
357 Lebanon Hill
Southbridge, MA 01550                         1,000              1,000

Varathajan Sambasivam
87 Putting Green Road
Trumbull, CT 06611                            1,500              1,500

Nadine D'Haese
Bld. de Souverain 356, B. 28
1160 Brussels, Belgium                        1,450              1,450

Paul Cowan
9 Beverly Road
Trumbull, CT 06611                            1,000              1,000

Earl Shoop
71 Seaside Avenue
Milford, CT 06460                             1,000              1,000

Estate of Eckart Vollmer
62 Round Hill Drive
Fairfield, CT 06430                          13,000             13,000
                                             ------             ------
 TOTAL                                      291,245            291,245

                                      (49)

                         DESCRIPTION OF SECURITIES

Preferred Stock.

The Company is authorized to issue up to 1,000,000 shares of Preferred Stock, $.01 par value. The Preferred Stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include voting rights (including the right to vote as a series on particular matters), preferences as to dividends and liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any Preferred Stock could reduce the rights of the holders of Common Stock, and, therefore, reduce the value of the Common Stock. In particular, specific rights granted to holders of Preferred Stock could be used to restrict the Company's ability to merge with or sell its assets to a third party, thereby preserving control of the Company by existing management.

Common Stock.

The Company is authorized to issue a total of 14,000,000 shares of Common Stock, $.01 par value per share. The holders of Common Stock are entitled to one vote for each share held of record on each matter submitted to vote of stockholders. There is no cumulative voting for election of directors. Subject to the prior rights of any series of Preferred Stock which may from time to time be outstanding, if any, holders of Common Stock are entitled to receive ratably such dividends as may be declared by the Board of Directors out of funds legally available therefor, and, in the event of the liquidation, dissolution or winding up of the Company, are entitled to share ratably in all assets remaining after payment of liabilities. Holders of Common Stock have no pre-emptive rights and have no rights to convert their Common Stock into any other securities. The outstanding shares of Common Stock are, and the Common Stock to be outstanding upon exercise of the Warrants and Options will be, validly issued, fully paid and nonassessable.

As of the date of this Prospectus, the executive officers and directors of the Company own approximately 23.95% of the outstanding Common Stock, assuming that al2 Warrants and Options, exercisable by the officers and directors of the Company within 60 days of the date of this Prospectus, are exercised. If all Warrants and Options covered by this Prospectus are exercised and all warrant and option shares are issued, the officers and directors of the Company will own approximately 12.90% of the then outstanding Common Stock. See "PRINCIPAL AND SELLING STOCKHOLDERS - Table I."

Publicly-Traded Warrants.

     Class A Warrants

The Company has authorized and issued Class A Warrants to purchase an aggregate of up to 690,000 shares of Common Stock and has reserved an equivalent number of shares of Common Stock for issuance upon exercise of such Class A Warrants. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $8.00. The right to exercise the Class A Warrants will terminate at the close of business on September 30, 1996 . A Class A Warrantholder does not possess any rights as a stockholder of the Company.

     The Class A Warrants are subject to redemption by the Company at $.10 per Class A Warrant on 30 days' written notice provided the average closing bid price of the Common Stock on NASDAQ is at least $10.00 for ten consecutive trading days prior to the Notice of Redemption.

Class B Warrants

The Company has also authorized and issued Class B Warrants to purchase an aggregate of up to 690,000 shares of Common Stock and has reserved an equivalent number of shares of Common Stock for issuance upon exercise of such Class B Warrants. Each Class B Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $12.00. The right to exercise the Class B Warrants will terminate at the close of business on September 30, 1996 . A Class B Warrantholder does not possess any rights as a stockholder of the Company.

The Class B Warrants Wre subject to redemption by the Company at $.10 per Class B Warrant on 30 days' written notice provided the average closing bid price of the Common Stock on NASDAQ is at least $14.00 for ten consecutive trading days prior to the Notice of Redemption.

Non-publicly Traded Warrants

     The Company has issued a total of 4,750,619 non-publicly traded Warrants to purchase shares of its Common Stock:

          Warrants to purchase 60,000 shares of Common Stock were issued to the representatives of the underwriter in connection with the Company's initial private offering (referred to as the "Representatives' Warrants"). The exercise price is $7.80 per share. These Warrants may be exercised until July 18, 1996.

          Warrants to purchase 71,113 shares of Common Stock were issued to certain shareholders of Intec Corp. at the time of its acquisition by the Company ("Intec Shareholders' Warrants"). The exercise price is $12.00 per share. These Warrants may be exercised until May 20, 1997.

                                      (50)

          Warrants to purchase 73,694 shares of Common Stock have been issued to directors of the Company and other persons who have been connected with the Company ("Non-Intec Shareholder Warrants"). The exercise prices range from $1.31 per share to $8.69 per share. Some of these Warrants may be exercised until August 31, 2000. The Intec Shareholders' Warrants and the NonIntec Shareholder Warrants are herein collectively called "Other Warrants").

          Warrants to purchase 100,000 shares of Common Stock have been issued to the Company's current lender. The exercise price is $2.00 per share. These Warrants may be exercised until August 31, 2000.

     Class C Warrants to acquire 1,100,000 shares of Common Stock were issued in 1995 with the following terms:

     Period of
     Exercise:      These  Warrants  may be  exercised  until  November 30,
                    1998.

          Exercise Price: The initial exercise price of $2.75 per share is subject to adjustments in exercise price as provided under the terms of the private offering and has been adjusted to $.31 per share to reflect the following required adjustments:

               (a) a reduction in price in each quarter in fiscal year 1995 equal in percentage to the shortfall in pre-tax operating profit projections as follows:

                        Projected     Pre-TaxPre-Tax    % Difference
        Quarter     Operating Profit   Operating Profit   Each Quarter
        -------     ----------------   ----------------   ------------

       1st Quarter       $150,000      120,340(1)         19.77%
       2nd Quarter       $200,000      133,733(1)         33.13%
       3rd Quarter       $250,000      120,264(1)         51.89%
       4th Quarter       $400,000      204,678(2)         48.83%

                    (1)  as reported on Form 10-QSB for this quarter.

                    (2) difference between Operating Income for the fiscal year 1995 as reported in the Financial Statements which accompany this Registration Statement and the aggregate Operating Income shown on the Company's Forms 10-QSB filed for the first three quarters of fiscal year 1995.

               (b) a reduction of $0.05 for each 30 day period, beginning on the 211th day subsequent to the closing of the Offering, June 26, 1995, during which the Registration Statement to be filed by the Company to register the Securities does not become effective. Such reduction will continue until the date the Registration Statement becomes effective.

     The Company has the right to redeem the Class C Warrants at the redemption price of $0.01 per Warrant on 30 days' written notice if the quoted bid price, as quoted on NASDAQ, of the Common Stock for a period of 10 consecutive trading days prior to the notice of redemption exceeds 10% of the then exercise price of the Warrants, and if a registration statement of the Company covering the Securities is current at all times during the 30-day notice period. In the event the Company exercises the right to redeem the Warrants, such Warrants would be exercisable until the close of business on the date fixed for redemption in such notice. See, "DESCRIPTION OF SECURITIES".

     Class D Warrants to acquire 1,100,000 shares of Common Stock were issued in 1995 with the following terms:

     Period of
     Exercise:      These  Warrants may  be  exercised  until November  30,
                    1998.

     Exercise
     Price: The initial exercise price of $3.75 per share has been adjusted to $1.76 per share to reflect the following required adjustments:

                    (a) a reduction at the end of fiscal year 1995 equal in percentage to the shortfall from the annual pre-tax operating profit projection for fiscal year 1995 of $1,200,000.



                                      (51)

                    (b) a reduction of $0.05 for each 30 day period, beginning on the 211th day subsequent to the closing of the Offering, during which the Registration Statement to be filed by the Company to register the Securities does not become effective. Such reduction will continue until the date the Registration Statement becomes effective.

Registration Rights

     Pursuant to certain agreements with CMNY Capital, L.P. (formerly CMNY Capital Company, Inc.) ("CMNY"), and Worthington Industries, Incorporated ("Worthington"), the Company granted to CMNY and Worthington the right, on no more than two occasions, to require the Company to register 35,422 shares of issued and outstanding Common Stock and up to 89,462 shares of Common Stock issuable upon the exercise of certain warrants (collectively referred to as the "Registrable Securities") under the Act. The costs of any such registration are required to be borne by the Company. In addition, CMNY and/or Worthington may request that the Company register the Registrable Securities at any time that the Company files a registration statement to register its securities.

     The Representative's Warrants carry certain piggyback and demand registration rights in respect of the Warrants and the underlying shares of Common Stock, which extend to July 18, 1996.

     The New Lender Warrants carry certain piggyback registration rights, which extend to August 31, 2000.

     Pursuant to the terms of its 1995 private offering of 2,000,000 Units of its securities, consisting of 2,000,000 shares of common stock, 2,000,000 Class C Warrants (each redeemable for 1/2 share of Common Stock), and 2,000,000 Class D Warrants (also each redeemable for 1/2 share of Common Stock), the Company agreed to file a Registration Statement in respect of all of those shares, Class C Warrants, and Class D Warrants on or prior to the 90th day after the close of the private offering. The Registration Statement was filed September 5, 1995, within said 90 day period.

                               LEGAL MATTERS

     Certain legal matters have been passed upon for the Company by Seeley & Berglass, 3695 Post Road, Southport, CT 06490.

                                  EXPERTS

     The consolidated financial statements and schedule of Industrial Technologies, Inc., as of September 30, 1994, and for each of the years ended September 24, 1993, and September 30, 1994, have been included herein and in the Prospectus in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP covering the above-mentioned consolidated financial statements contains an explanatory paragraph stating that the Company was in default of a debt agreement as of the date of the report (January 6, 1995) and that its recurring losses from operations, accumulated deficit, and working capital deficiency raised substantial doubt about the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

     The consolidated financial statements and schedule of Industrial Technologies, Inc., and subsidiary as of September 30, 1995, and the year then ended are included herein and in the Prospectus in reliance upon the report of McGladrey & Pullen, LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                      (52)

                                    INDUSTRIAL TECHNOLOGIES, INC.
                             INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORTS

- -    McGladrey & Pullen, LLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . .            F-1
- -    KPMG Peat Marwick LLP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .            F-2

FINANCIAL STATEMENTS (audited)

- -    Consolidated Balance Sheets as of
     September 30, 1995 and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . .    F-3 and F-4

- -    Consolidated Statements of Operations for the
     years ended September 30, 1995 and 1994 and September 24, 1993 . . . . . . . . .            F-5

- -    Consolidated Statements of Stockholders' Equity
     for the years ended September 30, 1995 and 1994 and September 24, 1993 . . . . .            F-6

- -    Consolidated Statements of Cash Flows for the years
     ended September 30, 1995 and 1994 and September 24, 1993 . . . . . . . . . . . .    F-7 and F-8

- -    Notes to Consolidated Financial Statements . . . . . . . . . . . . . . . . . . .    F-9 to F-21

FINANCIAL STATEMENTS (unaudited)

- -    Consolidated Balance Sheets as of December 31, 1995,
     and December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           F-22

- -    Consolidated Statements of Operations for the three months ended
     December 31, 1995, and December 31, 1994 . . . . . . . . . . . . . . . . . . . .           F-23

- -    Consolidated Statement of Stockholders' Equity for the three
     months ended December 31, 1995 . . . . . . . . . . . . . . . . . . . . . . . . .           F-24

- -    Consolidated Statements of Cash Flows for the three months
     ended December 31, 1995, and December 31, 1994 . . . . . . . . . . . . . . . . .           F-25

- -    Notes to unaudited Consolidated Financial Statements . . . . . . . . . . . . . .           F-26

                                                                                                   F

                    [MCGLADREY & PULLEN, LLP LETTERHEAD]

                        INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Industrial Technologies, Inc.
Trumbull, Connecticut

We have audited the accompanying consolidated balance sheet of Industrial Technologies, Inc. and subsidiary as of September 30, 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Industrial Technologies, Inc. and subsidiary as of September 30, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

                                         /s/ MCGLADREY & PULLEN, LLP
New Haven, Connecticut
December 7, 1995

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------

The Board of Directors and Stockholders
Industrial Technologies, Inc. and Subsidiary:


We have audited the accompanying consolidated balance sheet of Industrial Technologies, Inc. and subsidiary (formerly Aerodyne Products Corporation) as of September 30, 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended September 30, 1994 and September 24, 1993. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above represent fairly, in all material respects, the financial position of Industrial Technologies, Inc. and subsidiary as of September 30, 1994 and the results of their operations and their cash flows for the years ended September 30, 1994 and September 24, 1993 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that Industrial Technologies, Inc. will continue as a going concern. As discussed in Note 14 to the consolidated financial statements, the Company is currently in default of a debt agreement and its' recurring losses from operations, accumulated deficit and working capital deficiency, raise substantial doubt about the entity's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                  /s/ KPMG Peat Marwick LLP

Stamford, Connecticut
January 6, 1995

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS
September 30, 1995 and 1994



ASSETS (Note 4)                                                   1995               1994
                                                               ----------         ----------
Current assets:
     Cash                                                      $  214,448         $  181,148
     Trade accounts receivable, less allowance for doubtful
     accounts 1995 $41,864; 1994 $61,321 (Note 11)
                                                                2,080,270          1,570,555

     Inventories (Note 2)                                       1,806,893          2,073,446
     Prepaid expenses and other current
     assets                                                        65,711             87,372
                                                               ----------         ----------

     Total current assets                                       4,167,322          3,912,521
                                                               ----------         ----------

Property and equipment, less accumulated
     depreciation 1995 $971,275; 1994 $834,709
     (Note 3)                                                      38,682            172,151
                                                               ----------         ----------

Intangible and other assets:
     Cost in excess of net assets of business
     acquired, less accumulated amortization 1995
     $1,050,598; 1994 $743,136                                  3,574,242          3,881,704
     Note receivable from officer/stockholder
     (Note 15)                                                       -                75,000

     Other                                                         69,364             64,002
                                                               ----------         ----------

                                                                3,643,606          4,020,706
                                                               ----------         ----------

     Total assets                                              $7,849,610         $8,105,378
                                                               ==========         ==========

- -----------------------------------------------------------------

See Notes to Consolidated Financial Statements.                          F-3

LIABILITIES AND STOCKHOLDERS' EQUITY                     1995              1994
                                                      ----------        ----------

Current liabilities:

     Notes payable (Note 4)                           $  659,462        $  180,000
     Current portion of long-term debt (Note 5)           74,000         1,208,999
     Accounts payable (Note 6)                           769,348         1,447,554
     Accrued expenses (Note 6)                           884,608         1,166,239
     Warranty and installation costs                     396,360           227,728
     Deferred revenue and customer deposits              217,416           761,943
                                                      ----------        ----------

     Total current liabilities                         3,001,194         4,992,463
                                                      ----------       -----------

Subordinated notes payable to stockholder
     (Note 4)                                            180,000              -
                                                      ----------        ----------

Long-term debt, excluding current portion
     (Note 5)                                               -               80,170
                                                      ----------        ----------

Commitments and contingencies (Notes 8 and 13)

Stockholders' equity (Notes 4, 9 and 10)
     Common stock, $.01 par value, authorized
     14,000,000 shares; issued and outstanding
     1995 5,218,298 shares; 1994 3,018,298 shares         52,182            30,182

     Preferred stock, $.01 par value, authorized
     1,000,000 shares; no shares issued and
     outstanding                                            -                 -
     Additional paid-in capital                       13,194,272        11,951,336
     Accumulated deficit                              (8,578,038)       (8,948,773)
                                                      ----------        ----------

     Total stockholders' equity                        4,668,416         3,032,745
                                                      ----------        ----------

     Total liabilities and stockholders'
     equity                                           $7,849,610        $8,105,378
                                                      ==========        ==========

- ----------------------------------------------------------------------------

See Notes to Consolidated Financial Statements                           F-4

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
Years Ended September 30, 1995 and 1994 and September 24, 1993


                                                    1995             1994              1993
                                                 ----------      -----------       -----------
Net Sales (Note 11)                              $9,073,432       $6,640,230       $ 7,088,230

Cost of Goods Sold                                4,922,005        3,336,509         3,582,533
                                                 ----------       ----------       -----------

     Gross profit                                 4,151,427        3,303,721         3,505,697
                                                 ----------       ----------       -----------

Operating Expenses
     Selling                                      1,895,688        1,656,314         1,765,867
     General and administrative                     978,633        1,193,234         1,779,042
     Engineering                                    390,629          463,936         1,076,731
                                                 ----------       ----------       -----------
                                                  3,264,950        3,313,484         4,621,640
     Amortization of cost in excess
     of net assets of business acquired
                                                    307,462          307,462           326,930
                                                 ----------       ----------       -----------
                                                  3,572,412        3,620,946         4,948,570
                                                 ----------       ----------       -----------

     Operating income (loss)                        579,015         (317,225)       (1,442,873)

Other Income (Expense)
     Interest expense                              (142,319)        (214,201)         (231,725)

     Interest income                                  9,039            4,237            14,800
     Miscellaneous expense (Note 15)                (75,000)        (169,402)          (94,547)
                                                 ----------       ----------       -----------

     Income (loss) before
     extraordinary item                             370,735         (696,591)       (1,754,345)

Extraordinary item - restructuring
     of accounts payable (Note 6)                      -             300,327              -
                                                 ----------       ----------       -----------

     Net income (loss)                           $  370,735       $ (396,264)      $(1,754,345)
                                                 ==========       ==========       ===========

Income (loss) per share before
     extraordinary item                       $      .10       $    (.27)      $     (.70)

Extraordinary item                                     -             .12                  -
                                                 ----------    ---------            ----------

     Net income (loss) per
     share                                        $      .10       $    (.15)        $    (.70)
                                                  ==========       =========         =========

Weighted average common shares
- ------------------------------
     outstanding                                  3,880,571        2,556,760         2,500,947
     -----------                                 ==========       ==========        ==========

- -----------------------------------------------------------------

See Notes to Consolidated Financial Statements.                          F-5

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended September 30, 1995 and 1994 and September 24, 1993

                                                  Common Stock                         Additional
                                                  -----------
                                                               Par          Paid-in    Accumulated  Stockholders
                                                Shares         Value        Capital      Deficit      Equity
                                              -----------   -----------   -----------   -----------   ----------
Balance at September 25, 1992                 $ 2,484,965   $    24,849   $10,256,669   (6,798,164)  $3,483,354

   Issuance of stock on settlement
   with noteholders (Note 9)                       33,333           333       199,667        --         200,000

   Net loss                                           --            --            --    (1,754,345)  (1,754,345)
                                               -----------   -----------  ------------   -----------  ---------
Balance at September 24, 1993                   2,518,298        25,182    10,456,336   (8,552,509)   1,929,009

     Issuance of stock on settlement
     with noteholders (Note 9)                    500,000         5,000     1,495,000       --        1,500,000

     Net loss                                          --            --            --     (396,264)    (396,264)
                                               -----------   -----------   ----------  -----------  -----------

Balance at September 30, 1994                   3,018,298        30,182    11,951,336   (8,948,773)   3,032,745

     Sale of common stock (Note 9)              2,200,000        22,000     1,242,936        --       1,264,936

     Net income                                        --            --            --      370,735      370,735
                                                -----------   ---------   -----------  ------------  ----------

Balance at September 30, 1995                   5,218,298   $    52,182   $13,194,272  (8,578,038)  $ 4,668,416
                                                ===========   =========   ===========  ============  ==========
- -----------------------------------------------------------------

                  See Notes to Consolidated Financial Statements.       F-6

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended September 30, 1995 and 1994 and September 24, 1993

- ----------------------------------------------------------------------------

                                                1995      1994       1993
                                             ---------- --------------------

Cash Flows From Operating Activities:
   Income (loss) before extraordinary
    item                                     $  370,735 $(696,591) $(1,754,345)

      Adjustments to reconcile net
         income (loss) to net cash provided by
         (used in) operating activities:

            Extraordinary item                     -      300,327          -
            Depreciation                        136,566   196,105      270,979
            Amortization of cost in
               excess of net assets of
               business acquired                307,462   307,462      326,930
            Loss on disposal of fixed
                  assets                           -         -          27,228
            Stockholder note receivable
               reserve                           75,000      -             -
            Changes in assets and
               liabilities:
                  Trade accounts receivable    (509,715) (102,598)     422,957
                  Inventories                   266,553  (647,433)     430,449
                  Prepaid expenses and
                     other assets                21,661   272,196       38,866
                  Accounts payable             (678,206)  166,976      438,468
                  Accrued expenses             (281,631) (145,772)    (425,504)
                  Warranty and installation     168,632    (7,064)    (285,969)
                     costs
                  Deferred revenue and
                     customer deposits         (544,527)  374,557       84,854
                                             ----------  --------    -----------

                     Net cash provided by
                        (used in) operating
                        activities             (667,470)   18,165     (425,087)
                                             ----------  --------    ----------

Cash Flows From Investing Activities
   Additions to property and equipment           (3,097)   (3,722)     (46,850)
   Other                                         (5,362)     -            -
                                             ---------- ---------    ----------

                     Net cash (used in)
                        investing activities     (8,459)   (3,722)     (46,850)
                                             ----------  --------    ----------


                  See Notes to Consolidated Financial Statements.

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

Years Ended September 30, 1995 and 1994 and September 24, 1993

- -----------------------------------------------------------------------------

                                                1995      1994       1993
                                             ---------- --------------------

Cash Flows From Financing Activities
   Payments on notes payable                 (1,215,169) (293,999)  (273,999)

   Proceeds from notes payable to
      stockholders                                 -      380,000       -
   Payments on notes payable to
      stockholders                                 -     (200,000)      -
   Proceeds from sale of common stock         1,264,936      -          -
   Net borrowings on revolving credit
      agreement                                 659,462      -          -
                                             ----------  -------------------

                     Net cash provided by
                        (used in) financing
                        activities              709,229  (113,999)  (273,999)
                                             ----------  -------------------

                     Net increase (decrease)
                        in cash and cash
                        equivalents              33,300   (99,556)  (745,936)

Cash and cash equivalents, beginning
   of year                                      181,148   280,704  1,026,640
                                             ----------  -------------------

Cash and cash equivalents, end of
   year                                      $  214,448  $181,148$   280,704
                                             ==========  ===================

Supplemental Disclosures of Cash Flow
   Information
      Cash paid during the year for
         interest                            $  134,737  $201,967$   119,212
                                             ==========  ===================


         See Notes to Consolidated Financial Statements.                   F-8

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- -----------------------------------------------------------------------------

Note 1.        Nature of Business and Significant Accounting Policies

Nature of business
- ------------------

Industrial Technologies, Inc. and subsidiary (the "Company"), formerly Aerodyne Products Corporation, designs, assembles and markets automated surface inspection systems, electro-optical sensors, other laser-based equipment and industrial computers and related products. The Company's surface inspection group's customers include web process manufacturers of paper, plastics, film photosensitive materials, steel, aluminum, glass, non wovens and rubber products. The Company's industrial computer group offers a full line of industrial-strength processors, displays and peripherals to a variety of customers. The Company sells its products throughout the United States and internationally, primarily Europe and the Far East. The Company extends credit to its customers on terms that it establishes for each individual customer.

A summary of the Company's significant accounting policies follows:

Principles of consolidation
- ---------------------------

The consolidated financial  statements include the accounts  of the Company and
its wholly-owned subsidiary, Intec Corporation.   All significant inter-company
accounts and transactions have been eliminated in consolidation.

Estimates
- ---------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Sales
- -----

Revenue from sales of the Company's products is recorded upon shipment of products or performance of services.

Inventories
- -----------

Inventories are carried at  the lower of  cost or market.   Cost is  determined
using the first-in,  first out  (FIFO) method.   Work in  process and  finished
goods include materials, labor and allocated overhead.

- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

Property and equipment
- ----------------------

Property  and equipment  is stated at  cost.   Depreciation is computed  by the
straight-line and accelerated methods over the following estimated useful lives:

                                                        Years
                                                        -----

              Leasehold improvements                      6
              Machinery and test equipment               3-7
              Furniture and office equipment             3-7

Leasehold   improvements  are  depreciated   over  the   term  of   the  lease.
Expenditures for maintenance and repairs are charged to operations.

Cost in excess of net assets of business acquired
- -------------------------------------------------

Cost in excess of net assets of business acquired is being amortized on a straight-line basis over 15 years. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the balance over its remaining life can be recovered through projected future results.

Estimated warranty
- ------------------

The Company sells its products with a warranty that provides for repairs or replacements of any defective parts for a six to twelve month period after the sale. At the time of the sale, the Company accrues an estimate of the cost of providing the warranty based on prior experience.

Deferred taxes
- --------------

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

Research and development expense
- --------------------------------

The Company incurred research and development expense for fiscal years 1995, 1994 and 1993 of approximately $110,000, $224,000 and $296,000, respectively.

Earnings (loss) per share
- -------------------------

Earnings (loss) per share is computed by dividing the net income (loss) by the weighted average number of common stock and common stock equivalents (warrants and options) outstanding during the year. Common stock equivalents are not considered in the calculation of earnings (loss) per share when their effect would be antidilutive.

Reclassification
- ----------------

Certain amounts on the balance sheet, statement of operation and statement of cash flows for the years ended September 30, 1994 and September 24, 1993, have been reclassified to be consistent with the classification adopted for the year ended September 30, 1995. The reclassifications had no effect on stockholders' equity or net loss.

Newly issued accounting standards
- ---------------------------------

In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" was issued. This statement is required to be adopted by the Company for its fiscal year beginning October 1, 1996. This statement provides broad criteria for determining when assets should be considered potentially impaired and provides guidance as to the measurement methods of recording the amount of loss to be recognized for impaired assets. Although management has not completed its assessment of the impact of this statement, management does not expect the impact of this statement to be material to the Company's financial position or results of operations.

In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" was issued. This statement is required to be adopted by the Company for its fiscal year beginning October 1, 1996. This statement applies to all transactions in which an entity acquires goods or services by issuing equity instruments or by incurring liabilities to the supplier in amounts based on the price if the entity's common stock or other equity instruments. Therefore, it applies to all transactions in which an entity grants shares of its common stock, stock options, or other equity instruments to its employees, except for equity instruments held by an employee stock ownership plan. The Statement provides a choice of


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

accounting methods for stock-based compensation arrangements with employees using either a fair value based method of accounting or the intrinsic value method of accounting. Management has not completed its assessment of the impact of this statement and has not decided upon the measurement basis to be utilized for its stock options.

Note 2.        Inventories

The components of inventories are as follows:

                                               1995         1994
                                            ----------   ----------

          Raw materials and subassemblies   $1,229,082   $1,056,247
          Work in process                      293,519      485,996

          Finished goods                       284,292      531,203
                                            ----------   ----------
                                            $1,806,893   $2,073,446
                                            ==========   ==========

Note 3.        Property and Equipment

Property and equipment consists of the following:

                                             1995       1994
                                          ---------- ----------

               Furniture and office       $  217,508 $  215,089
               equipment
               Machinery and test            776,717    776,039
               equipment
               Leasehold improvements         15,733     15,733
                                          ---------- ----------
                                           1,009,958  1,006,861
               Less accumulated
               depreciation                  971,276    834,710
                                          ---------- ----------
                 and amortization
                                          $   38,682 $  172,151
                                          ========== ==========

Note 4.        Notes Payable

The Company has a revolving financing agreement (the "agreement") with a financing company (the "Lender"), which represents a $2,000,000 revolving credit line. The balance outstanding at September 30, 1995 is $659,462. The agreement provides for revolving credit through August 31, 1996. The agreement was amended to extend the agreement for additional successive 12 month periods unless the agreement is terminated by the Company or the Lender pursuant to provisions of the agreement. Loans made pursuant to the agreement bear interest at 15% per annum (minimum of $4,000 per month), are due upon demand and are collateralized by substantially all Company assets. The maximum borrowing amount under the agreement is the aggregate of (1) 75% to 80%


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

of the net amount of eligible accounts receivable outstanding for less than 90 days, and (2) 15% of the net value of eligible inventory, exclusive of work-in-process. At September 30, 1995, $4,429 of additional borrowings were available on the credit line. The agreement contains certain restrictive covenants which include, among others, covenants regarding incurrence of additional indebtedness, payment of dividends and restrictions on fixed asset expenditures. The Company was in compliance with these restrictive covenants at September 30, 1995.

The revolving financing agreement includes a warrant to purchase 100,000 shares of common stock at $2 per share. The warrant provides anti-dilution protection and certain registration rights and is exercisable through August 31, 2000.

The Company has notes payable to a stockholder which represent a $150,000 working capital line of credit the Company obtained in December 1993. In
September 1994, the line of credit was increased to $180,000. The line of credit accrues interest at 10% and the principal and accrued interest is payable on demand. In August 1995, the line of credit was subordinated to all borrowings made pursuant to the revolving financing agreement. The subordination agreement is effective until October 31, 1996, and therefore, at September 30, 1995, the notes payable to stockholder are classified as a long-term liability.

Note 5.        Long-Term Debt

Long-term debt consists of the following:

                                                  1995          1994
                                                -------      ----------

          Note payable bank, due April 1996,
               interest payable monthly at
               prime plus 1-1/2% (a)            $  -         $1,135,000

          Note payable customer in settlement
               of a product performance and
               warranty claim, due November
               1996.  Monthly payments of
               $6,166 until maturity.            74,000         154,169
                                                -------      ----------
                                                 74,000       1,289,169
          Less current maturities                74,000       1,208,999
                                                -------      ----------
                                                $  -         $   80,170
                                                =======      ==========

     (a) At September 30, 1994, the Company was not in compliance with certain covenants of the loan agreement and the guaranty agreement and had not received a waiver from the Bank.


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

          As a result, the entire amount of the note was classified as a current liability at September 30, 1994. During 1995, the loan was called by the Bank and the Company paid off the loan with proceeds from the revolving financing agreement (see Note 4).

Note 6.        Accounts Payable and Accrued Expenses

During 1994, the Company and certain of its debtors entered into agreements to reduce amounts payable to such debtors. The debtors were offered and accepted a one payment immediate settlement to close out the existing payables. The gain on settlements of outstanding payables totaled $300,327 and is reported as an extraordinary item in the 1994 consolidated statement of operations.

Accrued expenses consist of:

                                               1995            1994
                                             --------       ----------

          Accrued payroll and vacation       $165,396       $  166,549
          Accrued commissions                 233,801          242,959

          Accrued travel                       12,472           27,512
          Accrued professional fees            56,719           70,527
          Accrued taxes                       103,040          120,018
          Accrued interest                     28,849           21,267
          Accrued royalties                    32,003           62,506
          Reserve for customer settlements    165,780          195,780
          Reserve for environmental clean-up     -              57,935
          Reserve for lease settlement           -             173,390
          Other                                86,548           27,796
                                             --------       ----------
                                             $884,608       $1,166,239
                                             ========       ==========


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

Note 7.        Income Taxes

The net deferred tax asset consisted of the following:

                                                      1995            1994
                                                   ----------      ----------

          Deferred tax assets:
               Net operating loss carryforwards    $3,259,000      $3,282,000

               Inventory reserves                     545,000         825,000
               Other miscellaneous items, net         289,000         125,000
               Valuation allowance                 (4,093,000)     (4,232,000)
                                                   ----------      ----------

                         Net deferred tax assets   $     -         $     -
                                                   ==========      ==========

No tax benefits can be realized due to the Company's significant net operating loss carryforwards.

The provision for income taxes for the year ended September 30, 1995 differs from the amount obtained by applying the U.S. federal income tax rate to pretax income due to the following:

            Income tax computed at statutory tax rate    $129,800
            Increase (decrease) in taxes resulting from:
                 Benefit of operating loss carryforwards  (23,800)
                 Nondeductible expenses                     8,350
                 Valuation allowance                     (114,350)
                                                         --------
                                                         $   -
                                                         ========

For the years ended September 30, 1994 amd September 24, 1993, there was no tax provision due to the Company's net loss.

At September 30, 1995, the Company had net federal operating loss carryforwards of approximately $9,400,000 attributable to Industrial Technologies, Inc. and subsidiary and $11,000,000 attributable to Intec Corp., which expire from 1997 through 2009. However, the ability of the Company to realize future tax benefit from its net operating loss carryforwards is significantly limited under Internal Revenue Code Section 382 because of a series of greater than 50% stock ownership changes. In addition, the net operating loss carryforwards attributable to Intec Corp. will be further limited by the separate return limitation year (SRLY) rule.


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

Due to a greater than 50% change in stock ownership during the three-year period ended in March 1989, the amount of the net operating loss carryforwards as of March 1989 which may be utilized in each year will be limited to $157,000 per year. Due to a greater than 50% change in stock ownership during the period March 1989 through July 1991, the amount of net operating loss carryforwards generated during that period which may be utilized in future years will be limited to $439,000 per year. Due to a greater than 50% change in stock ownership in May 1992 from the Intec acquisition, the amount of net operating loss carryforwards since that acquisition which may be utilized in future years will be limited to $85,000 per year.

Note 8.        Leases

The Company leases buildings, automobiles, a computer and other office equipment under noncancelable operating leases. Future minimum lease payments under these leases are as follows:

                              1996                 $  366,243
                              1997                    347,920
                              1998                    249,254
                              1999                    166,993

                              2000                      6,303
                                                   ----------
                              Total                $1,136,713
                                                   ==========

Rent  expense was $384,028, $411,214  and $469,725 for fiscal  years 1995, 1994 and 1993, respectively.

Note 9.        Stockholders' Equity

During 1995, the Company received $1,264,936, net of offering expenses, from a private offering for an aggregate of 2,000,000 units of its securities at $.80 per unit. Each unit consists of one share of common stock, one Class C warrant, and one Class D warrant. Under the terms of the private offering the Company is required to file a Registration Statement for all of the securities comprising the units. The Company also distributed 200,000 units to the two placement agents who assisted the Company with the offering.

Each Class C and D warrant entitles the holder to purchase one-half share of common stock for a period of three years commencing on December 1, 1995. After December 1, 1995, the exercise price of the warrants are discounted by $.05 for each month, or part thereof, until a Registration Statement becomes effective. The Registration Statement has been filed but is not


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

yet effective. The initial exercise price of the C warrants was $2.75 per common share. The initial exercise price of the D warrants was $3.75 per common share. The warrants are subject to redemption by the Company after the first exercise date at $.01 per share on 30 days written notice if the bid price of the common stock for a period of 10 consecutive trading days prior to such notice equals or exceeds $3.025 per share.

The initial exercise price for the C warrants is subject to a downward adjustment for each quarter in fiscal year 1995. The adjustment is determined by multiplying the percentage that actual operating profit in the respective quarter is to the projected operating profit times the exercise price on the first day of the quarter. There is no adjustment upward. Based on actual results for the year ended September 30, 1995, the initial exercise price of the C warrants has been adjusted to $.36 per share.

The initial exercise price for the D warrants is subject to a downward adjustment by the amount which is equal to multiplying the percentage that actual operating profit for fiscal year 1995 is to $1.2 million times the initial exercise price. There is no adjustment upward. Based on actual results for the year ended September 30, 1995, the initial exercise price of the D warrants has been adjusted to $1.81 per share.

In connection with the 1992 acquisition of its wholly-owned subsidiary, Intec Corp., certain Intec noteholders exchanged an aggregate of $2,000,000 in promissory notes for five year convertible promissory notes issued by the Company in the aggregate amount of $2,000,000. On March 29, 1993, the Company and Intec renegotiated the acquisition price of Intec based on financial information not available at the time of the acquisition. As a result of these negotiations; pursuant to a settlement agreement dated as of March 29, 1993, among the Company, Intec and the holders of certain promissory notes in the original aggregate principal amount of $2,000,000 issued by the Company in connection with the Intec merger, the noteholders agreed, effective as of April 1, 1993, to (i) waive the payment by the Company of an aggregate of the first $250,000 of interest on the notes, (ii) forgive the payment of an aggregate $300,000 in principal on the notes and (iii) convert $200,000 in principal on the notes into an aggregate of 33,333 shares of Common Stock, $.01 par value of the Company, at a conversion rate of $6.00 per share. The parties further agreed that no interest payments would be due and payable to the noteholders by the Company under the promissory notes dated April 1, 1993 until September 1, 1994.


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

As of September 1, 1994, the Company and holders of the remaining promissory notes in the aggregate principal amount of $1,500,000 agreed to convert these notes to 500,000 shares of common stock, $.01 par value of the Company. These shares are not registered and are restricted from transfer or sale for two years. The conversion of the convertible notes has been reflected as a recapitalization in the Company's consolidated financial statements.

In July 1991, the Company sold 690,000 Units for $6.50 per Unit in an Initial Public Offering (the "IPO") of its stock. Each Unit sold consisted of one share of Common Stock, $.01 par value, one Class A Common Stock Purchase Warrant and one Class B Common Stock Purchase Warrant. The shares of Common Stock and the Warrants included in the Units are detachable and separately transferable. Each Class A Warrant and each Class B Warrant entitle the holder to purchase one share of Common Stock at prices of $8.00 and $12.00, respectively. The right to exercise the Class A and B Warrants will expire on September 30, 1996, as amended on June 23, 1995. The Company has agreed to pay the Underwriter of the IPO ("Underwriter") a 5% solicitation fee for assistance toward the exercise of any Class A or Class B warrants.

The Company sold to the Underwriter, for $.001 per warrant, warrants to purchase 60,000 shares of common stock at a price of 120% of the public offering price per unit ($7.80 per unit). These warrants expire in July, 1996. The number of shares issuable upon exercise of the warrants is subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar event.

Note 10.       Stock Option Plans

The Company has two Stock Option Plans (the "Plans") which provide for the granting of incentive stock options to purchase a total of 362,500 shares of common stock to key employees as determined by the Board of Directors. Options are granted at a price equal to or greater than the fair market value of the Company's common stock at the grant date and expire up to ten years from the date of grant, or upon termination of employment.


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

Additionally, one Plan permits the Company to issue nonqualified stock options. The exercise price of these stock options is not limited and may be below fair market value.

                                         Incentive Stock Options
                                      -----------------------------
                                        Outstanding    Option Price
                                          Options        Per Share
                                       ------------    -------------

     Balance at September 25, 1992         57,500      $5.60 - $6.12

          Options granted                  97,000       4.50 -  8.69
          Options forfeited               (13,500)      5.60 -  8.69
                                          -------      -------------
     Balance at September 24, 1993        141,000       4.50 - $8.69
          Options granted                  73,400       1.75 -  1.94
          Options forfeited               (22,500)      4.50 -  5.60
                                          -------      -------------
     Balance at September 30, 1994        191,900       1.75 -  8.69
          Options granted                 171,700       1.25 -  1.31
          Options forfeited/expired       (47,200)      1.75 -  8.69
                                          -------      -------------
     Balance at September 30, 1995        316,400      $1.25 - $4.50
                                          =======      =============

Options for 107,738 were exercisable at September 30, 1995

In March 1995, the Board of Directors amended the exercise price of options for 100,000 shares of common stock granted to the President of the Company to $1.31 per share. The original option exercise price for these shares ranged from $1.75 per share to $8.69 per share.

Note 11.       Significant Customers and Export Sales

Sales to one commercial customer totaled 15%, 16% and 15% of sales in the years ended September 30, 1995, 1994 and September 24, 1993, respectively. Accounts receivable due from this customer approximated $246,000, $464,000 and $57,000, for fiscal year-end 1995, 1994 and September 24, 1993, respectively.

Export sales represented 57%, 62% and 53% of sales for fiscal years 1995, 1994 and 1993, respectively.


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

Note 12.       Pension Plans

Until August 31, 1993, the Company had a salary reduction pension plan whereby employees entered into a compensation reduction agreement with the Company to reduce their salaries by 5% in exchange for which the Company contributed to the Plan an amount equal to the salary reduction on behalf of the employees.
The Company terminated the Plan and the Plan assets were distributed to participants.

On January 1, 1994, the Company adopted the "Intec Retirement Plan" with an original effective date of January 1, 1986. The Plan is a qualified 401k Profit Sharing Plan under the Internal Revenue Code. The Company is not required to and has made no contributions to the Plan in 1995 or 1994.

Note 13.       Commitments and Contingencies

The Company has entered into employment agreements with certain officers of the Company. The agreements are for terms ranging from one year to five years and provide for a base salary and certain benefits which are specified in each of the agreements. Each of the agreements also provide for severance pay for termination under certain circumstances which are defined in the agreements. The minimum annual commitments under the agreements are 1996 $353,000; 1997 $145,000; 1998 $145,000; and 1999 $36,250.

Intec Corp. is currently working with the Department of Environmental protection of the State of Connecticut (CT-DEP) to review, and to clear, all adverse findings with respect to the Tetrachloroethylene Analysis performed in May 1992. This analysis was performed in conjunction with the CT-DEP Property Transfer Program. A follow-up analysis was made as recently as August 1995. Although the levels of the contaminant have decreased substantially, they still remain above acceptable levels. Appropriate methods are being employed to lower these levels. Tests will continue until compliance levels have been met. The Company has spent approximately $28,000 to date. The Company believes the resolution of this matter will not have a material impact on the financial position, results of operations and cash flows of the Company.

Note 14.  Liquidity

At September 30, 1994, the Company's continued but substantially reduced net losses through 1994, accumulated deficit and working capital deficiency as of September 30, 1994 raised doubt about the Company's ability to continue as a going concern. At September 30, 1994, the Company was in default of restrictive debt covenants with its secured lender, and the creditor was unwilling to waive the Company's non-compliance with these covenants although the Company had not missed any scheduled principal and interest payments.


- -----------------------------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

At September 30, 1995, the Company has positive working capital of $1,166,128 compared to a working capital deficit of $1,079,942 at September 30, 1994. The $2,246,070 improvement in working capital is due primarily to the effect of the private placement, which netted approximately $1,300,000, and the effect of profitable operations.

On September 29, 1995, the Company entered into a $2,000,000 revolving financing agreement with a finance company and paid off the loan which was in default at September 30, 1994. The agreement provides for revolving credit through August 31, 1996. The agreement can be extended for additional successive 12 month periods unless terminated by the Company or the lender pursuant to provisions of the agreement. The Company was in full compliance with all covenants of the agreement at September 30, 1995.

The Company has received a proposal from a bank regarding the financing of export materials and accounts receivable in conjunction with guarantees from the Export-Import Bank. The Company expects to receive a similar proposal from another bank. No decision has been made by the Company as to whether to proceed, and there are no assurances that the loans covered by the proposal will close.

During the last two years, the Company has substantially reduced its monthly operating expenses through payroll reductions, eliminating excess warehouse and sales offices and by renegotiating the Trumbull lease. Management plans to continue this cost containment program in fiscal 1996 while seeking increased sales from new product offerings and further penetration of its existing customer and prospect base globally. Additionally, in August 1994, the Company received a grant from the State of Connecticut in the amount of $150,000 for reimbursement of moving expenses.

Note 15.  Related Party Transaction

During the year ended September 30, 1995, the Company recorded a $75,000 reserve in connection with a note receivable from an officer/stockholder in anticipation that the amount would be forgiven by the Company's Board of Directors. The debt was forgiven upon the conclusion by the Board that the officer/stockholder had incurred a personal liability in the same amount for the benefit of the Company, and, therefore, should be reimbursed. The $75,000 expense is included in miscellaneous expense in the consolidated statement of operations.


- -----------------------------------------------------------------

                  INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY
                          Consolidated Balance Sheets

                                       December 31, September 30, September 30,
            ASSETS (NOTE 4)                1995         1995          1994
            ---------------                ----         ----          ----
                                       (unaudited)
Current assets:
   Cash and cash equivalents            $251,143       214,448       181,148
   Trade accounts receivable, less
   allowance for doubtful
     accounts of $41,864 in 1995 and
     $61,321 in 1994,
     (Note 11)                         1,575,780     2,080,270     1,558,801
   Costs and estimated earnings in
   excess of billings on uncompleted
   contracts                                -             -           11,754
   Inventories (Note 2)                2,059,207     1,806,893     2,073,446
   Prepaid expenses and other curren
   assets                                114,336        65,711        87,372
                                         -------        ------        ------
               Total current assets    4,000,466     4,167,322     3,912,521

Note receivable from                        -             -
officer/stockholder)                                                  75,000
Property and equipment, less
depreciation net (Note 3)                 33,101        38,682       172,151
Other assets                              74,564        69,364        64,002
Costs in excess of net assets of
business acquired, net                 3,497,377     3,574,242     3,881,704
                                       ---------     ---------     ---------

               Total assets           $7,605,508     7,849,610     8,105,378
                                      ==========     =========     =========

  LIABILITIES AND STOCKHOLDERS EQUITY
  -----------------------------------
   Notes payable to stockholders (note
   4)                                   $602,401       659,462       180,000
   Current portion of long-term debt
   (note 5)                               55,499        74,000     1,208,999
   Accounts payable (note 6)             889,537       769,348     1,447,554
   Accrued expenses (note 6)             869,893       884,608     1,166,239
   Warranty and installation costs       343,750       396,360       227,728
   Deferred revenue and customer
   deposits                              132,867       217,416       761,943
               Total current
               liabilities             2,893,947     3,001,194     4,992,463

Long-term debt, excluding current
portion (note 5)                         180,000       180,000        80,170
Commitments and Contingencies (notes 8
and 13)

Stockholders' equity (note 9):
   Common stock, $0.1 par value.
     Authorized 14,000,000
     shares; issued and outstanding
     3,018,298 shares in 1994,
          2,518,298 shares in 1993 and
          5,143,298 shares in 1995        52,182        52,182        30,182
   Additional paid-in capital         13,194,272    13,194,272    11,951,336
   Accumulated deficit                (8,714,893)   (8,578,038)   (8,948,773)
                                      -----------   -----------   -----------
               Total stockholders'
               equity                  4,531,561     4,668,416     3,032,745
                                       ---------     ---------     ---------

               Total liabilities and
               stockholders' equity   $7,605,508     7,849,610     8,105,378
                                      ==========     =========     =========

See accompanying notes to consolidated financial statements.

                          INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY
                                   CONSOLIDATED BALANCE SHEETS

                       ASSETS (NOTE 4)                              DECEMBER 31,       SEPTEMBER  30,   SEPTEMBER 30,
                       ---------------                                 1995               1995             1994
                                                                       ----               ----             ----
                                                                   (UNAUDITED)
CURRENT  ASSETS:

     CASH AND CASH EQUIVALENTS                                    $    251,143            214,448            181,148
      TRADE ACCOUNTS RECEIVABLE, LESS ALLOWANCE FOR DOUBTFUL
           ACCOUNTS OF $41,864 IN 1995 AND $61,321  IN 1994,         1,575,780          2,080,270          1,558,801
     (NOTE  11)

    COSTS AND ESTIMATED EARNINGS IN EXCESS OF BILLINGS ON
          UNCOMPLETED CONTRACTS                                           --                 --               11,754
    INVENTORIES (NOTE 2)                                             2,059,207          1,806,893          2,073,446
    PREPAID EXPENSES AND OTHER CURRENT ASSETS                          114,336             65,711             87,372
                                                                     ---------          ---------          ---------
                          TOTAL CURRENT ASSETS                       4,000,466          4,167,322          3,912,521

  NOTE RECEIVABLE FROM OFFICER/STOCKHOLDER)                               --                 --               75,000
  PROPERTY AND EQUIPMENT, LESS DEPRECIATION NET (NOTE 3)                33,101             38,682            172,151
  OTHER ASSETS                                                          74,564             69,364             64,002
  COSTS IN EXCESS OF NET ASSETS OF BUSINESS ACQUIRED, NET            3,497,377          3,574,242          3,881,704
                                                                     ---------          ---------          ---------
                                                                  $  7,605,508       $  7,849,610          8,105,378
                                                                  ============       ============          ==========

                     TOTAL ASSETS

            LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

   NOTES PAYABLE TO STOCKHOLDERS (NOTE 4)                         $    602,401            659,462            180,000
   CURRENT PORTION OF LONG-TERM DEBT (NOTE 5)                           55,499             74,000          1,208,999
   ACCOUNTS PAYABLE (NOTE 6)                                           889,537            769,348          1,447,554
   ACCRED EXPENSES (NOTE 6)                                            869,893            884,608          1,166,239
   WARRANTY AND INSTALLATION COSTS                                     343,750            396,360            227,728
   DEFERRED REVENUE AND CUSTOMER DEPOSITS                              132,867            217,416            761,943
                                                                  ------------       ------------       ------------
                     TOTAL CURRENT LIABILITIES                       2,893,947          3,001,194          4,992,463

LONG -TERM DEBT, EXCLUDING CURRENT PORTION (NOTE 5)                    180,000            180,000             80,170
COMMITMENTS AND CONTINGENCIES (NOTES 8 AND 13)

STOCKHOLDERS' EQUITY (NOTE 9):

COMMON STOCK, $.01 PER VALUE. AUTHORIZED 14,000,000

SHARES, ISSUED AND OUTSTANDING 3,018,298 SHARES IN 1994,

2,518,298 SHARES IN 1993 AND 5,143,298 SHARES IN 1995                   52,182             52,182             30,182
     ADDITIONAL PAID-IN CAPITAL                                     13,194,272         13,194,272         11,951,336

     ACCUMULATED DEFICIT                                            (8,714,893)        (8,578,038)        (8,948,773)
                                                                     ---------          ---------          ---------
             TOTAL  STOCKHOLDERS' EQUITY                             4,531,561          4,668,416          3,032,745
                                                                     ---------          ---------          ---------
             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY           $  7,605,508          7,849,610          8,105,378
                                                                  ============         ==========         ==========

SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY
                     Consolidated Statements of Operations

                                           Three months ended                       Fiscal year ended
                                   ----------------------------------  -----------------------------------------------
                                   December 31,   December 31,          September 30,   September 30,      September 24
                                      1995           1994                    1995           1994              1993
                                      ----           ----                    ----           ----              ----
                                   (unaudited)    (unaudited)
Net Sales (note 11:
  Products                          $ 1,647,469         2,060,516         9,073,432         6,528,318         6,402,922
  Contracts                             111,912           685,308
                                    -----------       -----------       -----------       -----------       -----------
                                      1,647,469         2,060,516         9,073,432         6,640,230         7,088,230
                                    -----------       -----------       -----------       -----------       -----------


Cost of goods sold:
  Products                          $   844,135         1,093,419         4,922,005         3,176,319         3,198,707
  Contracts                                --                --                --             160,190           383,826
                                    -----------       -----------       -----------       -----------       -----------
                                        844,135         1,093,419         4,922,005         3,336,509         3,582,533
                                    -----------       -----------       -----------       -----------       -----------

      Gross profit                      803,334           967,097         4,151,427         3,303,721         3,505,697
                                    -----------       -----------       -----------       -----------       -----------

Operating expenses:
  Selling, general and
   administrative
                                        737,206           696,849         2,874,321         2,849,548         3,544,909
  Engineering                            99,675           103,411           390,629           463,936         1,076,731
  Amortization of costs
   in excess of
   net assets of
   business acquired                     76,865            76,865           390,629           307,462           326,930
                                    -----------       -----------       -----------       -----------       -----------

    Operating
     income (loss)                     (110,412)          120,340           579,015          (317,225)       (1,442,873)

Other income (expense):
  Interest expense                      (26,443)          (34,849)         (142,319)         (214,201)         (231,725)
  Interest income                   $      --                --               9,039             4,237            14,800
  Miscellaneous                     $      --             (30,368)          (75,000)         (169,402)          (94,547)
                                    -----------       -----------       -----------       -----------       -----------
    Net income (loss) before
      extraordinary item
                                       (136,855)           55,123           370,735          (696,591)       (1,754,345)
                                    ===========       ===========       ===========       ===========       ===========

Extraordinary item -
  restructuring of
  accounts
  payable (note 6)
                                           --                --                --             300,327              --
                                    -----------       -----------       -----------       -----------       -----------

   Net income
    (loss) per share
    before
    extraordinary item
                                           --                --                --                 (27)             --

Extraordinary item                         --                --                --                 .12              --
                                                                                                            -----------

Net income
  (loss) per share                  $      (.03)              .02               .10              (.15)             (.70)

Weighted average
 of common shares
 outstanding                        $ 5,218,298         3,018,298         3,880,571         2,556,760         2,500,947

See accompanying notes to consolidated financial statements.

                     INDUSTRIAL TECHNOLOGIES, INC., AND SUBSIDIARY
                    Consolidated Statements Of Stockholders' Equity


                                               Common Stock
                                                ------------           Additional                              Total
                                                           Par          paid-in           Accumulated       Stockholders'
                                         Shares           value         capital             deficit           equity
                                         ------           -----         -------            ------------    -------------

Balance at September 24, 1993           2,518,298           25,182     $ 10,456,336        (8,552,509)     $  1,929,009

Issuance of Stock on settlement           500,000            5,000        1,495,000              --           1,500,000
with stockholders (Note 9)
Net Loss                                     --               --               --            (396,264)         (396,264)
                                     ------------     ------------     ------------      ------------      ------------

Balance at September 30, 1994           3,018,298           52,182       11,951,336        (8,948,773)        3,032,745

Sale of common stock (Note 9)           2,200,000           22,000        1,242,936              --           1,264,936

Net Income                                   --               --               --             370,735           370,735
                                     ------------     ------------     ------------      ------------      ------------


Balance as of September 30, 1995        5,218,298           52,182       13,194,272        (8,578,038)        4,668,416


Net loss (unaduited)                         --               --               --            (136,855)         (136,855)
                                     ------------     ------------     ------------      ------------      ------------

Balance at December 31, 1995
 (unaudited)                            5,218,298           52,182       13,194,272        (8,714,893)        4,531,561


See accompanying notes to consolidate financial statements.

                 INDUSTRIAL TECHNOLOGIES, INC., AND SUBSIDIARY
                     Consolidated Statements of Cash Flows

                          Three months ended            Fiscal year ended

                         December 31,  December 31,  September 30, September 24,  September 24,
                            1995          1994          1995          1994            1993
                            ----          ----          ----          ----            ----
                         (unaudited)  (unaudited)

 Cash flows from
 operating activities:
  Net profit (loss)
  before extraordinary
  item                   $  (136,855)    55,123        370,735      (696,591)     (1,754,345)

  Adjustments to
  reconcile net loss to
  net cash
   used for operating
   activities:

   Extraordinary item             -          -            -          300,327             -
   Depreciation and
 amortization                  5,581     36,366        136,566       196,105         270,979

   Amortization of
   costs in excess of
   net assets of
   business acquired          76,865     76,865        307,462       307,462         326,930
   Loss on disposal of
   fixed assets                  -          -            -              -             27,228

   Stockholder and
   receivable reserve            -          -           75,000          -

   Changes in assets
   and liabilities, net
   of effects from
   acquisition of
   business:
     Trade accounts
     receivable              504,490    612,389       (509,715)     (196,856)        407,766

     Unbilled accounts
     receivable                 -          -              -             -               -
     Costs and estimated
     earnings in excess
     of billings on
     uncompleted
     contracts                                          94,258        15,191

     Inventories            (252,314)   381,493        266,553      (647,433)        430,449

     Prepared expenses
     and other current
     assets                  (48,625)      (483)        21,661       272,196          38,866
     Note receivable
     from
     officer/stockholder         -          -              -           -                 -

     Accounts payable        120,189   (422,888)      (678,206)     (166,976)        438,468
     Accrued expenses        (14,715)  (215,775)      (281,631)     (145,772)       (425,504)

     Warranty and
     installation costs      (52,610)     9,613        168,632        (7,064)       (285,969)

     Deferred revenue
     and customer
     deposits                ($4,549)  (106,344)      (544,527)      374,557          84,854
                            --------  ---------      ---------       -------          ------
      Net cash provided
      by (used for)
      operating
      activities             117,457    426,359       (667,470)       18,165        (425,087)
                             -------    -------      ---------        ------       ---------

 Cash flows from
 investing activities:
  Other                       (5,200)                   (5,362)

  Additions to property
  and equipment                  -          -           (3,097)       (3,722)        (46,850)

  Net cash acquired in
  acquisition of
  business                       -          -              -             -               -

   Net cash from
   investing activities       (5,200)    (     )        (8,459)       (3,722)        (46,850)
                             -------    -------        -------       -------         --------

 Cash flows from
 financing activities:
  Payments on revolving
  financial agreement     (1,457,749)

  Payments on notes
  payable                    (18,501)   (24,667)    (1,215,169)     (293,999)       (273,999)
  Payments on notes
  payable to bank               -       (30,000)           -            -               -

  Proceeds from
  revolving financial
  agreement                1,400,688         -         659,462          -               -

  Proceeds from
  issuance of common
  stock                         -          -         1,264,936          -               -
  Proceeds from notes
  payable to
  stockholders                  -          -             -           380,000            -

  Proceeds from notes
  payable to
  stockholders                  -          -          (100,000)          -              -
   or related party                                   (200,000)          -
                                                      ---------          -

     Net cash provided
     by (used for)
     financing
     activities              (75,562)   (54,667)       709,229      (113,999)       (273,999)
                            --------   --------        -------     ---------       ---------

 Net increase
 (decrease) in cash and
 cash equivalents             36,695    371,692         33,300       (99,556)       (745,936)
 Cash and cash
 equivalents at
 beginning of period         214,448    181,148        181,148       280,704       1,026,640
                             -------    -------        -------       -------       ---------

 Cash and cash
 equivalents at end of
 period                     $251,143    552,840        214,448       181,148         280,704
                            ========    =======        =======       =======       =========
 Supplemental
 disclosures of cash
 flow information:

  Cash paid during the
  period for:

   Interest                  $26,942     37,097        134,737       201,967         119,212
                             =======     ======        =======       =======         =======

See accompanying notes to consolidated financial statements.

                  INDUSTRIAL TECHNOLOGIES, INC., AND SUBSIDIARY
             Notes to Consolidated Financial Statements (unaudited)


NOTE 1.  NATURE OF BUSINESS
         ------------------

     Industrial Technologies, Inc., ("INTEC"), is a manufacturer of advanced sensing monitoring, computer processing and inspection technologies used in applications as diverse as industrial manufacturing and biomedical research. INTEC is a publicly-held company with specialized product and technology divisions directed to the common mission of developing and implementing leading-edge products and technologies for the improvement of manufacturing productivity and quality.

     INTEC instruments, computers, and turnkey systems are designed and manufactured to meet the diverse needs and demanding conditions found in process measurement and control applications. INTEC serves its clients in a broad range of industries ranging from aerospace, communications and industrial equipment suppliers to specialized web process manufacturers in the paper, glass, steel, film, photo-sensitives, aluminum, and rubber industries. All have come to rely on INTEC products and systems for the improved manufacturing efficiencies and quality required to maintain leadership in highly competitive global markets.

NOTE 2.  BASIS OF PRESENTATION
         ---------------------

     In the opinion of management, the accompanying unaudited consolidated financial statements reflect all necessary, normal and recurring adjustments which are required too present fairly the financial position of the Company and its subsidiary as of December 31, 1995, and the results of operations and cash flows for the three months ended December 31, 1995 and December 31, 1994. Certain information and footnote disclosures normally included in the annual financial statements, which are prepared in accordance with generally accepted accounting principles, have been condensed or omitted. Accordingly, the Company believes that although the disclosures are adequate to make the information presented not misleading, these financial statements should be read in conjunction with the annual financial statements of the Company and notes thereto, contained in the Company's Form 10-KSB, for the fiscal year ended September 30, 1995. The results of operations for the three month period reported are not necessarily indicative of those that may be expected for the fiscal year.

NOTE 3.  DETAILS OF INVENTORY
         --------------------


                           December 31, 1995      December 31, 1994



     Raw Materials                 1,400,710              1,150,897

     Work in Process                 334,506                274,848

     Finished Goods                  323,991                266,208
                                     -------                -------
     Total                         2,059,207              1,691,953

NOTE 4.  COMMITMENTS AND CONTINGENCIES
         -----------------------------

     Intec Corp. is currently working with the Department of Environmental protection of the State of Connecticut (CT-DEP) to review, and to clear, all adverse findings with respect to the Tetrachloethylene Analysis performed in May 1992. This analysis was performed in conjunction with the CT-DEP Property Transfer Program. A follow-up analysis was made as recently as August 1995. Although the levels of the contaminant have decreased substantially, they still remain above acceptable levels. Appropriate methods are being employed to lower these levels. Tests will continue until compliance levels have been met. The Company has spent approximately $28,000 to date. The Company believes the resolution of this matter will not have a material impact on the financial position, results of operations and cash flows of the Company.

NOTE 5.  LIQUIDITY
         ---------

 At December 31, 1995, the Company had positive working capital of $1,106,519 compared to a negative working capital of ($756,383) as of December 31, 1994. The $1,862,902 improvement is due primarily to the effect of the private placement.

 On September 29, 1995, the Company entered into a $2,000,000 revolving financing agreement with a finance company. The agreement provides for revolving credit through August 31, 1996. The agreement can be extended for additional successive 12 month periods unless terminated by the Company or the lender pursuant to provisions of the agreement. The Company was in full compliance with all covenants of the agreement at December 31, 1995.

 The Company received a proposal from a bank regarding the financing of export materials and accounts receivable in conjunction with guarantees from the Export-Import Bank. The Company anticipates receiving a similar proposal from another bank. No decision has been made by the Company as to whether to proceed with the proposal the Company has received and there are no assurances that the loans covered by the proposal will close.

 During the last two years, the Company has substantially reduced its monthly operating expenses through payroll deductions, eliminating excess warehouse and sales offices and by renegotiating the Trumbull lease. Management plans to continue this cost containment program in fiscal 1996 while seeking increased sales from new product offerings and further penetration of its existing customer and prospect base globally.

- -----------------------------------------------

No dealer, salesman or any other person has
been authorized to give any information or to   8,380,919 Shares of Common Stock
make any representation not contained in this
Prospectus in connection with the offer        2,200,00 Class "C" Warrants, each
contained herein, and, if given or made, such  being a Warrant to purchase  1/2
information or representation must not be              Share of Common Stock
relied upon as having been authorized by the
Company or any Underwriter. This Prospectus   2,200,000 Class "D" Warrants, each
does not constitute an offer to seek, or the  being a Warrant to purchase  1/2
solicitation of an offer to buy the                    Share of Common Stock
securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


- ---------------------------------------------

TABLE OF CONTENTS

                                     Page
                                     ----

Available Information................ (2)
Prospectus Summary................... (3)
Risk Factors......................... (8)
Recent Developments.................. (12)
Use of Proceeds ..................... (13)
Price Range of Common Stock.......... (15)
Dividend Policy...................... (15)              -------------
Securities Covered by this Prospectus                     PROSPECTUS
Business............................. (15)              -------------
Selected Consolidated Financial
 Data................................ (24)                          , 1996
Management's Discussion and Analysis               ----------------
 of Financial Condition and Results
 of Operations....................... (27)
Management........................... (34)
Principal and Selling Stockholders... (41)
Description of Securities............ (50)
Legal Matters........................ (52)
Experts.............................. (52)
Index to Consolidated Financial
 Statements.......................... (F)
Consolidated Financial
 Statements.......................... (F-1) ------------------------------------

- ---------------------------------------------

INDUSTRIAL TECHNOLOGIES, INC. AND SUBSIDIARY

- ------------------------------------------------------------------------------

                                    PART II
                                    -------

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DILUTION
- -------------------------------------------------

     The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses.

     Registration Fee....................................... $         5,499.25
     NASDAQ and Boston Stock Exchange Fee...................          28,500.00
     Blue Sky Filing Fees and Expenses*.....................           2,500.00
     Printing Costs*........................................           2,500.00
     Transfer Agent Fees*...................................               0.00
     Legal Fees*............................................          85,000.00
     Accounting Fees*.......................................          30,000.00
     Miscellaneous*.........................................           2,500.00
                                                                     ----------
     Total......................................             $       149,999.25

ITEM 14.  INDEMNIFICATION OF OFFICERS AND DIRECTORS
- ---------------------------------------------------

     Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, a failure to act in good faith, an engagement in intentional misconduct or a knowing violation of a law, a payment of a dividend or the approval of a stock repurchase which was deemed illegal, or the obtainment of an improper personal benefit.

     The Company's Certificate of Incorporation includes the following language:

          "A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty or loyalty to the corporation or its stockholders,
     (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit."

     Delaware General Law, Section 145, permits a corporation organized under Delaware Law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company, and, with respect to any criminal action, he had reasonable cause to believe his conduct was not unlawful.



                                     (II-1)

     The Bylaws of the Company include the following provision:

          "Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party of any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent or another corporation, partnership, joint venture, trust, or other enterprise. The Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation, where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that before making such indemnification with respect to any situation covered under this sentence
     (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful."

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES
- -------------------------------------------------

     Set forth below in chronological order is information regarding the numbers of shares of Common Stock sold, the number of warrants and options issued by the Company, and the amount of debt instruments issued by the Company since September 1, 1994, the consideration received by the Company for such shares, warrants, options and debt instruments and information relating to the section of the Securities Act of 1933, as amended (the "Act") or rule of the Commission under which exemption from registration was claimed. None of these securities were registered under the Act. Except as otherwise indicated, no sales of securities involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     On September 1, 1994, the Company converted $1,500,000 of outstanding promissory notes into 500,000 shares of Common Stock at a conversion price of $3 per share.

     During the period February 1, 1995, through June 26, 1995, the Company sold 2,000,000 Units in a Private Offering to 24 Accredited Investors. Each Unit consisted of one share of the Company's Common Stock, one Class C Warrant, and one Class D Warrant. Each Unit was sold for $.80. An additional 125,000 Units were

                                     (II-2)
delivered to the first placement agent upon a payment of $250; and an additional 75,000 Units were delivered to the second placement agent upon a payment of $150.

     Effective as of March 14, 1995, the Board of Directors of the Company authorized the grant of 71,700 Options under the 1991 Stock Option Plan, corrected the Option grant records by confirming the grant of an additional 25,000 Options under the 1985 Stock Option Plan, effective March 10, 1992, and confirmed the issuance of 24,000 Warrants, each to purchase one share of common stock, authorized at a previous Board Meeting.

     On June 23, 1995, the Board of Directors of the Company authorized the grant of 100,000 Options to Al Simensen, a newly-hired executive employee, under the 1991 Stock Option Plan.

     On October 13, 1995, the Board of Directors authorized the grant of stock options under the 1991 Plan as follows:

     (1) to Walter Stewart - 30,000 options from shares reserved for issuance under the Plan.

     (2) to Joseph Schlig - 100,000 options when and if shares become available for issuance under the Plan.

     On January 23, 1996, the Board of Directors authorized the grant of 1,500 Options to an employee.

     Each of the foregoing transactions was exempt from registration under the Act by virtue of the provisions of Section 4(2) and/or Section 3(b) of the Act. Each purchaser of the securities described above, and each optionholder, has represented or will represent prior to the purchase of the securities that he understands that the securities acquired may not be sold or otherwise transferred absent registration under the Act of the shares being purchased, or the availability of an exemption from the registration requirements of the Act, and each certificate evidencing the securities owned by each purchaser bears and will bear a legend to that effect.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a)   Exhibits.

Exhibit                                                               Sequential
Number                                                                Page Nos.
- -------                                                               ---------

 3.1 [2]    --  Form of Amended Certificate of Incorporation ..............
 3.2 [1]    --  Form of Amended Bylaws. ...................................
 4.1 [2]    --  See Amended Certificate of Incorporation, filed
                as Exhibit 3.1. ...........................................
 4.2 [7]    --  Form of "C" Warrant .......................................
 4.3 [7]    --  Form of "D" Warrant .......................................
 5          --  Opinion of Seeley & Berglass ..............................
10.1 [1]    --  Form of Company's 1985 Incentive Stock Option Plan,
                 dated January 8, 1985 ....................................
10.2 [3]    --  Form of Company's 1991 Incentive Stock Option Plan ........
10.3 [7]    --  Employment Agreement, dated as of January 1, 1994,
                 between the Company and Gerald W. Stewart ................

                                     (II-3)

10.3(a) [7]  -- Amendment to Employment Agreement, dated as of
                 October 1, 1995, filed as Exhibit 10.3 ...................
10.4 [7]    --  Employment Agreement between the Company and
                 Alfred L. Simensen .......................................
10.5 [7]    --  Employment Agreement between the Company and
                Joseph Schlig .............................................
10.6 [7]    --  Revolving Financing Agreement with Boston
                Finance & Equity Corporation, dated as of
                August 31, 1995, as amended ...............................
10.6(a) [7] --  Amendment, dated as of September 29, 1995,
                to Revolving Financing Agreement, filed as
                Exhibit 10.6 ..............................................
10.6(b) [7] --  Supplement, dated as of August 31, 1995, to
                Revolving Financing Agreement, filed as
                Exhibit 10.6 ..............................................
10.7 [7]    --  Security Agreement with Boston Finance & Equity
                 Corporation, dated as of August 31, 1995 .................
10.7(a) [7] --  Supplement, dated August 31, 1995, to Security
                Agreement, filed as Exhibit 10.7 ..........................
10.8 [7]    --  Agreement to Issue Warrants to Boston Finance & Equity
                 Corporation, dated as of August 31, 1995 .................
10.9 [7]    --  Subordination Agreement of Carl Marks & Co., Inc.,
                 dated as of August 31, 1995 ..............................
10.10 [7]   --  Letter to "C" Warrantholders, dated as of
                 December 21, 1995 ........................................
10.11 [7]   --  Letter to "D" Warrantholders, dated as of
                 December 21, 1995 ........................................
16.1 [4]    --  Letter of resignation to the Company from
                 KPMG Peat Marwick LLP, dated as of August 31, 1995 .......
16.2 [5]    --  Letter, pursuant to Item 304(a)(3) of Regulation
                 S-K of the Act, to the Company from KPMG Peat
                 Marwick LLP, dated as of August 31, 1995 .................
16.3 [6]    --  Letter of engagement to the Company from
                 McGladrey & Pullen, LLP, dated as of October
                  10, 1995 ................................................
21 [7]      --  Subsidiaries of the Registrant ............................
23.1        --  Consent of McGladrey & Pullen, LLP ........................
23.2        --  Consent of KPMG Peat Marwick LLP ..........................
23.3        --  Consent of Seeley & Berglass (included in Exhibit 5) ......

- --------------------------

[1] Previously filed (on April 16, 1991) as an exhibit to the Company's registration statement no. 33-39967 on Form S-1 and incorporated herein by this reference with the Commission.

[2] Previously filed (on June 10, 1991) as an exhibit to the Company's amended registration statement no. 33-39967 on Form S-1 and incorporated herein by this reference.

[3] Previously filed (on December 30, 1992) as an exhibit to the Company's Form 10-KSB for fiscal year ended September 25, 1992, as amended January 26, 1993, and incorporated herein by this reference.

[4] Previously filed (on September 8, 1995) as an Exhibit to the Company's Form 8-K and incorporated herein by this reference.

[5] Previously filed (on September 18, 1995) as an Exhibit to the Company's Form 8K/A and incorporated herein by this reference.

[6] Previously filed (on October 30, 1995) as an Exhibit to the Company's Form 8-K and incorporated herein by this reference.

[7] Previously filed (on January 5, 1996) as an Exhibit to the Company's Form 10-KSB for fiscal year ended September 30, 1995, and incorporated herein by this reference.

(b)   Financial Statement Schedules.

                                     (II-4)

                                                                           Page
                                                                           ----
     Schedule
     No.
     -------

     Schedule II    --  Valuation and Qualifying Accounts  . . . . . . . . . S-1

            All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are inapplicable and therefore have been omitted.

Item 17.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to and in connection with transactions in the Company's securities as described in this Registration Statement, under the certificate of incorporation, bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of the registration statement as of the time it was declared effective.

     (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) to include any  prospectus required by  section 10(a)(3) of  the
                Securities Act of 1933;

                                     (II-5)

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (3) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 [signatures are on page (II-7) next following]

                                     (II-6)

                                   SIGNATURES


     Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has duly caused this Amendment Number 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Town of Trumbull, State of Connecticut on May 14 , 1996.
                                                             -----------


                                        INDUSTRIAL TECHNOLOGIES, INC.

                                        By:   /s/ Gerald W. Stewart
                                             ----------------------
                                             Gerald W. Stewart
                                             Its: Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Name                  Capacity                              Date
       ----                  --------                              ----


                             Chief Executive Officer
                             and President (Principal
 /s/ Gerald W. Stewart       Executive Officer)                    May 14, 1996
- ----------------------
Gerald W. Stewart

 /s/ Joseph Schlig           Chief Financial Officer               May 14, 1996
- ------------------
Joseph Schlig                Joseph Schlig (Principal Financial
                             and Accounting Officer)

                             All of the Directors
                             --------------------

                                                                   as of
 /s/ Gerald W. Stewart       Director                              May 14, 1996
- ----------------------
Gerald W. Stewart

                                                                   as of
 /s/ Howard Davidoff         Director                              May 14, 1996
- --------------------
Howard Davidoff

                                                                   as of
 /s/ Tancred V. Schiavoni    Director                              May 14, 1996
- -------------------------
Tancred V. Schiavoni

                                                                   as of
 /s/ Eric H. Twerdahl        Director                              May 14, 1996
- ---------------------
Eric H. Twerdahl



- ----------------------------------------

                                     (II-7)

                             Industrial Technologies, Inc.,
                                     and Subsidiary


                         VALUATION AND QUALIFYING ACCOUNTS
  Years Ended September 30,  1995, September 30,  1994, and September 24,  1993



                                 Accounts
                             ------------------

                                  Balance at  Charged  Charged                  Balance
                                  Beginning        to  to other                 at end
     Description                   of year   cost and  accounts   Deductions    of year
- -----------------------------------------------------------------------------------------
Year ended September 30, 1995
 Allowance for doubtful accounts
   (deducted from accounts
    receivable)                   $  61,321   $ 13,250     $ 0     $ 32,707(1)   $ 41,864
                                  =========   ========     ====    ===========   ========


Year ended September 30, 1994

  Allowance for doubtful
    accounts deducted from
    accounts receivable)          $  92,832   $ 12,000      $ 0    $ 43,511(2)   $ 61,321
                                  =========   ========     ====    ===========   ========

Year Ended September 24, 1993

  Allowance for
  doubtful accounts
   (deducted from                                                  $120,000(2)
   accounts receivable)             263,930      9,000      $ 0      60,098(1)   $ 92,832
                                  =========   ========     ====    ===========   ========

                  TOTALS            263,930      9,000      $ 0    $180,098      $ 92,832
                                  =========   ========     ====    ===========   ========

       Footnotes:      (1) Accounts deemed to be uncollectible.
                       (2) Decrease in Allowance.

                                 EXHIBIT INDEX

                      Amendment No. 4 to S-1 Registration

                         INDUSTRIAL TECHNOLOGIES, INC.

Exhibit                                                               Sequential
Number                                                                Page Nos.
- -------                                                               ---------

 3.1 [2]    --  Form of Amended Certificate of Incorporation ..............
 3.2 [1]    --  Form of Amended Bylaws. ...................................
 4.1 [2]    --  See Amended Certificate of Incorporation, filed
                as Exhibit 3.1. ...........................................
 4.2 [7]    --  Form of "C" Warrant .......................................
 4.3 [7]    --  Form of "D" Warrant .......................................
 5          --  Opinion of Seeley & Berglass ..............................
10.1 [1]    --  Form of Company's 1985 Incentive Stock Option Plan,
                 dated January 8, 1985 ....................................
10.2 [3]    --  Form of Company's 1991 Incentive Stock Option Plan ........
10.3 [7]    --  Employment Agreement, dated as of January 1, 1994,
                 between the Company and Gerald W. Stewart ................
10.3(a) [7]  -- Amendment to Employment Agreement, dated as of
                 October 1, 1995, filed as Exhibit 10.3 ...................
10.4 [7]    --  Employment Agreement between the Company and
                 Alfred L. Simensen .......................................
10.5 [7]    --  Employment Agreement between the Company and
                Joseph Schlig .............................................
10.6 [7]    --  Revolving Financing Agreement with Boston
                Finance & Equity Corporation, dated as of
                August 31, 1995, as amended ...............................
10.6(a) [7] --  Amendment, dated as of September 29, 1995,
                to Revolving Financing Agreement, filed as
                Exhibit 10.6 ..............................................
10.6(b) [7] --  Supplement, dated as of August 31, 1995, to
                Revolving Financing Agreement, filed as
                Exhibit 10.6 ..............................................
10.7 [7]    --  Security Agreement with Boston Finance & Equity
                 Corporation, dated as of August 31, 1995 .................
10.7(a) [7] --  Supplement, dated August 31, 1995, to Security
                Agreement, filed as Exhibit 10.7 ..........................
10.8 [7]    --  Agreement to Issue Warrants to Boston Finance & Equity
                 Corporation, dated as of August 31, 1995 .................
10.9 [7]    --  Subordination Agreement of Carl Marks & Co., Inc.,
                 dated as of August 31, 1995 ..............................
10.10 [7]   --  Letter to "C" Warrantholders, dated as of
                 December 21, 1995 ........................................
10.11 [7]   --  Letter to "D" Warrantholders, dated as of
                 December 21, 1995 ........................................
16.1 [4]    --  Letter of resignation to the Company from
                 KPMG Peat Marwick LLP, dated as of August 31, 1995 .......
16.2 [5]    --  Letter, pursuant to Item 304(a)(3) of Regulation
                 S-K of the Act, to the Company from KPMG Peat
                 Marwick LLP, dated as of August 31, 1995 .................
16.3 [6]    --  Letter of engagement to the Company from
                 McGladrey & Pullen, LLP, dated as of October
                  10, 1995 ................................................
21 [7]      --  Subsidiaries of the Registrant ............................
23.1        --  Consent of McGladrey & Pullen, LLP ........................
23.2        --  Consent of KPMG Peat Marwick LLP ..........................
23.3        --  Consent of Seeley & Berglass (included in Exhibit 5) ......

- -----------------------------

[1] Previously filed (on April 16, 1991) as an exhibit to the Company's registration statement no. 33-39967 on Form S-1 and incorporated herein by this reference with the Commission.

[2] Previously filed (on June 10, 1991) as an exhibit to the Company's amended registration statement no. 33-39967 on Form S-1 and incorporated herein by this reference.

[3] Previously filed (on December 30, 1992) as an exhibit to the Company's Form 10-KSB for fiscal year ended September 25, 1992, as amended January 26, 1993, and incorporated herein by this reference.

[4] Previously filed (on September 8, 1995) as an Exhibit to the Company's Form 8-K and incorporated herein by this reference.

[5] Previously filed (on September 18, 1995) as an Exhibit to the Company's Form 8K/A and incorporated herein by this reference.

[6] Previously filed (on October 30, 1995) as an Exhibit to the Company's Form 8-K and incorporated herein by this reference.

[7] Previously filed (on January 5, 1996) as an Exhibit to the Company's Form 10-KSB for fiscal year ended September 30, 1995, and incorporated herein by this reference.